As filed with the Securities and Exchange Commission on July 25, 1997
                                                     Registration No. 333-8935

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         PRE-EFFECTIVE AMENDMENT NO. 1
                    TO THE FORM S-1 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                 HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.

            (EXACT NAME OR REGISTRANT AS SPECIFIED IN ITS CHARTER)


   DELAWARE                        2721                           54-1799019
(STATE OR OTHER               (PRIMARY STANDARD                 (IRS EMPLOYER
JURISDICTION OF            INDUSTRIAL CLASSIFICATION            IDENTIFICATION
INCORPORATION OR                  NUMBER)                           NUMBER)
  ORGANIZATION)

                            ------------------------

                     1320 OLD CHAIN BRIDGE ROAD--SUITE 220
                             MCLEAN, VIRGINIA 22101
                                 (703) 883-1836
              (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)
                            ------------------------

                                   Copy To:

                             Carl N. Duncan, Esq.
                         The Heideman Law Group, P.C.
                             1714 N Street, N.W.
                         Washington, D.C. 20036-2907
                                (202) 462-8990


       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
            As soon as practicable after the effective date of the
                            Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                       1933, check the following box: /x/

-------------------------------------------------------------------------------

                  HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.
                            CROSS REFERENCE SHEET
              (Showing Location in the Prospectus of Information
                        Required by Items of Form S-1)


An asterisk (*) under Caption in Prospectus indicates that the answer to the item of Form S-1 Part I is negative or inapplicable.

ITEMS IN FORM S-1                                                 CAPTION IN PROSPECTUS
-------------------------------------------------------------     -----------------------------------------
1.  Forepart of the Registration Statement
    and Outside Front Cover of Prospectus.....................    Front Cover Page

2.  Inside Front and Outside Back Cover
    Pages of Prospectus.......................................    Front Cover Page; Risk Factors

3.  Summary Information and Risk Factors......................    Summary; Risk Factors

4.  Use of Proceeds...........................................    Application of Proceeds

5.  Determination of Offering Price...........................    Cover Page

6.  Dilution..................................................    Dilution

7.  Selling Security Holders..................................    *

8.  Plan of Distribution......................................    Plan of Distribution

9.  Description of Securities to be
    Registered................................................    Cover Page; Description of Capital Stock

10. Interest of Named Experts and Counsel.....................    Conflicts of Interest

11. Information with Respect                                      Cover Page; Summary;
    to the Registrant.........................................    The Company; Description of Capital Stock

12. Disclosure of Commission Position on                          Fiduciary Responsibility of
    Indemnification for Securities Act                            Company's Management;
    Liabilities...............................................    Description of Capital Stock

PROSPECTUS                        $20,000,000                   AUGUST   , 1997

                       4,000,000 Shares of Common Stock

                  HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.


    4,000,000 shares of common stock (the "Shares") are being offered hereby by Heartland Communications & Management, Inc., a Delaware corporation (the "Company), on a best-efforts basis. The Company will be engaged in a broad-based communications and management business aimed at specific targeted markets, including the development, production, marketing and syndication of advertising-supported broadcast programs and print products. (See "The Company--Specific Projects Under Consideration.") These products are designed to meet the expanding needs of the media business for creative content-- especially in those segments, e.g., AM radio and newspaper publishing, in which syndicated alternatives to locally-produced content are financially attractive. More specifically, the Company's Heartland Radio Network, directly or indirectly, will not only produce news, information and talk programming of its own but assist in the development of programming by outside producers, secure syndication opportunities for them and share in the revenue. The Company will be paid a specific negotiated portion of the gross advertising receipts and/or income (or some combination) of several talk radio shows, one of which is on more than 80 radio stations across the U.S. The Company contemplates forming one or more of its own satellite-transmitted radio networks to sell broadcast time to advertisers and talk show hosts and is currently investigating the acquisition of a satellite-based program radio network (to permit the Company to act as a satellite-based program distributor). In addition, the Company has the option to obtain a substantial interest in two prospective innovative, national specialty supplements to newspapers designed to appeal to targeted segments of the mass audience the Company believes to be under-served: teenagers and sports enthusiasts. Additional print, broadcast, Internet-based products, management services and news media components, as well as hybrid combinations, also are contemplated. They will be developed by the Company or will be part of the Company's acquisition strategy and/or management services will be offered to clients on a fee and/or equity basis providing, for example, marketing concepts and strategies.

    At the present time, all such investment opportunities are contingent on the successful completion of this offering and due diligence supporting the viability of the investment. Each of the currently contemplated joint ventures relating to supplements to newspapers as well as the passive investment position in the first management company require the Company's investment to be repaid before any revenue sharing occurs with the creators of the idea(s).

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION NOT CONTAINED IN THE PROSPECTUS IN CONNECTION WITH THIS OFFERING AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL.

                           MANAGING PLACEMENT AGENT
                        NORTHRIDGE CAPITAL CORPORATION

     Unless earlier terminated, the Initial Offering Period will be up to two
(2) months from the date hereof unless, in the sole discretion of the Company and Managing Placement Agent, it is extended for periods up to a total of seven (7) additional months. The Company is offering a minimum of $2,000,000 up to a maximum of $20,000,000 of such Shares. (See "Plan of Distribution.") The date that (1) subscriptions for a minimum of $2,000,000 in Shares have been received and (2) the Company has accepted such subscriptions, will mark the end of the Initial Offering Period. As described in greater detail in "Plan of Distribution," the offering is being made pursuant to its current Registration Statement which may be extended for additional periods which will, in the aggregate, not exceed 18 months from the date of this Prospectus (the "Continuous Offering Period"). (See "Risk Factors--No Market For The Company's Shares; Non-Transferability Of Shares Until This Offering Period Ends.") During both the Initial and Continuous Offering Periods, Shares will be offered at $5.00 per share, inclusive of an 10% selling commission (the "Selling Price"). (See "Notes to the Cover Page.") If a minimum of $2,000,000 of Shares is not sold during the Initial Offering Period (as it may be extended), investor funds will be promptly returned with all interest earned thereon. The minimum purchase is $5,000 (except that the Company in its discretion may accept IRA accounts with lesser amounts); additional purchases by existing Shareholders may be made in the amount of $1,000 or more.

    See "Risk Factors" for certain factors that should be considered by prospective investors.

                       THESE ARE SPECULATIVE SECURITIES.

Potential investors in the Company are advised that an investment in its Shares is subject to the following considerations, among others:

o Communications and/or management companies can be speculative and volatile and involve significant risks, including those discussed in "Risk Factors."
o The Company has not had significant prior operations, and market acceptance is beyond the control of management. (See "The Company" and "Risk Factors.")
o Certain conflicts of interest exist in the management of the Company. (See "Conflicts of Interest.") o The success of the Company is dependent on its management. (See "The Company--Management" and "Risk Factors--Reliance on Management.")

                                                PRICE TO PUBLIC DURING
                                                INITIAL OFFERING PERIOD     SELLING
                                                          (1)            COMMISSION (2)  PROCEEDS TO COMPANY (3)
                                                -----------------------  --------------  -----------------------
Per Share.....................................       $        5.00        $       0.50       $          4.50
                                                      ------------       --------------         ------------
Total Minimum.................................       $   2,000,000        $    200,000       $     1,800,000
                                                      ------------       --------------         ------------
Total Maximum.................................       $  20,000,000        $  2,000,000       $    18,000,000
                                                      ------------       --------------         ------------

------------------------

(1) During this Offering Period, there is a $5,000 minimum (except that the Company in its discretion may accept IRA accounts with lesser amounts and existing Shareholders may make additional purchases in the amount of $1,000 or more).

(2) A selling commission of 10% will be paid on all Shares sold. The Company has agreed to indemnify the Managing Placement Agent (and any Additional Managing Placement Agents) against certain liabilities, including any that may exist under the Securities Act of 1933. (See "Plan of Distribution.")

(3) These amounts are before deducting offering expenses (estimated at $100,000 in the case of the minimum offering and $1,000,000 in the case of the maximum offering) payable by the Company.

    Until November , 1997 (90 days after the date hereof), any broker-dealer effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a current copy of this Prospectus. This is in addition to the obligation of dealers to deliver a copy of this Prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.

    Neither the delivery of this Prospectus nor any sale made hereunder or thereunder shall, under any circumstances, creates any implication that the information herein or therein is correct as of any time subsequent to the date hereof or thereof or that there has been no change in the affairs of the Company since such date or, in the case of information incorporated herein or therein by reference, the date of filing with the Securities and Exchange Commission.

                           INVESTMENT REQUIREMENTS

    Subscriptions for the purchase of the Shares offered hereby are subject to the following conditions:

(1) The minimum initial purchase is $5,000 subject to discretion of the Company to accept less. (See "Plan of Distribution.") There is generally no limit on the maximum number of Shares that may be purchased by any one investor, except as limited by applicable regulatory considerations. (See, for example, "ERISA Considerations.")

(2) To ensure enforcement of the investment requirements associated with this offering, each purchaser must represent in the Subscription Agreement and Power of Attorney that he has (a) a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or (b) a net worth of at least $50,000 (similarly calculated) and an annual adjusted gross income of not less than $25,000. The Administrators of securities laws of certain states have imposed additional suitability requirements for investments by residents of such states. This may include restrictions on transfer to those who meet initial suitability requirements. (See Annex to the Subscription Agreement and Power of Attorney).

(3) For example and specifically, the Commissioner of Corporations of the State of California has imposed investor suitability standards of a minimum of $65,000 annual gross income and $250,000 of net worth or, in the alternative, minimum net worth of $500,000. (Net worth excludes principal residence, home furnishings and automobiles.) In addition, the investor's total purchase of securities may not exceed 10% of his or her net worth.

(4) In the case of a pension, profit sharing plan or trust or any tax-deferred or tax-exempt entity, including retirement plans, the trustee or custodian must represent that he, she or it is authorized to execute such subscription on behalf of the plan and that such investment is not prohibited by law or the plan's governing documents.

(5) The Company may reject any subscription. All subscriptions received are irrevocable.

(6) The Company and any Managing Placement Agent must have reasonable grounds to believe, on the basis of information obtained from the purchaser concerning his financial situation and needs and any other information known by the Company and/or any Managing Placement Agent that (a) the purchaser is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus; (b) the purchaser has a net worth sufficient to sustain the risks inherent in an investment in the Company, including possible losses on their investment and lack of liquidity; and (c) the Company is otherwise a suitable investment for the purchaser.

(7) Shares will be legended to restrict transfer until the offering terminates and may be subject to restrictions on transfers thereafter to persons who meet specified suitability requirements. This may reduce the possibility of any trading market developing in the Shares for an additional period of time after the close of the offering. (See "Risk Factors--No Market For The Company's Shares; Non-Transferability Of Shares Until This Offering Period Ends.")

                   ----------------------------------------

    Following the conclusion of each calendar (which is also the fiscal) year, Shareholders will receive an annual report, including a balance sheet, statements of operations, cash flows and Shareholders' equity and related footnotes. The financial statements contained in the annual report will be audited by the Company's independent certified public accountants. Unaudited quarterly reports on operations will also be distributed to Shareholders or made available through E-mail and/or the Internet.

                               TABLE OF CONTENTS

DESCRIPTIVE TITLE                                                                   PAGE
-----------------                                                                 ---------
INVESTMENT REQUIREMENTS......................................................

PROSPECTUS SUMMARY...........................................................

SUMMARY FINANCIAL DATA.......................................................

PRO FORMA FINANCIAL INFORMATION..............................................

INTRODUCTORY STATEMENT: WHO SHOULD INVEST....................................

RISK FACTORS.................................................................

CONFLICTS OF INTEREST........................................................

FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT.........................

THE COMPANY..................................................................
     General.................................................................
     Introduction............................................................
     Specific Opportunities Under Consideration..............................
     Fairness of Consideration...............................................
     Management..............................................................
     Professional Advisors...................................................
     Remuneration............................................................
     Employee Benefits.......................................................
     Employment Agreements...................................................
     Employees...............................................................
     Property................................................................
     Litigation..............................................................
     Securities Ownership Of Certain Beneficial Owners And Management........

SELECTED FINANCIAL DATA.......................................................

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS....................................................

APPLICATION OF PROCEEDS.......................................................

ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY..................................

CAPITALIZATION................................................................

DILUTION......................................................................

DESCRIPTION OF CAPITAL STOCK..................................................

PLAN OF DISTRIBUTION..........................................................

ERISA CONSIDERATIONS..........................................................

LEGAL MATTERS.................................................................

EXPERTS.......................................................................

AVAILABLE INFORMATION.........................................................

APPENDIX I (FINANCIAL STATEMENTS).............................................       I-1

APPENDIX II (SCHEDULE 15G, "IMPORTANT INFORMATION ON PENNY STOCKS")...........     III-1

APPENDIX III (FAIRNESS OPINION)...............................................      IV-1

EXHIBIT A--SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.......................       A-1

              (Heartland Logo & Photos appear on page)

                              PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Prospectus. All references in this Prospectus to Shares are as of December 31, 1996, unless otherwise specified. Prospective investors should carefully consider the information set forth under the heading "Risk Factors."

                                 THE COMPANY

    Heartland Communications & Management, Inc. is a recently organized Delaware corporation which will engage in a broad-based communications and management business aimed at specific targeted markets. At the present time, the Company has engaged mostly in organizational activities to structure the various business areas. The Company, directly or indirectly, also has contracts to market, produce and/or distribute certain syndicated radio programs. (As of the date of this Prospectus, the Company's talk shows include "Newsmaker" (with Mike Foudy), the "Doug Casey Show" and "The Travel Show" (with Larry Gelwix and Danny Kramer). It is also performing initial due diligence on various other business development opportunities. For example, the Company contemplates forming one or more of its own satellite-transmitted radio networks to sell broadcast time to advertisers and talk show hosts and a subsidiary of its ATB Productions, L.L.C. affiliate is currently implementing the acquisition of four AM radio stations in California, Washington and other states. In addition, the Company has an option to obtain a substantial interest in two prospective innovative, national specialty supplements to newspapers designed to appeal to targeted segments of the mass audience the Company believes to be under-served: teenagers and sports enthusiasts. Additional print, broadcast, Internet-based products, management services and news media components, as well as hybrid combinations, also are contemplated. They will be developed by the Company or will be part of the Company's acquisition strategy and/or management services will be offered to clients on a fee and/or equity basis providing, for example, marketing concepts and strategies.

    The Company was incorporated on March 27, 1996 in Delaware. Its $.001 par value Shares are not expected initially to be listed on any listed market for at least 6 to 18 months after the offering commences. In fact, Shareholders will have their certificates legended to preclude the transfer of their Shares until this Offering Period ends. Even, after the Continuous Offering Period ends, there is no assurance the Company will satisfy then current pertinent listing standards or, if successful in getting listed, avoid later delisting. (See "Risk Factors--No Market For The Company's Shares; Non-Transferability Of Shares Until This Offering Period Ends.")

                                 THE OFFERING

Securities                4,000,000 Shares having an aggregate offering price of $20,000,000 are being offered at $5.00 per share
                          (the "Selling Price") during this Offering Period. (See "Plan of Distribution" and Cover Page.)

Offering                  As described in greater detail in "Plan of Distribution" and on the Cover Page, the Initial Offering
Period                    begins on the date of this Prospectus and may continue for up to nine (9) months thereafter, unless earlier terminated or extended. (The date that (1) subscriptions for a minimum of $2,000,000 of Shares have been received and (2) the Company has closed the initial escrow will mark the end of the Initial
                          Offering Period.) Subject to pertinent securities requirements, the Company expects to update this
                          Prospectus after its Initial Offering Period and continue the offering (the "Continuous Offering Period")
                          for up to 18 months from the date of this Prospectus if, as expected, the $20,000,000 maximum is not achieved during the Initial Offering Period.

Proceeds Held             All subscriptions during the Initial Offering Period will be held in an escrow account with George
                          Mason Bank, McLean, Virginia. Such proceeds will not be paid to the Company until receipt of the minimum offering amount of $2,000,000; thereafter, if such minimum is achieved, the offering will continue at the Company's $5.00 per share Selling Price. If the minimum offering amount of $2,000,000 is not achieved, the related proceeds and any interest earned thereon will be returned to the investors.

                                       6


                          Even after the Initial Offering Period (so long as at least the $2,000,000 minimum is achieved), subscriptions will continue to be escrowed with George Mason Bank pending (i) month-end acceptance or
                          (ii) acceptance in "tranches" of at least $250,000, whichever first occurs. Investors are reminded that, given the duration of the Initial Offering Period, subscriptions may be held in escrow for up to nine (9) months from the date of this Prospectus. In addition , while it is expected that interest will be earned on escrowed funds, there is no assurance that interest will be earned and, in any event, interest earned will not be returned to subscribers unless the $2,000,000 minimum offering is not achieved.

Minimum Subscription      The minimum purchase (except as to IRA accounts) is $5,000 and minimum additional purchase(s) by an existing Shareholder is $1,000. (See "Investment Requirements" and "Plan of
                          Distribution--Subscriptions.")

Risks and                 An investment in the Company involves substantial risks due in part to the costs which the Company will
Conflicts of              incur, given the highly speculative nature of the communications and management business. (See
Interest                  "Conflicts of Interest.") Risks inherent in investing in the Company are discussed under "Risk Factors."

Plan of                   The Shares are being offered on a best-efforts basis by registered broker-dealers. (See "Plan
Distribution              of Distribution.")

Application of            Proceeds of this offering will be applied to certain contemplated acquisitions and/or start-ups outlined
Proceeds                  herein and for working capital purposes. (See "Application of Proceeds Proceeds." and "The Company.")


                             SUMMARY FINANCIAL DATA

    The Summary Financial Information, all of which (except the information for the three months ended March 31, 1996 and 1997) has been derived from audited financial statements included elsewhere in this Prospectus, reflects the operations of the Company and Heartland Capital Corporation ("HCC" and "Predecessor Company"), the majority of whose development and contract rights were assigned to the Company ("Successor Company") on May 17, 1996. This information should be read in conjunction with the financial statements and "Management's Discussion And Analysis Of Financial Condition And Results Of Operations."


                                            HCC (PREDECESSOR COMPANY)(1)(6)                        HCMI(SUCCESSOR CO.)(1)(6)
                           ------------------------------------------------------------------  ---------------------------------
                            DATE OF                                                  DATE OF    DATE OF                DATE OF
                           FORMATION                                                FORMATION  FORMATION              FORMATION
                           (6/23/94)    YEAR        YEAR      3 MONTHS   3 MONTHS   (6/23/94)  (3/27/96)  3 MONTHS    (3/27/96)
                            THROUGH     ENDED      ENDED       ENDED       ENDED     THROUGH    THROUGH     ENDED      THROUGH
                           12/31/94   12/31/95    12/31/96    3/31/96     3/31/97    3/31/97   12/31/96    3/31/97     3/31/97
                           ---------  ---------  ----------  ----------  ---------  ---------  ---------  ---------  -----------
Income Statement Data:
Revenue..................       $--        $647      $2,847      $2,106      $104       $3,598     $3,507       $926        $4,433
Costs and expenses.......  $211,372    $568,467    $361,354    $160,318   $78,288   $1,219,481   $291,421    $66,619      $358,040
Loss from operations..... ($211,372)  ($567,820)  ($358,507)  $(158,212) ($78,184) ($1,215,883) ($287,914)  ($65,693)    ($353,607)
Interest expense
  (income), net..........  $  8,342     $25,690     $69,880      $1,514     ($993)    $102,919    ($2,899)   ($3,388)      ($6,287)
Net loss (4)............. ($219,714)  ($593,510)  ($428,387)  ($159,726) ($77,191) ($1,318,802) ($285,015)  ($62,305)    ($347,320)
Net loss per share.......    ($0.03)     ($0.07)     ($0.05)     ($0.02)   ($0.01)      ($0.16)    ($0.23)    ($0.05)       ($0.28)
Common and common
  equivalent shares
  outstanding(2)(5)...... 8,051,000   8,051,000   8,051,000   8,051,000 8,051,000    8,051,000  1,242,310  1,326,811     1,326,810



                                            HCC (PREDECESSOR COMPANY)(1)(6)                        HCMI(SUCCESSOR CO.)(1)(6)
                           ------------------------------------------------------------------  ---------------------------------
                             AS OF      AS OF      AS OF       AS OF                             AS OF      AS OF      MINIMUM
                           12/31/94   12/31/95    12/31/96    3/31/97                          12/31/96    3/31/97   ADJUSTED(3)
                           ---------  ---------  ----------  ----------                        ---------  ---------  -----------
Balance Sheet Data:
Working capital
  (deficiency)...........  $(245,214) $(333,529)    ($32,014)   ($195,894)                     ($516,327)  ($727,288)  ($972,712)
Total assets.............    $36,274   $184,800     $605,375     $834,098                       $827,964    $983,346  $2,668,346
Stockholders' equity
  (deficit)..............  $(217,714) $(171,379)    $340,592     $263,401                       $305,143    $242,838  $1,927,838
Accumulated deficit......  $(219,714) $(813,224) $(1,246,369) ($1,323,560)                     ($285,015)  ($347,320)  ($347,320)


------------------------

(1) Effective May 17, 1996, the Company was assigned certain development rights and obligations by HCC, its parent company at that time. Effective May 18, 1996, the Company was spun off via a dividend to the HCC shareholders. Consequently, the Company had yet to commence operations and is presented as the "Successor" to HCC which, in turn, is deemed the "Predecessor" in the above table.

(2) For HCC, common and common equivalent shares outstanding are based on the weighted average number of shares of common stock equivalents outstanding each period, as adjusted for the effects of Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 83. Pursuant to SAB No. 83, "cheap" stock and warrants (that is, stock or warrants issued for consideration or with exercise prices below the initial public offering ("IPO") price within a year prior to the initial filing, or in contemplation of the IPO, should be treated as outstanding for all reported periods). Consequently, 8,051,000 shares are the common and common equivalent shares outstanding for all reported periods for purposes of computing net loss per share for HCC.

(3) Assumes completion of the offering and application of the net proceeds of $1,700,000 in the case of the minimum offering.

(4) There have been no, nor are there expected to be, cash dividends.

(5) For HCMI, based on the weighted average number of shares outstanding during the period, adjusted retroactively for the reverse stock split approved March 25, 1997.

(6) The financial statements from which the above information has been derived have been prepared assuming the Company and HCC will continue as going concerns. However, both the Company and HCC have incurred losses since inception. Such factors, among others, raise substantial doubt about the Company's and HCC's ability to continue as going concerns. In that regard, see "Reports of Independent Certified Public Accountants" accompanying the Company's and HCC's audited financial statements which cite substantial doubt about the Company's and HCC's ability to continue as going concerns. There can be no assurance that the Company and HCC wil achieve profitability and adequate financing in the future. If the Company or HCC fail to achieve profitability and/or adequate financing, their growth strategies could be materially adversely affected. (See "Risk Factors--Going Concern Report of Independent Certified Public Accountants.")
                                       8

                         PRO FORMA FINANCIAL INFORMATION

    Pro forma financial information has not been presented since no significant business combination has occurred or is probable and, even where possible or remote, there have been no significant historical operations. Furthermore, where historical activities have been transferred to the Company, there has been, at best, minimum historical activity. Consequently, pro forma information would serve no useful purpose. Furthermore, full financial statements have been presented which include these transferred activities, notably for Heartland Capital Corporation, as well as for the Company. (See Appendix I.) In addition, summary financial data is provided in "Selected Financial Data."


                            INTRODUCTORY STATEMENT:
                               WHO SHOULD INVEST

    PURCHASE OF THE SHARES OFFERED HEREBY SHOULD BE MADE ONLY BY THOSE PERSONS WHO CAN AFFORD TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART.

    Each subscriber will be required to make certain representations as to his net worth and income. (See "Investment Requirements" and the Subscription Agreement and Power of Attorney attached as Exhibit A.) The Company believes that prospective investors should consider the Shares as a long-term investment. There is no public market for these Shares, and none is likely to develop until the end of the initial Continuous Offering Period, approximately 6 to 18 months after the date of this Prospectus. (See "No Market For The Company's Shares; Non-Transferability Of Shares Until This Offering Period Ends.") Thereafter, unless the Company achieves capitalization sufficient to allow it to trade on the NASDAQ National Market or Small Cap System, it is not likely that a trading market will develop except for listing in the "Pink Sheets," in addition, market makers must be obtained for National Market and Small Cap listing and the Managing Placement Agent is not required to serve as a market maker once this Offering Period is concluded.

    In addition, offerees should not purchase Shares with the expectation of sheltering income.


                                  RISK FACTORS

    Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors before purchasing the Shares offered hereby.

(1) Limited History Of Operations; Activities' Historical Net Losses. While certain activities have been assigned to the Company from an affiliate, Heartland Capital Corporation, it is in the early stage of development and has only a limited history of operations. (See "The Company -- Introduction" and "Conflicts Of Interest.") To the extent that the Company implements its business plan, the Company's business will be subject to all of the problems, expenses, delays and risks inherent in a new business enterprise (including limited capital, delays in program development, possible cost overruns, uncertain market acceptance and a limited operating history). (See also below "Reliance On Management.") In addition, the Company's future success will depend upon many factors, including those which may be beyond its control or which cannot be predicted at this time, such as increased levels of competition (including the emergence of additional competitors, changes in economic conditions, emergence of new technologies and changes in governmental regulations).

(2) Going Concern Report Of Independent Certified Public Accountants. The factors described above in "Limited History Of Operations; Activities' Historical Net Losses" raise substantial doubt about the Company's ability to continue as a going concern. In this regard, see the Report of Independent Certified Public Accountants accompanying the Company's audited financial statements appearing elsewhere herein which cites substantial doubt about the Company's ability to continue as a going concern. There can be no assurance that the Company will achieve profitability in the future, if at all. As a result of these and other factors, there can be no assurance that the Company's proposed activities and/or acquisitions will be successful or that the Company will be able to achieve or maintain profitable operations. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See "Management's Discussion And Analysis Of Financial Condition And Prospective Results Of Operations.")

(3) Need for Additional Capital. The Company's capital resources are not adequate to fully implement its business plan. While $20,000,000 would be sufficient to pursue the specific opportunities already targeted and described in this Prospectus, such amount would not be sufficient to pursue the Company's larger business plan -- e.g. embarking on a major program of acquiring communications companies. Hence, as is true for other companies contemplating significant growth, in due course the Company is expected to require additional financing. There can be no assurance that any such additional financing that is required will be available to the Company if and when required, or on terms acceptable to the Company, or that such additional financing, if available, would not result in substantial dilution of the equity interests of existing Shareholders.

(4) Minimum/Maximum Offering. While $20,000,000 is the maximum offering, it is subject to a $2,000,000 minimum. If such minimum is not achieved during the up to nine (9) month Initial Offering Period, subscription proceeds will be returned (with pro rata interest based on amount and timing of the subscription) to subscribers and the offering will be terminated. (See "Plan of Distribution.")

(5) Possible Adverse Impact of Penny Stock Regulation. The Shares are subject to the low-priced security (or so-called "penny stock") rules that impose additional sales practice requirements on broker-dealers who sell such securities. For any transaction involving a penny stock, the rules require (among other things) the delivery, prior to the transaction, of a disclosure schedule required by the Securities and Exchange Commission relating to the penny stock market. (See Appendix III, SEC Schedule 15G, "Important Information on Penny Stocks," and Exhibit A, the Subscription Agreement and Power of Attorney, acknowledging receipt of the Schedule 15G.) The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the customer's account. Because the Shares are characterized as a penny stock, the market liquidity for the Shares could be severely affected. In such an event, the regulations relating to penny stocks could limit the ability of broker-dealers to sell the Shares and, thus, the ability of purchasers in this offering to sell their Shares in the secondary market.

(6) Reliance On Management. Although members of management have significant experience and expertise in the identification, acquisition and operation of various businesses, none of its members previously has operated such a broad-based communications and management company. Investors will have no right or power to take part in or direct the management of the Company. Thus, purchasers of the Shares offered hereby will be entrusting the funds to the Company's management, upon whose judgment the investors must depend, with only limited information concerning management's specific intentions. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of management of the Company, including the selection of businesses and/or companies to acquire, to the Company's management. This potential risk is even more important in this offering since the Company's business is dependent to a significant degree upon the performance of certain key individuals, the departure or disabling of any of whom could have a material adverse effect on the Company's performance and none of whom is required to devote their services exclusively to the Company. The Company has entered into an employment agreement (which contains non-compete provisions) with each of Michael L. Foudy, Bradford W. Baker and Bradley B. Niemcek; the loss of the services of any such key personnel could have a material adverse effect upon the Company. The Company maintains key man life insurance of $1,000,000 on Mr. Foudy. These employment agreements contain non-compete provisions; however, there can be no assurance that the Company will be able to retain such employees or prevent them from competing with the Company in the event of their departure.

(7) Broad Discretion Of Management With Regard To Use Of Proceeds. A significant portion of the net proceeds of this offering has been allocated, among other uses, to expand the Company's contemplated communications-related activities and/or acquisitions as well as for working capital purposes. While the Company expects to use proceeds of this offering as outlined in "Application Of Proceeds," management of the Company retains relatively broad discretion as to the specific use of such funds. For example, as described in "Application of Proceeds," $305,000 (15.25%) of funds raised are expected to be used for communications company acquisitions if the $2,000,000 minimum is achieved but increases to $1,625,000 (32.5%) at $5,000,000 and $2,180,000 (10.9%) at the
$20,000,000 maximum. In addition, the amounts available for communication company acquisitions could be further increased in the event preliminary exploration with potential strategic partners for the Company's national sports weekly supplement mature to the point that a prospective strategic partner invests in that venture.

(8) Additional Investment Opportunities. As a result of this offering, the Company is expected to experience significant expansion, including expansion into certain activities which neither the Company nor its management has previously operated. In addition, the Company is pursuing additional opportunities for expansion through the acquisition of additional communications and/or management companies and, to that end, is expected to be regularly involved in discussions with third parties regarding potential acquisitions. Although no agreements have been reached regarding any such potential acquisition, in light of the Company's pursuit of additional acquisitions and funding in this and future offerings, it is likely that the Company will experience significant expansion in the future. It is possible (as a result of these recent preliminary activities -- and potential future acquisitions) that the Company's management will be required to manage a larger business operation than historically has been the case. There can be no assurance that the Company will be able to effectively implement the organizational and operational systems necessary for optimal management integration of its expanded portfolio of activities.

(9)    Future Acquisitions.   Those contemplated future acquisitions are fully
within the discretion of management and are not subject to Shareholder prior review of financials and/or approval before being consummated. To expand its market and diversify its business mix, the Company's business strategy includes growth through acquisitions and investments. There can be no assurance that future acquisitions will be available and, if they are, will be consummated on terms favorable to the Company or that any newly acquired companies will be successfully integrated into the Company's operations. The Company may use equity or incur long-term indebtedness or a combination thereof for all or a portion of the consideration to be paid in conjunction with any future acquisitions. As described in "Application of Proceeds," unspecified future acquisitions are currently contemplated to constitute approximately $350,000 (17.5%) of the funds raised at the $2,000,000 minimum.

(10) Due Diligence Reviews. Directly or indirectly, the Company will use a significant portion of the proceeds of this offering to perform necessary due diligence, with regard to its proposed activities and/or contemplated future acquisitions. To the extent that the Company determines any or a part of its business plan is not feasible, or to the extent the Company is unable to make a determination of feasibility and/or to modify the plan, the Company will be unable to proceed to develop in accordance with its business plan and investors may lose their entire investment in the Company.

(11) Competition. The Company's business plan spans a variety of businesses, many of which overlap and are highly competitive. The Company faces substantial competition from a number of well-established, well-financed companies, many of whom have greater resources and are more established than the Company. Increased competition by existing and future competitors could materially and adversely affect the Company's ability to achieve profitability. For example, to the extent that ownership of radio stations is consolidated among only a few owners (see below), there may be a reduction in the market for independently produced programs the Company has developed or will develop. In addition, as the Company seeks to increase market penetration, its success will depend, in part, on its ability to gain market share from established competitors. For example, the success of each of the Company's talk show activities is dependent, to a significant degree, upon its audience ratings and share of the overall advertising revenue within its market. Similarly, the broadcasting and newspaper publishing industries are highly competitive businesses. The Company will compete for listeners and/or readers and advertising revenue directly with other radio networks, print and other media, within their respective markets. The Company's audience ratings and market share are subject to change, and any adverse change in a particular market could have a material and adverse effect on the revenue of the Company and/or publishers located in that market. There can be no assurance that any one of the Company's properties will be able to attain, maintain and/or increase its current audience ratings, readership and advertising revenue market share.

(12) No Market Studies. In formulating its business plan, the Company has relied on the judgment of management. No formal, independent market studies concerning the demand for the Company's proposed products and services have been conducted; however, market studies are expected to be employed in the future.

(13) Dividends At Discretion Of Management; No Current Plans To Pay Dividends. Dividends, if any, to shareholders are at the discretion of management which it does not presently intend to do. (See "Conflicts of Interest -- Dividends Would Reduce Funds Available For Expanding Operations Or To Make Acquisitions.") In fact, the Company anticipates that, for the foreseeable future, it will continue to retain any earnings for use in the operation of its businesses. Moreover, the Company may be restricted from paying dividends to its Shareholders under future credit or other financing agreement(s). ( See "Absence Of Public Market And Dividend Policy.")

(14) No Market For The Company's Shares; Non-Transferability Of Shares Until This Offering Period Ends. The Company's Shares are not publicly traded, and there can be no assurance that a public market ever will develop. Moreover, none can develop until the end of the initial Continuous Offering Period, approximately 6 to 18 months after the date of this Prospectus. In fact, Shareholders will have their certificates legended to preclude the transfer of their Shares until the Offering Period ends -- either because the $20,000,000 maximum offering is achieved or the offering is terminated on a date not more than 18 months from the date of this Prospectus. Thereafter, unless the Company achieves capitalization sufficient to allow it to trade on the NASDAQ, National Market or Small Cap System, it is not likely that a trading market will develop except for listing in the "Pink Sheets;" in addition, market makers must be obtained for National Market or Small Cap listing.

    The Managing Placement Agent is not required to serve as a market maker upon conclusion of this Offering Period. (See "Investment Requirements.") The Company has been advised by the Managing Placement Agent that it will make a market in the Shares, if at all, only after the Offering Period, as it may be extended, is concluded. However, any market maker of the Company's Shares, any marketmaker may discontinue such activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Shares or that an active public market will develop or, if developed, will continue.
If an active public market does not develop or is not maintained, the market price and liquidity of the Shares may be adversely affected. Consequently, holders of Shares acquired pursuant to this offering may not be able to liquidate their investment in the event of an emergency or for any other reason, and the Shares may not be readily accepted as collateral for a loan. Accordingly, prospective investors should consider the purchase of Shares only as a long-term investment.

(15) Financing Future Activities. While the Company has no long-term debt currently, the Company anticipates that the proceeds of this offering will be used to finance future activities and/or acquisitions of communications and/or management companies, and for general corporate purposes. (See "Application Of Proceeds" and "Need for Additional Capital.") The Company may issue debt securities from time to time subject, among other things, to compliance with applicable securities law considerations and possible future credit or other financing agreements. Accordingly, the future issuance of debt by the Company could have a positive or an adverse impact on the Shareholders.

(16) Cyclicality. Advertising revenues of the Company, as well as those of the media generally, are often cyclical and dependent upon general economic conditions. Historically, advertising revenues have increased with the beginning of an economic recovery, principally with increases in classified advertising for employment, housing and automobiles. Decreases in advertising revenues have historically corresponded with general economic downturns and regional recessions and local conditions. Management believes, however, that the Company's pricing strategies, distribution, production cost structure, marketing strategy and management's experience mitigate, to some degree, the effects of an economic downturn to the extent such downturn is regional. Moreover, the diverse nature of its targeted businesses -- talk radio, a satellite distribution system, targeted print products, management and marketing services, Internet and related media components -- should reduce the cyclical risk often associated with communications companies.

(17) Dependence On Outside Advisors. In order to supplement the business experience and expertise of the Company's management, the Company may employ accountants, technical experts, appraisers, attorneys and other consultants or advisors. The selection of such consultants or advisors will be made by the Company's management without any influence or control by shareholders. (See "The Company -- Professional Advisors.")

(18) Dilution. This offering will result in immediate and substantial dilution of the net tangible book value per common share. Investors who purchase Shares offered hereby will experience immediate dilution based on the difference between the subscription price and the net tangible book value per common share. Purchasers of Shares during at least the Initial Offering Period will pay $5.00 per share which, upon completion of this offering, will have a net tangible book value (based on the Company's balance sheet as of March 31, 1997, after giving effect to this offering) of approximately $1.50 if the $2,000,000 offering is achieved and $3.87 if the $20,000,000 maximum offering is achieved. That represents dilution of $3.50 per share (or approximately 70%) at the $2,000,000 level and $1.13 per share (or approximately 23%) at the $20,000,000 level. (See "Capitalization," "Dilution" and "Description of Capital Stock -- Common Stock Generally; Reverse Stock Split.")

(19) Possible Issuance Of Preferred Stock. While none is currently issued, the Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Any such Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, and may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions as determined by the Board of Directors. Although the Company has no present plans to issue any shares of Preferred Stock, the issuance of Preferred Stock in the future could adversely affect the rights of the holders of the underlying common stock and, therefore, reduce their value. The Board of Directors may issue any such Preferred Stock without approval or other action by Shareholders;
any issuance of Preferred Stock could grant conversion or voting rights that could adversely affect the rights of the common stock which is the subject of this offering (the "Shares"). In particular, specific rights granted to future holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by the Principal Shareholders and other present owners.

(20) Control By The Principal Stockholders. Prior to the Offering, individual officers, directors, advisors and more than 10% shareholders (the "Principal Stockholders") owned in the aggregate, excluding escrowed shares, approximately 37% of the Shares. (See "Management -- Security Ownership Of Certain Beneficial Owners And Management.") Upon completion of the offering, the Principal Stockholders' and their affiliates' aggregate ownership Shares in the Company will permit them to retain approximately 26% of the Shares, assuming the $20,000,000 maximum is raised. Consequently, the Principal Stockholders may be able to effectively control the outcome on all matters submitted for a vote to the Company's stockholders (particularly if significantly less than the $20,000,000 maximum is raised). Specifically, at least initially, the Principal Stockholders will be able to elect all of the Company's directors. Such control by the Principal Stockholders may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which holders of Shares might otherwise receive a premium for their Shares over then current market prices.

(21) Future Sales Of Shares. The Principal Stockholders beneficially hold, excluding escrowed shares, 3,433,500 Shares. All of such Shares held by the Principal Stockholders are "restricted" as defined in Rule 144 under the Securities Act ("Rule 144"). All of these "restricted" Shares have been owned beneficially for less than one year by existing shareholders and may not be sold in the market pursuant to Rule 144 with regard to sales by affiliates until at least one year has passed from the date of their purchase. The Company can make no prediction as to the effect, if any, that sales of Shares, or the availability of Shares for future sale, will have on the market price of the Shares prevailing from time to time. Sales of substantial amounts of Shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the Shares. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate.

(22) Conflicts Of Interest. Certain inherent and potential conflicts of interest exist with respect to operations of the Company's business. (See
"Conflicts of Interest.")   These include: (i) the interest of certain
current or former affiliates in the contemplated activities of the Company (see especially "Certain Related Party Transactions"); (ii) certain members of management are not required to devote full time to the Company's activities; and (iii) there are, as of the date of this Prospectus, significant overlapping ownership interests between the Company, HCC, ATB Productions, L.L.C. ("ATB") and Xpress Ventures, Inc. (See "The Company.")

(23)    Limitation Of Monetary Liability By (But Associated Fiduciary
Responsibility Of) The Company's Management.   Because of certain statutory
and case law relating to broad discretion granted management of a company, typically directors and officers of a corporation are indemnified by and have limited monetary liability to its shareholders. Nonetheless, Management of the Company owes a fiduciary responsibility to its Shareholders. Failure to satisfy that duty could subject management to certain claims. (See "Fiduciary Responsibility Of The Company's Management.")

(24) Radio And Television Broadcasting Industry Subject To Federal Regulation. The radio and television broadcasting industries are subject to regulation by the FCC under the Communications Act of 1934, as amended (the "Communications Act"). Approval of the FCC is required for the issuance, renewal or transfer of radio and television broadcast station operating licenses. It should be noted that the Congress and the FCC may in the future adopt new laws, regulations and policies regarding a wide variety of matters (including technological changes) which could, directly or indirectly, affect the operations and ownership of the Company. For example, the recently enacted Telecommunications Act of 1996 relaxes the current limitations imposed on the number and location of broadcasting properties that may be owned by any one person or entity; such regulations had not permitted any person or entity to own more than two FM or two AM radio stations in any one market over a specified size or in excess of 20 FM and 20 AM radio stations in the aggregate and restricted ownership of licensed properties by foreign nationals. (See "Competition" above.)



                                CONFLICTS OF INTEREST

    The following inherent or potential conflicts of interests should be considered by prospective investors before subscribing for Shares. (See disclaimer at the end of the following discussion regarding certain specific transactions.)

Generally

(1) Certain Members Of Management Are Not Required To Devote Full-time To The
Business Activities Of The Company.   Most, if not all, members of management
have professional responsibilities to entities other than the Company. Some of those are complementary (for example, media related activities originally developed by ATB Productions, L.L.C., an affiliate). Others, however, may be pursued within the discretion of each individual member of management. However, as described in "Fiduciary Responsibility Of The Company's Management" below, those activities are subject to fiduciary standards even if full-time is not devoted to the Company. Moreover, any activities that can be characterized as communications and/or management-related in character are required to be submitted to the Company for consideration pursuant to a right of first refusal to acquire such business and/or project on terms comparable to what an independent third party would pay.

(2) Dividends Would Reduce Funds Available For Expanding Operations To Make Acquisitions. The amount and frequency of dividends declared and/or distributed to Shareholders is solely within the discretion of the Company. Since certain fees to management and/or related parties are, directly or indirectly, related to assets of the Company and the Company seeks to invest those funds to the maximum extent feasible, management would suffer an economic disadvantage if the Company reduced its assets through such distributions to Shareholders. Consequently, the Company does not expect to declare dividends for the foreseeable future.

(3) Future Relationships. In undertaking activities which comprise the Company's business plan, the Company may provide services to related entities. In addition, the Company may consider investments in or with related entities such as Shareholders of the Company or acquire businesses identified by an affiliate. The Company will seek to avoid any actual or perceived conflicts and will develop procedures with regard to such activities to minimize the effect of such potential, actual or perceived conflicts. (See "Certain Related Party Transactions" below.) For example, any director or officer must recuse themselves from any negotiations or Board consideration if they have any personal interest in the matter(s) under consideration. Moreover, a majority of the Board of Directors are precluded from being an officer of the Company or having a pecuniary interest in its activities beyond those of being a Shareholder and/or director.

(4) Fees To, And Time Commitments Of, Professional Advisors. The Company uses the services of professional advisors, certain of which are paid for their services while others volunteer their time. The time commitment of each varies from one advisor to the other. The professional advisors may receive compensation for services in their respective capacity. (See "The Company -- Professional Advisors.") To the extent such professional advisors (or the firms with which they are associated) receive compensation, the Company believes these fees are no less favorable than those which could be obtained for comparable services from unaffiliated third parties.

(5) Other Relationships. Messrs. Sivertsen and Foudy, each of whom is a director of the Company, are directors and officers of HCC, an affiliate of the
Company.   Mr. Foudy is an officer and director of the Company as well as the managing member of ATB Productions, L.L.C. ("ATB"). Mr. Sivertsen is an employee of DeRand Corporation of America, the financial advisor of HCC and an investor in the Company and HCC, and serves as an officer or director of various
DeRand subsidiaries.   Ms. Moore, Ms. Denora and Mr. Ryan Smith are officers of
the Company and investors in ATB. Messrs. Niemcek and Baker are officers of the Company, and both have either interests in affiliated entities (Mr. Niemcek in
ATB) and/or possible activities to be pursued by the Company (Mr. Baker in the proposed supplement for teens and in the proposed national sports weekly). Mr. Foudy, who is an officer and director of the Company, is an investor in ATB. Edward S. DeBolt is an investor in the Company and ATB; Chairman of and investor in HCC, an affiliate of the Company; provides consulting services to the Company; and is the sole principal of The DCM Group which is the landlord, and a
major vendor of products and services, to the Company.   (See below and "Certain
Related Party Transactions" with regard to specific situations.)

(6) Gerald Garcia and Bradford W. Baker Relationships. Gerald Garcia was previously the Chairman of the Company and President of both the Company and HCC. To the extent that the relationships overlapped, there may have existed a conflict of responsibilities by Mr. Garcia to such entities. Finally, certain compensation due Mr. Garcia has not been paid in full and $60,000 has been deferred by the Company. Moreover, Mr. Garcia, in partnership with Bradford W. Baker, developed the supplement for teens and national sports weekly concepts. Consequently, the terms negotiated by the Company, including a 50% joint venture interest being retained by Messrs. Garcia and Baker (although funding is expected to be provided entirely by the Company), may have not been established on an arm's-length basis. In the same context, Mr. Baker is Secretary/Treasurer of the Company and may have similar conflicts. (See below and "Certain Related Party Transactions" with regard to specific factual circumstances.)

(7) Michael L. Foudy Relationships.  Mr. Foudy is an investor, director and
officer  in the Company, HCC and ATB.   Mr. Foudy is managing director of ATB
Productions, L.L.C. and the majority owner of that entity through a family-owned trust. In addition, Mr. Foudy has extended loans to HCC and, as of June 30, 1997, has a $339,794 note receivable from HCC, an affiliate of the Company. Finally, certain compensation due Mr. Foudy has not been paid in full and $90,000 has been deferred by the Company. Consequently, there exist certain overlapping rights and responsibilities by Mr. Foudy to the foregoing entities, and to that degree, certain conflicts may arise in the future. (See below and "Certain Related Party Transactions" with regard to specific situations described below.)

(8) Overlapping Relationships Among Denison, Ryan And Angela Smith. Denison Smith is a principal of the Managing Placement Agent selected. Denison Smith, in turn, is a principal of DeRand Corporation of America which serves as a paid ($5,000 monthly plus expenses) advisor to HCC, an affiliate of the Company and is a shareholder of DeRand. Moreover, Denison Smith will significantly benefit, directly or indirectly ,if the Company raises all or a substantial portion of the $20,000,000 offering. This is because Mr. Smith is expected to be a major seller of Shares, thereby participating in a negotiated portion of the 10% selling commission on Shares offered and sold. In addition, since Denison Smith (or his wife, Angela) owns 88,548 Shares acquired for services rendered and/or at a maximum exercise price of $.50 per share as well as 320,452 escrowed shares, he has a direct economic incentive in having the Company sell its Shares, all offered at $5.00 per share during both the Initial and Continuous Offering Periods. Ryan Smith, Denison Smith's son, is a production associate of (and an investor in) ATB. Finally, Angela Smith, the wife of Denison Smith, is a registered representative of Northridge Capital Corporation, the Managing Placement Agent, and an investor in ATB.

(9) Certain Overlapping Ownership Interests. Investors in the Company as of the date of this Prospectus acquired interests in the Company solely because of their stock ownership in HCC. (See "Certain Related Party Transactions" and "Description of Capital Stock.") As a result, at least until such time as the Company's public offering minimum is achieved, there is common ownership between HCC and the Company. In turn, a number of the investors in HCC are also investors in ATB. Likewise, a number of investors in the Company are also investors in ATB. As a consequence of those overlaps, decisions as to whether to fund certain deals or terms (such as pricing and amounts negotiated) may be affected.

(10) No Independent Review. Investors should note that the Company and HCC and their management are represented by the same counsel. Therefore, to the extent the Company and this offering would benefit by an independent review, such benefit will not be available in this case. Such potential conflict may be greater in this offering since a partner of the Company's counsel owns Shares in, and serves as an advisor to, the Company. While it is not expected to have any adverse consequence (such as undermining professional representation), Max Miller (a partner of the law firm -- Reed, Smith, Shaw & McClay -- that represents the Company, HCC and ATB) has made an investment in Shares of the Company and HCC through a pension plan and serves as an advisor to the Company; certain members of his family also own interests in ATB, HCC and the Company. (See "The Company -- Management -- Professional Advisors.")

Certain Related Party Transactions

    The Company was formed on March 27, 1996 to be a broad-based communications and management business, including the development, production and syndication of advertiser supported broadcast programs and print products. Upon formation, Heartland Capital Corporation ("HCC") subscribed to the Company's common stock. As of May 17, 1996, HCC paid its stock subscription and the Company was simultaneously assigned certain development and contract rights and obligations by HCC. The Company is also related to another entity, ATB Productions, L.L.C. ("ATB"), with which it shares common, but not identical, ownership and to which it will provide marketing services.

    As part of its merchant banking operations, HCC identifies investment opportunities which can be developed into viable operations. Several opportunities were identified during the preceding three years, including talk radio, a teen-oriented newspaper, a newspaper insert aimed at sports enthusiasts and an investment fund management company. The talk radio venture was furthest along in the development process, with HCC having provided a line of credit as well as marketing expertise to ATB which relationship may have been (and continues to be) material to the Company. The other ventures identified are only development options and are intended to be pursued only if funding is achieved (see below) and appropriate due diligence, which supports the feasibility of the acquisitions, has been completed. Neither HCC nor the Company has entered into any definitive agreements with respect to the investment options.

    HCC determined that these ventures could not be adequately developed without additional capital and, to that end, on May 17, 1996, HCC assigned its option and, in the case of ATB, its contract rights to the Company, its wholly-owned subsidiary. On May 18, 1996, HCC spun off the Company via a dividend to the HCC shareholders with the Company effectively replicating the HCC capital structure by issuing a share of its common stock for each share of HCC common and preferred stock outstanding as of May 18, 1996. Warrants to purchase the Company stock were granted to holders of non-contingent HCC stock purchase warrants, including warrants to the HCC preferred shareholders, as of May 18, 1996. Additionally, on April 17, 1996, the Company granted HCC warrants to purchase 1,236,000 shares of its common stock for $.50 per share. The contracts and option rights transferred to the Company have no carrying value because development of, or servicing, the rights is expected to require a substantial infusion of capital. It is the Company's intention to obtain the necessary capital through an initial public offering of its common stock.

    Effective January 1, 1995, HCC entered into a marketing agreement with ATB (the "HCC Agreement") whereby HCC would provide marketing services on behalf of ATB. Such services include presenting programs to sponsors on a worldwide basis, negotiating sponsorship agreements and performing related activities. In return for providing the marketing services, ATB is obligated to pay HCC 40% of its gross advertising cash receipts and 15% of its non-advertising gross receipts. The agreement was transferred to the Company on May 18, 1996. The HCC Agreement automatically terminates on January 1, 1999, unless extended by mutual agreement, and it is terminable at earlier dates under certain specified conditions. In the event of termination, the amounts due under the HCC Agreement then existing shall remain due and payable, notwithstanding the termination, if certain other conditions are met for the period ending the later of the automatic termination of the HCC Agreement or two years after the date of its termination for other reasons. Revenues recognized by HCC under the HCC Agreement aggregated $647 and $2,847 during 1995 and 1996, and $104 in the three months ended March 31, 1997, respectively. After the transfer, HCMI recognized $3,507 in revenue from the HCC Agreement through December 31, 1996, and $926 in the three months ended March 31, 1997.

    The total number of shares of stock that the Company has the authority to issue is 60,000,000 (consisting of 10,000,000 shares of preferred stock and 50,000,000 shares of common stock, each respectively par value $.001 per share.) The Board of Directors of the Company is empowered to provide for the issuance of shares of preferred stock in series, to establish the number of shares to be included in each series and fix the designations, powers, preferences and rights of the shares of each such series. To date, no series has been issued.

    In conjunction with the Company's formation as an HCC subsidiary, HCC subscribed to 1,030,086 shares of the Company's common stock on March 27, 1996. On May 17, 1996, HCC contributed the original par value ($.001) of those shares to the Company in cash ($4,758) in full payment of its subscription receivable and the 1,030,086 shares were issued to HCC. In conjunction with the Company's spinoff to the shareholders of HCC, on May 18, 1996, the Company retired those shares and issued
1,030,086 shares of common stock as follows: 426,280 shares to the existing common shareholders of HCC and 603,806 shares to the preferred shareholders of HCC and 3,727,914 shares were issued into escrow on behalf of the HCC shareholders.

    In addition, the Company issued 1,394,500 of its warrants to the HCC preferred shareholders who held contingent HCC warrants on the basis of one warrant for each two HCC preferred shares. Each warrant entitles the holder to purchase an additional share of the Company's common stock. During May 1996, the Company notified its shareholders of its intent to make an initial public offering (IPO) and that the Shareholders had until July 23, 1996 to exercise their warrants at $.50 per share -- versus $4 per share thereafter (80% of the $5 per share IPO price). Through July 24, 1996, warrants to purchase 253,387 post-split shares (1,170,400 pre-split shares) were exercised for an aggregate purchase price of $580,200, leaving 224,100 warrants outstanding and excisable under the terms outlined above.

    On March 27, 1996, the Company's incorporators reserved 600,000 shares of common stock for a Stock Option Plan. Conditions of grants, terms, exercise prices and related terms have yet to be determined by the Board of Directors. The Shareholders would be required to approve the plan prior to granting options.

    The Company has employment agreements (the "Agreements") with three officers and employees, Michael L. Foudy, Bradford W. Baker and Bradley B. Niemcek. (See "The Company -- Management.") The Agreements permit participation in an annual bonus pool, the amount and conditions of which will be determined by the Company's Board of Directors, and provide as to Messrs. Foudy and Niemcek base annual salaries aggregating $180,000. In addition, the Agreements provide that these employees are eligible to annually receive options to buy up to 100,000 shares of common stock at $.10 per Share with terms, other than price, to be determined by the Board of Directors. The Agreement with Mr. Niemcek also provides for the issuance of 75,000 shares of common stock to the employee if he is employed by the Company for three years from May 1, 1996. The Agreements are effective as of May 1, 1996, have a term of three years and provide for termination for cause with a cessation in compensation payments. If terminated by the Company without cause (or by the employees with cause) prior to the end of their term, the Agreements require payments to be continued at the rate of base salary at the date of termination for the period after termination through the end of the term of the Agreements.

    On January 15, 1995, HCC executed an unsecured line of credit agreement with ATB (the "Credit Agreement") which provides ATB with a standby line of credit in the amount of $360,000. Borrowings under the Credit Agreement bear interest at a fixed rate of 8% per annum, with payment of monthly interest on any borrowing commencing January 15, 1997. Through June 30, 1997, no interest
payments have been made.   Any principal and interest outstanding on the line of
credit must be repaid on December 31, 1999. During 1996, the Company began co-funding this Credit Agreement with HCC. As of December 31, 1996 and March 31, 1997, the Company had advanced $172,780 and $170,535 respectively, while HCC had advanced $338,695 and $417,845 as of December 31, 1996 and March 31, 1997, respectively. Although the total advances ($511,475 and $590,680 as of December 31, 1996 and March 31, 1997) are in excess of the Credit Agreement's standby line of credit amount ($360,000), the total advances are governed by the Credit Agreement, including interest rates and due dates. Interest income earned by the Company on this line of credit amounted to $2,899 and $3,388 for the period March 27, 1996 (date of formation) through December 31, 1996 and the three months ended March 31, 1997, respectively. Interest income earned by HCC on its share of the outstanding loans amounted to $3,364, $22,970 and $7,566 for the years ended December 31, 1995 and 1996 and the three months ended March 31, 1997, respectively.

    In conjunction with the public offering, HCC has incurred direct or indirect costs, such as salaries and rent, which have been charged to the Company. By the completion of the public offering, it is expected that such costs could aggregate approximately $600,000. It is the intent of the Company to reimburse HCC for these costs, or at least a portion thereof, on a sliding scale (none if $2,000,000 is raised to $600,000 if $20,000,000 is raised), solely from the offering proceeds. As of December 31, 1996 and March 31, 1997, the amount owed by the Company to HCC for these costs, net of repayments, amounted to $220,616 and $289,772, respectively.

    Xpress Ventures, Inc. is a Tennessee corporation whose principals are Gerald Garcia (former President of the Company) and Bradford W. Baker (Secretary-Treasurer of the Company). (See "Conflicts of Interest.") Messrs. Garcia and Baker entered into a licensing agreement with Xpress Ventures, Inc. delegating all rights each has in a proposed magazine for teens and a national sports weekly. In turn, Xpress Ventures, Inc. has now assigned all its rights in such proposed newspaper inserts to the Company in a May 31, 1996 agreement. While Messrs. Garcia and Baker are affiliates and have an interest in these transactions, all negotiations with the Company have been independently negotiated by principals other than Messrs. Garcia and Baker.

    Because the Company has not generated sufficient cash flow to pay all compensation when due to Mr. Garcia, a portion of such compensation has been deferred, and the Company has entered into a $60,000 note payable to Mr. Garcia.

    Edward S. DeBolt is the Chairman of the Board of HCC and an investor in ATB. In addition, he is the sole principal of The DCM Group, which is an investor in the Company and HCC and a major provider of products and services to the Company. The Company, HCC and ATB lease office space, furniture, computers, telephone, office equipment and are provided receptionist services from The DCM Group under operating leases cancelable on thirty days notice. The three companies' combined expense under those operating leases was $8,000, $17,500 and $60,500 in 1994, 1995 and 1996, respectively, and $15,875 for the three months ended March 31, 1997. Of the foregoing amounts, the rent only component was $4,400 for 1994 (approximately 6 months), $10,200 in 1995, $31,450 in 1996 and
$7,735 for the three months ended March 31, 1997; during the period, the space leased started at 200 square feet and increased in stages to 1,300 square feet.

    A number of activities which the Company intends to pursue with the benefit of funds raised during this offering are those which have been assigned to the Company by HCC. Moreover, the management and all current Shareholders of the Company, as of the date of this Prospectus, are essentially identical to that of HCC. Accordingly, the economic terms, including compensation and equity ownership, may not have been the result of arm's-length negotiations. However, in evaluating this potential conflict of interest, Shareholders should be aware that a right of first refusal has been granted by HCC and the Company's management for any activities or acquisitions that fall within the communications and management charter of the Company so long as on terms comparable to what an independent third party would pay.

    The Company believes that any past transactions with its affiliates have been at prices and on terms no less favorable to the Company than transactions with independent third parties. The Company may enter into transactions with its affiliates in the future. However, the Company intends to continue to enter into such transactions only at prices and on terms no less favorable to the Company than transactions with independent third parties. In that context, the Company will require any director or officer who has a pecuniary interest in a matter being considered to recuse themselves from any negotiations. In any event, any debt instruments of the Company in the future are expected generally to prohibit the Company from entering into any such affiliate transactions on
other than arm's-length terms.   In addition, a majority of the Board is (and
must continue to be) neither an officer nor have a pecuniary interest (other than as a Shareholder) in any transactions with the Company. In turn, commencing immediately, a majority of the independent Board of Directors members (defined as having no pecuniary interest in the transaction under consideration) will be required to approve any matters involving interested parties. Moreover, it is expected that additional independent directors will be added to the Board and an independent escrow agent/registrar will be appointed no later than the initial closing for this offering, to assure proper issuance of stock to Shareholders.


               FIDUCIARY RESPONSIBILITY OF THE COMPANY'S MANAGEMENT

    Counsel has advised the Company's management it has a fiduciary responsibility for the safekeeping and use of all assets of the Company. Management is accountable to each Shareholder and required to exercise good faith and integrity with respect to its affairs. (For example, whether under SEC and/or general fiduciary principles, management cannot commingle property of the Company with the property of any other person, including that of management.)

    Cases have been decided under the common or statutory law of corporations in certain jurisdictions to the effect that a shareholder may institute legal action on behalf of himself and all other similarly situated shareholders (a class action) to recover damages from management for violations of fiduciary duties, or on behalf of a corporation (a corporation derivative action), to recover damages from a third party where management has failed or refused to institute proceedings to recover such damages. On the basis of federal and/or state statutes, including most critically the Delaware General Corporation Law, and rules and decisions by pertinent federal and/or state courts, accordingly,
(a) shareholders in a corporation have the right, subject to the provisions of the Federal Rules of Civil Procedure and jurisdictional requirements, to bring class actions in federal court to enforce their rights under federal securities laws; and (b) shareholders who have suffered losses in connection with the purchase or sale of their shares may be able to recover such losses from a corporation's management where the losses result from a violation by the management of Rule 10b-5, endeavoring to recover damages in such actions, it would be generally difficult to establish as a basis for liability that the Company's management has not met such standard. This is due to the broad discretion given the directors and officers of a corporation to act in its best interest.

    The SEC has stated that, to the extent any exculpatory or indemnification provision purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, it is the opinion of the SEC that such indemnification is contrary to public policy and, therefore, unenforceable. Shareholders who believe that the Company's management may have violated applicable law regarding fiduciary duties should consult with their own counsel as to their evaluation of the status of the law at such time.

                                  THE COMPANY

General

    Heartland Communications & Management, Inc. (the "Company") was organized March 27, 1996. The Company's principal executive offices are located at 1320 Old Chain Bridge Road -- Suite 220, McLean, Virginia 22101, and its telephone number is (703) 883-1836. The Company intends to raise capital, perform support services and pursue specific targeted business development opportunities as its basis for growth and profitability. The Company has identified several service and support areas where it intends to establish profit centers. These include, but are not limited to, business areas such as radio programming, supplements to newspapers and insert publishing and other communications and management-related activities. (See "Specific Opportunities Under Consideration.") The Company has investigated business opportunities for investment and has performed preliminary due diligence on certain projects. It is the intent of management to use a part of the proceeds of this offering to continue the due diligence process on these projects (which will include third party feasibility studies where management considers such studies prudent to complete the required due diligence).

    More specifically, the Company will engage in the broad-based communications and management business including (but not limited to) the development, production, marketing and syndication of advertising-supported broadcast programs and print products. These products will be designed to meet the expanding needs of the media business for creative content -- especially in those segments, e.g., AM radio and newspaper publishing, in which syndicated alternatives to locally-produced content are financially attractive. Its radio operation will not only assist in the development of programming by outside producers, secure syndication opportunities for them and share in their revenue but also produce news, information and talk programming of its own, the latter effected through an affiliate, ATB Productions, L.L.C. The Company expects to own a specific, negotiated portion (typically 10% to 60%) of the gross advertising receipts and/or net income of several radio productions, one of which is already carried by more than 80 stations across the country. The Company contemplates forming one or more of its own satellite-transmitted radio networks to sell broadcast time to advertisers and talk show hosts and a subsidiary of its ATB Productions, L.L.C. affiliate is currently implementing the acquisition of up to four AM radio stations in California, Washington and other states. In addition, if the Company provides the associated funding, the Company has the option to obtain a 50% interest in two prospective innovative national specialty supplements to newspapers designed to appeal to targeted segments of the mass audience which the Company believes is under-served: teens and sports enthusiasts. Additional print, broadcast, Internet-based products, information services and news media components, as well as hybrid combinations, also are contemplated. Such activities will be developed by the Company or will be part of Company's acquisition strategy and/or management services will be offered to clients on a fee and/or equity basis.

Introduction

    Though recently organized, many of the Company's  contemplated activities to be pursued during the early years of operations will be based on opportunities developed by Heartland Capital Corporation ("HCC"), a private merchant banking business advisory firm which was incorporated in June 1994 to pursue a broad spectrum of investment opportunities. To the date of this public offering, HCC has concentrated much of its activities in communications-related businesses, most specifically the support of talk show programs and a contemplated radio network. Because of the faster than expected progress of HCC's efforts in the communications arena and the slower than expected development of other areas, the HCC Board of Directors determined that the best strategy was to take an affiliate public at this time. Specifically, the decision was made by HCC to assign all contracts, business opportunities and performance obligations meeting certain investment development criteria to the Company with the existing HCC shareholders receiving the same number of shares and associated rights that they owned in HCC, including the right to exercise warrants for Shares of the Company, by paying a variable exercise price (ranging from $.001 up to $.50 per share). (Some limited merchant banking activities may take place in the Company as well.) Accordingly, as of May 17, 1996, HCC assigned these opportunities to the Company, which was a wholly-owned subsidiary on that date, and HCMI thereafter was responsible for pursuing development of these opportunities. (See also the discussion below regarding how the fund
manager business was added to the Company's proposed activities.)    Because the
Company has assumed the rights previously negotiated and owned by HCC and there continues to be common ownership and management, the Company and HCC may be deemed to be affiliated. For a discussion of the associated conflicts, see "Conflicts of Interest. "

    As part of its merchant banking operations, HCC identifies investment opportunities which can be developed into viable operations. Several targeted opportunities were identified in 1994 and 1995, including talk and information radio, a teen-oriented supplement to newspapers, a newspaper insert aimed at sports enthusiasts and an investment fund management company. The radio activities were furthest along in the development process, with HCC having provided a line of credit as well as marketing expertise to ATB. The other ventures identified to date are only developmental options.

    HCC has determined that these ventures cannot be adequately developed without additional capital and, to that end, on May 17, 1996, HCC assigned its option ( and in the case of ATB, its contract) rights to the Company. Formed as a wholly-owned subsidiary of HCC, the Company received on May 17, 1996 the development and contract rights and obligations and assumed responsibility for costs to be associated with the future development of these activities. On May 18, 1996, HCC spun off the Company via a taxable dividend to the HCC stockholders with the Company replicating the HCC capital structure, including replicating HCC's outstanding non-contingent stock options and warrants and issuing 301,903 of the Company's warrants to the HCC preferred shareholders, who held contingent warrants, on the basis of one warrant for each two HCC preferred shares. A share of the Company's common stock was issued to each HCC common and preferred shareholder for each share of HCC common and preferred stock outstanding May 18, 1996. Warrants to purchase the Company's stock were granted to holders of non-contingent HCC stock purchase warrants as of May 17, 1996. Additionally, on April 17, 1996, HCC itself was granted warrants, exercisable until April 16, 2001, to purchase 267,589 Shares of the Company's common stock for $.50 per share. The contracts and option rights transferred to the Company have no net book value because development or servicing the rights is expected to require a substantial infusion of capital. It is HCMI's intention to obtain the necessary capital through this initial public offering of its common stock to develop these rights and associated activities.

    The activities to date principally relate to "Newsmaker" with Michael
Foudy, "The Doug Casey Show"and "The Travel Show" (with Larry Gelwix and Danny Kramer). There are a number of other radio talk and information productions under development which are expected to be added to the existing lineup, thereby enabling the Company to develop a network of its own. This would permit stations around the country to pick and choose from the Company's stable of talk show offerings. Such an arrangement permits economies in production and enhances cross selling opportunities to maximize advertising revenues and revenues from sponsorship of these programs. (However, see "Risk Factors.")

    HCC also has obtained rights to acquire working and/or equity interests in specialized newspaper supplements (described in greater detail in "Specific Opportunities Under Consideration"); while expected to cost considerably more to develop, they are believed to be quite promising. Accordingly, as a function of the amount of monies raised, it is intended that a series of special interest supplements be developed and distributed by newspapers around the country. The supplements can best be analogized to the Parade insert that goes into many Sunday newspapers around the country. These new products will be value-added supplements distributed by local newspapers either within the newspaper or as stand-alone supplements to segments of the non-subscribing market. The Company believes its proposed magazine for teens and a national sports weekly have unique attributes. Based upon its market research, actual experience and/or proprietary concepts (including their expected distribution through existing newspapers), the Company believes that a large readership can be developed relatively quickly. (See, however, "Risk Factors.") (The "national sports weekly" and "magazine for teens" names are working titles only; all materials and editorial content will be protected by the appropriate trademark and copyright laws.)

    As described in greater detail under each of the individual sections which follow, the ownership interests will be negotiated independently for each activity. For example, individual radio programs might be based upon a fee or a percentage of gross advertising revenues generated and/or a percentage of net profits without any actual ownership in the talk show itself. In contrast, the proposed magazine for teens and national sports weekly are expected to be separate joint ventures between the Company and the creators of such concepts with each party sharing on a 50/50 basis after all expenses and the Company has
been repaid its original investment(s).   Such expenses include paying royalties
aggregating 5% annually; during the first five years, the Company will receive a royalty of 1.25% annually and its creators (or an entity Messrs. Garcia and Baker control) will receive 3.75%; thereafter, the 5% royalty payment will be paid entirely to its creators (or an entity they control). (See "Conflicts of Interest -- Gerald Garcia and Bradford W. Baker Relationships" with regard to the relationship of such creators of these specialized newspaper supplements to the Company.)


Specific Opportunities Under Consideration

    The Company has identified several projects for which it proposes to investigate funding. No fixed commitments have been made for any of these projects. The projects listed below are in different states of due diligence and are intended to be pursued once, and only if, the funding contemplated from this offering is achieved and the appropriate due diligence has been completed. Therefore, at present, these projects cannot be viewed as probable acquisitions. This list is not complete and those identified below are subject to being discontinued if warranted after its due diligence review is concluded. Management intends to fund projects strictly based on satisfactory completion of appropriate due diligence and based on investment guidelines as they may evolve over time. Any specific opportunities pursued will relate to communications, broadcast or print and/or management activities.

    The Company intends to consider many other development projects and intends to continue to raise capital to take advantage of opportunities, thus providing income and asset growth for its Shareholders based on its planned investment and development strategy. The Company intends to develop strict guidelines for investment, first considering preservation of capital, then equity participation and liquidity. In most situations, it will endeavor to maintain a preferred position with emphasis on an exit strategy with earnings and a residual equity position. Actual liquidation of an investment will be based on management's assessment of growth and earnings potential of each investment. However, investments as suggested herein are inherently risky, and there can be no assurance that these risks can be mitigated to the extent that losses will not occur, and there can be no assurance that investors in this offering will not lose all of their investment. Potential investors are advised to consult their own legal and accounting counsel as to their suitability for investment in the Company.

(1) Heartland Radio Network

    The Company has established radio program marketing and, directly and/or through contractual arrangements with ATB, production (in addition to station ownership/operation) as one of its primary activities. It will market those facilities and services to the $11.5 billion advertiser-supported commercial radio broadcasting market. (Source: National Association of Broadcasters 1995 Annual Report.) For example, the Company's Heartland Radio Network ("HRN"), through ATB, provides programming, marketing and administrative support for "Newsmaker," "The Doug Casey Show," "The Travel Show" and "The Entrepreneurs Show" (nine hours of programming weekly) in addition to other existing programs, or those under development, thereby building a network one program at a time. The Company has a variety of other communication properties, broadcast and/or print, under development and/or consideration. The Company, directly or through ATB, will acquire, create, develop and own creative content that it markets for domestic and international broadcasters with the production being done by its affiliate, ATB. (See "Conflicts of Interest.").

    The Company believes most nationally syndicated and locally produced talk shows adopt a conservative political slant, attempting to emulate the success of Rush Limbaugh's 14-year-old program by appealing to the so-called "angry white male" which typically feels under-served by other media outlets. The general tenor of talk radio has therefore become negative, angry and anti-government, with much of the content provided by listeners themselves. This has made some advertisers reluctant to advertise on talk radio programming.

    Because talk radio has largely ignored alternatives to conservative, "sound off" themes, the Company believes the potential for talk radio which is non-partisan and which presents alternative viewpoints emphasizing the search for solutions to societal problems (rather than just complaining about those problems) is considerable. (In fact, the Company will test its theory that the success of talk radio -- which it believes strongly relies on participation by angry or alienated listeners but is cheaper to develop and sustain -- may have peaked.) Support for this theory can be found in the success of ethnic-oriented programming and National Public Radio ("NPR") programs such as "All Things Considered" and "Morning Edition." The NPR programs air in morning and afternoon drive times; however, the economic potential of such programs is largely untested because of their non-profit, non-commercial nature.

    There are approximately 11,500 radio stations in America; about half of these are AM stations, and most of them are co-owned and operated with FM
affiliates.   Many AM radio stations lose money; about 1,200 of them have a news/talk format, the only format to emerge in the past 20 years which has consistently demonstrated the potential for profit on AM stations -- which do not have the bandwidth required for the successful programming of music formats. (Source: Broadcasting & Cable 1996 Yearbook.) Complicating this inequity has been the inclination of packaged goods advertisers to concentrate their messages on younger audience segments, as they have on television. Thus, the share of advertising revenues flowing to AM stations has steadily declined since 1975, and joint AM/FM licensees have concentrated their energies on FM programming. Operators spend relatively little on AM program content. In fact, almost 1,000 AM operators merely "simulcast" on their AM outlets the programming that is produced on their FM outlets, although the Federal Communications Commission ("FCC") frowns on the practice.

    The limited local spending on local AM programming content has provided a major opportunity for programmers who provide a national service distributed inexpensively by satellite. As a result, AM radio, once thought of as the prototypically local medium, is today heavily reliant on national programs.

    Most syndicated programs are provided to the local affiliate on a barter (free, in exchange for advertising time) basis. Typically, the national program receives one-quarter to one-half of the total commercial time (up to 15 minutes total) available per hour in exchange for providing the program content itself. Some programs are distributed on a cash basis only. Talk radio programs can be broken down into several categories -- entertainment/humor, advice/information, host opinion and listener driven.

    Several networks have been developed to provide additional syndicated programming on a barter basis, including Talk America, Sun Network, Chancellor Radio Network, Talk Radio Network and the Business Radio Network. These networks typically sell production and transmission services to the program hosts, who then sell national advertising time to cover their costs.

    Syndicated talk shows air from one to six hours per day -- most often two to three hours -- and most have 15 to 60 local affiliates. Most affiliates are in medium to small markets or cover portions of larger markets (radio coverage areas are substantially smaller than TV coverage areas). The Company believes station operators and programmers face a paradox in designing talk radio formats. According to listener surveys at the station level and in the media which cover them, controversial programs draw the largest audiences and are therefore the most desirable. However, most nationally syndicated advertisers avoid controversial program formats for fear of having their product(s) identified with a particular controversial political viewpoint. Thus, nationally syndicated talk shows may have great difficulty selling their advertising time.

    As a recently formed, development stage company, the Company has only recently begun to have business activities. Many of these activities are those that were assigned from HCC, incorporating preexisting business relations, contractual rights and opportunities. In that context, ATB has been producing and distributing a number of radio shows as described above or has a number under development. To expand those activities and to create a focus, the talk radio programs have been cross marketed to prospective radio stations and newspapers under the trade style, the "Heartland Radio Network" ("HRN"). Under those preexisting agreements, ATB enters into the contracts and the Company receives various percentages of the gross revenues generated. As described above, those interrelated transactions constitute an affiliated relationship among the Company, ATB and HCC. Because ATB is an integral part of the communications business contemplated by the Company, it is possible that a merger between the two will be affected at some time in the future. Because the communications activities developed by HCC have already been spun-off and HCC will continue to function as a merchant bank in other areas, it is unlikely that a merger or other combination will occur between the Company and HCC. (As described in the last paragraph of "Conflicts of Interest," any such merger(s) would require approval by a majority of the independent Board of Directors members.)

    HRN has been formed to take advantage of the opportunity inherent in this situation. Specifically, ATB has obtained agreements with various nationally syndicated talk shows (of the host opinion and advice/information type) and a talk radio network to market their availabilities. By combining buys in several programs, the Company can assemble an audience sufficient to justify an advertising buy for national advertisers who have minimum audience-coverage requirements. In addition, HRN will work to place advertising in targeted local talk shows in major markets to assure appropriate coverage.

    A substantial portion of the Company's revenues initially will be generated from the sale of advertising and production services for broadcast on its talk show programs in various market niches. Additional broadcasting revenue will be generated from production services agreements and other miscellaneous transactions. Local advertising sales will be made by each talk show's sales staff (or that of their affiliates). National advertising sales are made by firms specializing in radio advertising sales on the national level in exchange for a commission from the Company (based on its gross revenues from the advertising contained on the respective talk show programs).

    The Company believes that radio is one of the most efficient and cost-effective means for advertisers to reach specific demographic groups. Advertising rates charged by talk shows are based primarily on (i) the program's penetration of demographic groups targeted by advertisers; (ii) the number of stations in the market competing for the same demographic group; (iii) the supply of and demand for radio advertising time; and (iv) certain qualitative factors. (Because of a larger audience, rates are generally higher during morning and afternoon commuting hours.)

    In large markets, where national and regional advertisers are particularly active, radio stations live and die on the strength of their ratings. A station's ability to deliver audiences of specific demographic type is evaluated by advertisers and used by their representatives when negotiating advertising contacts with broadcasters. The radio broadcast industry's principal ratings service is Arbitron, which publishes the results of quarterly ratings surveys in the largest markets and which maintains databases on station ratings in smaller markets as well, for use by subscribers. These survey data, contracted through Marketron, are an important tool used by the Company in fashioning program production strategies and setting advertising rates for its programs.

    Broadcasters in smaller markets, and the program suppliers who serve them, frequently do not have Arbitron data available to them. Moreover, broadcasters in some cases ignore these data even when they are available because the broadcasters specialize in developing audiences among niche population segments not counted by Arbitron. Ethnic minorities who speak neither English nor Spanish constitute a growing niche market. Serving these market segments is a growing business for radio broadcasters, particularly among AM licensees located on the fringes of major markets. Typically, the stations rely on their air personalities to develop their ethnic audience coverage and to market advertising time to local businesses serving those niches. The stations sell air time to these personalities in hour-long blocks (and thereby are relieved of the heavy financial burden of maintaining their own staffs of personalities and advertising sales specialists).

    The Company is assisting its ATB Productions affiliates enter this market. Working with Texas businessman, Fred Lundgren, ATB Media, Inc. -- a new subsidiary -- is attempting to acquire four distressed AM licenses in California, Washington and other states and converting them to block-time sales operations. Lundgren, a radio industry veteran, is replicating a station conversion formula successfully employed in the Houston market over the past three years. The Company will earn fees for arranging the financing for station acquisitions assisting in the management of them, and will receive a share of station revenues through its contractual relationship with ATB Productions.

    Future expansion in this area would include producing programs for possible television and/or cable television syndication as well.

(2) Communications Companies Acquisitions

    As of this date, the Company has been engaged principally in organizational activities and limited operations. Nonetheless, the Company has identified a number of investment opportunities that it intends to continue investigating when capitalized. While the Company has performed limited due diligence on these projects to date, it intends to continue to investigate them (and other opportunities) adequately as capital becomes available. Any specific opportunities pursued will relate to communications, broadcast or print, and/or management activities.

    The Company will continue to identify (and expects to pursue) acquisitions of communications-related activities in situations where the Company believes it can successfully apply its operating strategy and where such businesses can be acquired on economically attractive terms. The Company expects to grow by emphasizing internal growth of its business and by making targeted acquisitions of profitable companies in the communications sector with above average growth potential (at least 20%) at prices believed by management to be attractive, even under-valued, and which fit synergistically in a regional concept that will aid in the targeted marketing and promotion of the Company -- i.e., a community newspaper and a community radio station working together to cross-market programs and products targeted at specific demographic and/or psychographic niche markets. Management will continue to emphasize strategic acquisitions and dispositions, internal growth, operating efficiencies and cost reduction. As a result, management believes that the Company is positioned to achieve internal growth and to benefit from the general economic recovery as well as from the current recovery in the communications industry.

    The Company has had preliminary discussions with a competitive talk show network with regard to possible acquisition. To date, those discussions would have to be characterized as preliminary. Nonetheless, it is expected that once at least $5,000,000 has been raised, those discussions could result in future acquisitions -- for example, other radio network(s) or portions thereof and/or
at least access to another network's transponder.   (See "Application of
Proceeds.")

    Other communications companies which might be sought include radio station operators, community newspapers and Internet-related businesses. (For example, one talk radio network recently became the first to offer its programming in real time on the Internet 7 days a week, 24 hours a day.) Because of the current lack of funding to actively pursue potential targets, possible future acquisitions might occur fairly rapidly once funding of at least $12,500,000 has been achieved. Moreover, as a public company, it is possible that Shares of the Company will be exchanged for interests in those companies or facilities.

    As part of this strategy, the Company envisions acquiring certain properties. This is felt to have certain advantages under a "cluster" theory that has proven quite successful for other communications companies. Specifically, if one advertises on talk radio, those same prospective advertisers may want to advertise in local newspapers, particularly smaller suburban newspapers. This same principle can be expanded to specific niche newspapers in certain geographic areas.

    One of the Company's contemplated activities is to provide management in integrated marketing communication services. Because of the breadth of experience of its principals, this provides tremendous cross-marketing and selling opportunities across the local spectrum of media -- local newspaper and/or radio and/or television. This provides a cost-effective mechanism for products and programs to be advertised. This is typically arranged through a barter of certain time and space on one medium for time and space for another. Such practices are complementary rather than competitive since many advertisers want to engage in a media mix that is viewed as prudent. For such services, the Company will typically be paid the standard industry commission/advertising agency rate of 15% of the gross value of the transaction. Accordingly, even if the media involved are not affiliated and no money changes hands, the Company would nonetheless be paid its contemplated commission.

(3) A Magazine for Teens

    The Company intends to create a magazine for teens which will be developed for the purpose of delivering a cost-effective medium for advertisers to reach the targeted teen and pre-teen (ages 11 - 18) market. The Company intends to bring such magazine for teens to market through a joint venture with the creators of the concept, Gerald Garcia, a former officer of the Company, and Bradford W. Baker, a current officer of the Company, in return for the needed funding (approximately $2,300,000). (See "Conflicts of Interest.")

    While there have been electronic means (such as MTV) to reach the $60 billion teen market (Source: AdWeek's Guide to Media, 1995), the Company is not aware of one national print publication that can reach a large audience at one time. Similarly, a 1994 survey reported that teenagers spend their money on food, electronics, entertainment and health and beauty aids. (Source: Find/SVP 1994.) Advertisers also desire to establish a relationship with teens because
of not only their buying power but their influence on household purchases.   The
1994 Find/SVP Study revealed teenagers influence household purchases amounting to more than $161 billion annually.

    The Company is now in the development phase of a magazine for teens. From 1989 to 1991, Xpress was published for the Knoxville, Tennessee-area teen market as a joint venture between the Knoxville Journal and The Creative Network, Inc., and its two principals, Messrs. Garcia and Baker. (Xpress was discontinued in 1991 after the sale of the Knoxville Journal). Originally tested as a monthly, the magazine was distributed in East Tennessee schools. Written by and for students, Xpress is believed to be the first publication of its kind. Teen acceptance was extremely high with a circulation of more than 20,000 monthly. This publication also set new standards in the field of computerized pre-production -- e.g., Xpress was one of the first publications in the country to be produced entirely on computer. (See "Specific Opportunities Under Consideration.")

    The proposed magazine for teens will be aimed at middle and high schools
(grades 7-12) and will be published weekly.   It will be created at the
magazine's headquarters, then distributed electronically to subscribing newspapers which will distribute it to students at schools in their market area as part of their "Newspapers in Education" program.

    National advertising will be sold directly by the magazine. Participating newspapers can add local advertising by either deleting certain identified editorial content or by adding additional pages. These newspapers also can add their own local editorial content, if desired.

    The targeted advertisers for the magazine are those companies that have a desire to reach the affluent teen market -- companies such as Coca-Cola, Taco Bell, Pepsi, Levi's, Blockbuster, The Gap and McDonald's. The Company believes it can attract advertisers who know teens spend (especially when it comes to food, clothes and fun) and help such advertising entities generate immediate sales and establish future brand loyalty. In turn, this influences the buying decisions of parents of teens. According to market research, teens have increasingly more money to spend, do a disproportionately large portion of the family shopping, and are more apt to try a new product than would be their parents. (Source: Find/SVP Study, 1994.) The Company business plan was developed on the premise that the magazine will permit the Company to tap into such favorable demographics.

    Future product development by the Company will include the targeting of other demographic niche market groups such as 50+ adults, African Americans, Hispanics and Native Americans, as well as other products that can be distributed in a similar manner as the magazine.

    The Company will commit a portion of the offering's net proceeds to: create the magazine for teens, including hiring an initial editorial and sales staff to create, distribute and sell the magazine; maximize sales with an extensive campaign to promote the magazine; build customer support services to handle the demands created by the influx of advertisers and participating newspapers; and use research and development to create other products capable of being distributed through pre-existing newspaper networks. In addition, a negotiated royalty fee for the magazine's concept will be paid to its copyright owners. (See "Introduction" with regard to the fee and "Conflicts of Interest -- Gerald Garcia Relationships" with regard to the relationship between such creators and the Company."

    There is no niche market teen-oriented national publication that can reach a large teen audience. Magazines such as Sassy and Seventeen reach at best 1.9 million subscribers per issue and are targeted to females. (Source: AdWeek's Guide to Media, 1995.) There are even fewer choices in male teen publications (Boy's Life and Sports Illustrated for Kids), reaching only 1,300,000 and 950,000, respectively. (Source: AdWeek's Guide to Media, 1995.) Electronic media have been successful at reaching teens; however, their reach is generally less than commonly perceived -- for example, MTV's audience is currently approximately 328,000 per quarter hour between 1:00 a.m. and 3:00 a.m. and 656,200 between 7:00 p.m. and 3:00 a.m. (Source: A.C. Nielsen, 1995.)

    While the Company believes the magazine for teens will be more interactive and wider-reaching than MTV-like products, it is also complementary with them (since the magazine is a printed product) with respect to their use by major advertisers. For example, the magazine's printed format allows for couponing and can be used as a cross-selling device.

    Xpress was distributed in Knoxville to 90% of the high schools (18 of 20) and 83% (20,000 of 24,000) of the students at those schools actually read it. (Source: Knoxville Journal, 1991.) While the market penetration on a national basis is not expected to be as high as in the Knoxville experience, the Company believes a reasonable penetration rate of the targeted 37 million, $60 billion teen audience can be achieved. (Source: Ad Week's Guide to Media, 1995.)


(4) A National Sports Weekly Magazine

    Because sports are an integral part of the American way of life, the Company believes those viewing and participating in sports are a very large, but underserved, print market niche. The Company believes sports are universal activities that cut across age, sex, income, ethnic and other demographics.
Like the magazine for teens described above, the Company intends to bring the proposed national sports weekly to market through a joint venture with the creators of the concept, Gerald Garcia, a former officer of the Company, and Bradford W. Baker, a current officer, in return for the Company providing needed funding (approximately $4,925,000 if $12,500,000 is raised in this offering and approximately $11,265,000 if $20,000,000 is raised). (See "Conflicts of Interest.")

     The proposed national sports weekly (hereinafter called "NSW") will use distribution channels similar to the proposed magazine for teens, thereby permitting economies of scale. NSW will be published as a national medium for advertisers to reach adults 18 - 54. A national sports weekly also would lend itself to being co-sponsored by commercial networks or companies associated with sports.

    With a staff of top sports editors and writers, NSW will provide a fully formatted tabloid-size magazine to newspapers on a weekly basis. While most people's first choice today for printed information is their local newspapers, those publications cannot afford the staff to report in depth on all of the major sports beyond the news of franchise and college teams in or near the newspaper's coverage area, much less provide coverage of the less popular sports.

    The Company anticipates signing up a reasonable percentage of the nation's newspapers to distribute NSW. The overhead and production structure of NSW is expected to be highly efficient. The Company expects it will be able to offer advertisers a media product with a high circulation at a low cost-per-thousand. In fact, the Company expects its weekly reach will be significantly higher than other sports-oriented media, including television sports shows, but at a cost-per-thousand that is highly competitive.

    For example, Parade Magazine, printed independently and then distributed through newspapers, has a circulation of 37,614,000. (Source: AdWeek's Guide to Media, 1995. ) Most print publications are printed and distributed independently, resulting in significantly lower circulation and higher costs. For example, Sports Illustrated's circulation is 3,465,000, Inside Sports' circulation is 675,000, the Sporting News' circulation is 515,000 and Baseball Weekly's circulation is 303,409. (Source: AdWeek's Guide to Media, 1995 and ABC, 1994.) While the market penetration for NSW is not expected to be as high as Parade Magazine's 37.614 million circulation, the Company believes it can achieve a reasonable penetration rate.

    Network and cable television also will be considered a competitor of NSW because it is an efficient means of reaching a large audience cost-effectively. At the currently projected cost-per-thousand, NSW rate will be very competitive against all "day parts" (a media term meaning all segments of the programming day), delivering a readership that may equal or exceed that of a typical prime time show.

    NSW will be created weekly at NSW's headquarters, then distributed electronically to subscribing newspapers. National advertising will be sold directly by the staff of NSW. Participating newspapers can add local advertising by either deleting certain identified editorial content or by adding more pages. These newspapers also can add their own local editorial content, if desired.

    The targeted advertisers for NSW are those companies that have a desire to generate immediate sales, have a need to disseminate printed information (for image, couponing, schedules, etc.) and who want to supplement their electronic advertising.

    The Company will commit approximately $11,265,000 of this offering's net proceeds (or, if only about $12,500,000 of the aggregate offering is achieved, about $4,737,500) to create NSW. Such funds will be used for purposes relating to bringing NSW to fruition, including research and development to further fine-tune our competitive advantages as well as exposing any potential obstacles among our three target audiences (newspaper publishers, advertisers & readers); hire an editorial and sales staff to create, sell and distribute NSW; maximize sales with an extensive advertising and public relations campaign to promote our product; and build customer support services to handle the demands created by the influx of advertisers and participating newspapers. In addition, there will be a negotiated royalty fee to the copyright owners for the national sports weekly concept. However, the Company is currently exploring potential strategic partners for its National Sports Weekly. Should these relationships develop, it is expected the Company's investment in this venture would be reduced. (See "Application of Proceeds.")

(5) Management and Marketing Services

    While currently a limited activity of the Company, it is expected that integrated communications management services will constitute a growing portion of the Company's business. Once funding is in place, for example, it is anticipated that new personnel will be engaged to complement the Company's existing personnel. The contemplated activities would be associated with representing clients for cash fees (and possible equity-based) compensation for management advisory services. Because the Company intends to embark upon an active acquisition strategy, it is felt that these management and consulting services would complement the Company's other activities since it would already be seeking comparable information and generally be in the "information flow." It is believed attractive economies for upcoming business activities will result, thereby permitting the Company to acquire poorly managed companies that could benefit from professional management techniques.

    One of the Company's contemplated activities is to provide integrated marketing communication services. Because of the breadth of experience of its principals, the Company believes there are promising cross-marketing opportunities across the local spectrum of media -- local newspaper and/or radio and/or television. This provides a cost-effective mechanism for products and programs to be advertised. This is typically arranged through a barter of certain time and space on one media for time and space on another. Such practices are complementary rather than competitive since many advertisers want to engage in a media mix that is viewed as prudent. For such services, the Company will typically be paid the standard industry commission/advertising agency rate of 15% of the gross value of the transaction. Accordingly, even if the media involved are not affiliated and no money changes hands, the Company would nonetheless be paid its contemplated commission.

    The Company believes this will introduce attractive economies because, once an advertiser uses a particular medium, it is a good candidate for doing more advertising on related medium and programming in the community. This approach also ties into the phenomenon that most advertising (approximately 53%) is done in print and the balance is allocated between television, radio and other media. (Source: Advertising Age, September 1995.) (See "Communications Companies Acquisitions.")

    One of the principal functions of the marketing services function will be to develop marketing concepts, ideas and strategies for a fee to non-affiliated entities. This will constitute the generator of new revenue sources and provide value-added service to advertisers on the Company's radio programming. It is believed that the Company can develop new marketing and promotion strategies based upon this basic concept.

    In the same vein, much of the Company's strategy is to avoid traditional distribution networks but rather to deliver directly in bulk -- whether the proposed magazine for teens, a contemplated national sports weekly or any other specialty publication. This permits the Company to get incremental returns in an existing market with little or no costs.

Fairness of Consideration

    On June 26, 1996, the Company retained the valuation firm of Houlihan Valuation Advisers, Inc. ("Houlihan") to review the proposed terms of the $5.00
per share initial public offering (the "IPO") price.   Houlihan was selected
from among a number of investment banking firms and consultants on the basis of its lack of affiliation with the Company, its affiliates or possible underwriters, as well as its experience, expertise and national reputation. Houlihan was retained for the sole purpose of opining whether or not the proposed transaction was fair from a financial point of view to prospective investors in the IPO. No limitation was placed on the scope of Houlihan's investigation. The Company believes Houlihan is qualified to render the opinion because of its extensive experience in valuing companies, including those going public for the first time.

    Houlihan has rendered an opinion to the Company dated July __, 1997 attached to this Prospectus as Appendix IV (the "Fairness Opinion"), to the effect that the offer price to the public shareholders is fair from a financial point of view.

    In preparing to render the Fairness Opinion, Houlihan reviewed the Company's dated Prospectus, financial statements, forecasts and management reports, budgets and projections, met with the Company's management, members of the Board of Directors and conducted such other studies, analysis and inquiries as the firm deemed appropriate to discuss the businesses and prospects, and made such other investigations as it considered necessary. Houlihan visited with the Company's officers but did not cause any physical assets of the Company to be appraised.

    The Company has agreed to pay Houlihan a fee in the amount of $30,000 and has agreed to reimburse Houlihan for certain expenses in connection with rendering the Fairness Opinion and to indemnify it against certain costs, expenses and liabilities to which it may become subject arising from services rendered in connection with the Fairness Opinion. During the five years prior to being retained by the Company, Houlihan had not performed any services for the Company or any of its affiliates.


Management

(1) Officers

    Michael L. Foudy, born 1951, a principal founder, President, Chief Executive Officer and Chairman of the Board of Directors, graduated from the University of Arizona in 1973 and received a Juris Doctorate from the University of Arizona College of Law in 1976. Mr. Foudy hosted ATB's "America The Beautiful" nationally syndicated talk radio show from February 27, 1995 until February 28, 1997 and now co-hosts "Newsmaker" which is broadcast on 119 radio stations by the United Broadcasting Network. He has diverse experience in public affairs, integrated marketing communications, strategic planning, management, entrepreneurship, finance, writing and broadcasting. Mr. Foudy's accomplishments include creation of a 30,000 member Utility Shareholder's Association to intervene in rate legal cases and winning over $400 million in increased rate base. During the 1992 Presidential primary campaign, he was actively engaged in organizing a movement to draft an independent candidate for president (which activities generally would permit an independent candidate for President to obtain ballot access in all U.S. jurisdictions).

    During 1974, while in law school, Mr. Foudy founded a small marketing communications company in Tucson. When he sold his interest in the company thirteen years later, WFC/Westcom had grown to be the largest most successful public affairs/public relations company in Arizona with billings of over $7 million, with offices in Tucson, Phoenix and San Diego, a staff of twenty-five professionals, a base of "blue chip" clients and a history of profitability.

    Since 1987, Mr. Foudy has undertaken a variety of projects on behalf of distressed clients. These range from a comprehensive marketing audit for the owners of Garfinckel's Department Stores in Washington, D.C. to preparation of promotional and sales materials for the liquidation of $86 million of commercial property and the auction of 4,000 residential properties once owned by First City Bank of Houston, Texas. He directed the successful repositioning of a master planned golf and retirement community owned by Fairfield Homes in Green Valley, Arizona and designed a comprehensive marketing communications program which doubled home sales for the troubled home builder. He also supervised the restructuring/liquidation of Compass Publishing based in Chicago, Illinois and Sarasota, Florida.
 .
    Mr. Foudy wrote the book Reinventing America which was published by the Institute for American Democracy. Michael Foudy serves on the Board of Directors of Heartland Capital Corporation, which he co-founded, and is Of Counsel to the DCM Group, an integrated communications strategy firm based in McLean, Virginia. Michael Foudy has been active in a variety of charitable and community organizations including the

Tucson Free Clinic, Tucson Community Food Bank, Arizona Opera Company and Southwestern Film Consortium. He currently serves on the Foundation for American Liberty and the American Initiative Committee Board of Directors and as Editor of the American Initiative Newsletter.

    Bradley B. Niemcek, born 1940, Vice President-Operations and a director of the Company, is a 1965 Journalism graduate of Marquette University and is currently pursuing, on a part-time basis, a graduate degree in International Telecommunications at George Mason University. He plays an active role in the Heartland Radio Network, which not only provides marketing and management services to ATB Productions, L.L.C. but also has other broadcast activities under development. Mr. Niemcek is a 30-year veteran of the communications industry. He spent his early years as a newspaper reporter, television news writer and public relations executive. In addition, Mr. Niemcek for the past two decades has worked for, or established and built his own, companies specializing in client services based on emerging communications technologies. Mr. Niemcek began his career as a reporter and writer for the Milwaukee Sentinel and the NBC affiliates in that city, WTMJ radio and TV. He was recruited into the corporate public relations field in 1967 by Carl Byoir & Associates in Chicago and, after one year there, moved to its New York headquarters. Mr. Niemcek departed Byoir in 1974 to undertake a series of entrepreneurial enterprises in the sports promotion field, television syndication and in newsletter publishing. In 1982, he founded Newslink, Inc. to develop and market a satellite distribution service to connect public relations enterprises with the nation's local TV newsrooms. By 1988, the firm had expanded to include offices in New York and Washington, D.C. and diversified into providing facilities management services for broadcast and cable TV clients as well; its largest client was Cable News Network ("CNN"). Mr. Niemcek sold his interest in Newslink in 1988 and formed TV People, Inc., a television facilities management firm and, from his new base in the Washington, D.C. area, consulted on the development of a number of local and regional political campaigns.

    Bradford W. Baker, born 1955, Secretary -Treasurer of the Company, attended the University of Dallas from 1974 - 1975. Mr. Baker's professional experience spans 20 years of advertising, sales management and marketing. He is currently President and partner of The Creative Network, Inc., an award winning full-service advertising agency located in Knoxville, Tennessee. Prior to helping form Creative Network, Mr. Baker was a VP/Account Supervisor at Charles Tombras Advertising, Inc. in Knoxville and at Caraway Kemp Communications in Jacksonville, Florida. He has worked on both the client and agency sides of the business and won several awards and distinctions including: Who's Who in Advertising, a Presidential Citation for Private Sector Initiative, two 1990 Telly Awards, a 1992 National ADDY award from the American Advertising Foundation and a 1996 Knoxville ADDY Best of Show. Mr. Baker has extensive experience in creating, marketing and publishing various media vehicles. These include:

- Boating Magazine: Creative Network is the agency of record for this industry-leading publication. Work for this client includes all marketing facets, with heavy concentration on trade advertising and positioning.

- Xpress, a magazine for teens. (See "Specific Opportunities Under Consideration -- A Magazine for Teens.")

- The Star: Published for MasterCraft Boat Company, this quarterly publication has a circulation of 25,000. The Star, generally recognized as one of the best publications within the boating industry, is designed, written and produced entirely by Creative Network.

- The Weekend Journal: The Creative Network was responsible for all research, marketing and publicity for this new weekly newspaper which was successfully launched in January 1992.

Mr. Baker has also acted as consulting advisor for The Knoxville Journal and two Knoxville suburban newspapers, The Oak Ridger and the Maryville Daily Times, and worked extensively on the launch and marketing of several publications for target marketer, Whittle Communications, L.P. Mr. Baker was also instrumental, together with Mr. Garcia, in refining the concept and developing the business plans respectively for the proposed teen magazine and national sports weekly joint ventures.

    Linda G. Moore, born 1947, Assistant Treasurer and Chief Financial Officer of the Company, attended Chico State College from 1965 to 1968. Ms. Moore has been Chief Administrative Officer of the DCM Group, an affiliate of Edward S. DeBolt and Company, Inc. ("ESD") since 1978. She was Secretary of the Republican State Central Committee of California from 1969 when she began working with Edward S. DeBolt, Chairman of the Board of HCC and, in 1971 and 1972, was Assistant to Mr. DeBolt who served as the Deputy Chairman of the Republican National Committee. During 1973, Ms. Moore was Office Manager of Donnelly Marketing's National Political Office. She was Office Manager and held the office of Secretary-Treasurer from 1974 to 1996 of ESD and has served on the Board of Directors since 1974.

    Sherri Schwamb Denora, born 1961, Assistant Secretary of the Company, is a 1983 graduate of Mary Washington College, Fredericksburg, Virginia. During 1983 and 1984, Ms. Denora was a secretary and receptionist of Marinas International, Ltd. Since 1984, she has been production manager of the DCM Group, a subsidiary of ESD, responsible (among other activities) for print production, event management and the training and supervision of new employees.

    Ryan T. Smith, born 1973, Assistant Secretary of the Company, is a 1995 B.A. in communications graduate of Purdue University. While in college, Mr. Smith served as director, producer and editor of the first-ever Purdue all student-run newscasts, was considered by its communications faculty as one of the top three television directors in his senior class and, as an active volunteer at the West Lafayette, Indiana cable station, performed a variety of tasks (including directing a live two camera town hall meeting broadcast). Between semesters at Purdue, among other activities, Mr. Smith worked at National Empowerment Television in Washington, D.C. as a studio technician intern where he learned technical facets of production. Currently, he is a production assistant for "Newsmaker," a nationally syndicated talk radio show, and various other Company-related radio projects. His duties entail correspondence, station relations, marketing, booking guests and technical assistance in the studio.

    It is expected that additional personnel will be employed to assist in operations and financial management. The Company has also identified several people that are candidates for key positions within the organization. The Company has discussed opportunities with some of these people and intends to actively recruit them upon funding. Management recognizes that their expertise and experience is essential to success of its business plan. The Company intends to also continue to expand its advisory group in the areas of business and finance.


(2) Directors

    (a) Current

    Michael L. Foudy.  (See "Officers" above.)

    Ron Alexenburg, born 1942, has been President of National Video Center, a national record company, since April 1997 and a music business consultant since 1990 for, among others, The Beach Boys, Cabin Fever Entertainment (a division of U.S. Tobacco), American Re-Insurance Company, Rawkus Entertainment (an affiliated company of James Murdoch) and Joseph Antonini (past chairman of K
Mart). He also recently taught at New York University as a Professor of Business Music, Music Promotion and Advertising. From 1988 to 1990, Mr. Alexenburg was a partner with Cy Leslie at Aegis Entertainment in 1988. In March 1980, he joined Peter and Trudy Meisel and Ariola (GMB) to establish Handshake Records leaving in 1988. In April 1978, Mr. Alexenburg established Infinity Records, in association with MCA; until he left in 1980. As CEO and President, he signed entertainers or groups that included Orleans, Hot Chocolate, Spryo Gyro and Rupert Holmes (all of which had "gold" recordings). Prior to that association, Mr. Alexenburg was named Senior Vice President and General Manager of Epic Records, a division of the CBS Records group, in July 1977; at that time, he also started the Portrait label, signing the highly successful group Heart. Sales increased at Epic and the CBS associated labels dramatically during the next seven years. For five consecutive years, the organization signed, developed and successfully marketed more than 25 new artists, all of which achieved "gold" (sold over half a million units) status, including two of the most successful album sellers of all time: the artist
Meatloaf and the group Boston.    Mr. Alexenburg joined Columbia Records in
December 1965 and was promoted to Vice President of Epic Records in May 1971, after holding increasingly responsible positions and receiving numerous industry awards for his achievements; a year later, in 1972, he was given full responsibility for the label's growth at which time he brought Michael Jackson (and "Thriller," the most successful album of all time) and The Jackson Family
to Epic Records.   Mr. Alexenburg began his career with  Garmisa Distribution, one of Chicago's leading independent record distributors in 1962, were he held positions in sales, marketing and promotion, while he represented companies such as ABC Dunhill, Mercury, Phillips and United Artists.

    Thomas Burgum, born 1935, is a principal of Thicksten Grimm Burgum, Inc., a Washington, D.C.-based law firm. Mr. Burgum is a 1958 graduate of Jamestown College (North Dakota) and a recipient of a 1965 law degree from the University of North Dakota. Since 1982, he has been a principal and executive Vice President of Thicksten Grimm Burgum, Inc., overseeing the implementation of lobbying and consulting services to industrial financial and government clients. From 1980 - 1982, Mr. Burgum was the principal of Burgum and Associates, serving as a government relations consultant to a variety of agricultural and local government clients. In 1979 - 1980, he served as Deputy Under-Secretary of Agriculture, directing operation of the FmHA (rural development) loan, Alternative Energy and Rural Rail Acquisition programs; in such capacity, Mr. Burgum was selected to act as chairman of the Secretary's Working Group for Agriculture and Transportation; selected to represent the Department in issue negotiations with the Office of Management and Budget as well as the Department of the Treasury; and received a Presidential Commendation for coordinating successful Carter Administration efforts to pass the rural Development Act of 1980. From 1971 - 1979, he served as a member of the staff of the Appropriations Committee for North Dakota Senator Quentin N. Burdick, directing legislative research for that Committee's Agriculture, Transportation and Environmental Subcommittees and coordinated legislative efforts during the period with representatives of the Executive Branch during the Nixon, Ford and Carter Administrations. From 1972-1974, Mr. Burgum served as Staff Director of the Bankruptcy Reform Committee for Senator
Burdick; directed the legislative drafting and lobbying effort for the Municipal Bankruptcy Amendments of 1975, acted as Staff Advisor for the Judiciary Subcommittee Chairman during the floor debate; and received a special Presidential commendation for staff work on the Municipal Bankruptcy Amendments. From 1968-1972, he served as North Dakota State's Attorney for Stutsman County; in such capacity, Mr. Burgum represented the state in all criminal prosecutions and, as the senior attorney for this governmental unit, managed all legal operations of the county.

    Kirby S. Ralston, born 1953, is a 1976 graduate of Texas Christian University with a B.A. in Journalism. While in college, Mr. Ralston worked in the sports department at the Fort Worth Star-Telegram. He also was a staff member of the TCU student newspaper and radio station. After graduation, Mr. Ralston joined the family-owned Ralston Advertising in Omaha, Nebraska where he handled the sales and marketing of promotional advertising products. In 1978, Mr. Ralston formed A Advertising & Supply, a direct mail marketing unit of Ralston Advertising specializing in the promotion of political campaign items. In 1990, Mr. Ralston was named President of Ralston Advertising/A Advertising & Supply. He is a board member of the Mid-America Direct Marketing Association and an active member of the Greater Omaha America Marketing Association and the Omaha Federation of Advertising.

    B. Eric Sivertsen, born 1953, who graduated from the College of William & Mary in 1975 and George Mason University School of Law in 1981, serves as an officer and director of various subsidiaries of DeRand Corporation of America. Mr. Sivertsen is a member of the Virginia state bar, has extensive experience creating marketing strategies products and has coordinated the development of a national securities marketing organization and selling group. He has performed acquisition due diligence, including financial and other risk analysis of potential acquisitions, budget preparation and other pro forma financial analysis. Mr. Sivertsen has negotiated various acquisition-related agreements, including purchase and sale, senior and subordinated commercial financing, seller refinancing, mortgages, leases, employment and credit enhancement agreements. He also manages operations of a public telecommunications fund, oversees preparation of budgets, contract negotiations, development of operating strategies, as well as the review and hiring of personnel. He served as senior deputy to the chairman of the board of DeRand Corporation of America, serves as in-house counsel to DeRand and Chief Personnel Manager and Administrator for several DeRand subsidiaries. During the last several years, he has been selected to speak at various investment seminars, conferences, and on radio regarding telecommunications investments and investment banking.

    (b) Directors - elect

    Effective concurrent with registration of this offering, the following will become Directors of the Company:

    Bradley B. Niemcek.  (See "Officers" above.)

    Gregory Jackson, born 1942, an undergraduate of Columbia University and Whitman College as well as a 1996 graduate of Columbia's Graduate School of Journalism, was the principal New York correspondent for ABC News from 1970 to 1977. Mr. Jackson went on to produce and host a number of network series and syndicated productions. These include: managing editor of "How'd They Do That?," a Telepictures/CBS 1994-95 prime-time series; producer and host of "Up Front With . . .," a syndicated half-hour celebrity series; producer and host of "Heart of the Matter," a WCBS (New York City) daily 15-minute "Nightline"-style field piece and studio discussion; producer and host of "One on One," an ABC nightly network half-hour high profile celebrity series (after "Nightline"); executive producer of non-dramatic programming at CBS Cable; producer and host of "Signature" for CBS Cable; producer and host of "Healthline," a weekly PBS health series; producer and writer of "To Be An Astronaut," a one-hour ABC videocassette; producer and writer of "Caring For Your Newborn," a two-hour child care video with Dr. Benjamin Spock. Mr. Jackson is also author of the textbook, "Getting Into Broadcast Journalism." Mr. Jackson also has often served as a marketing advisor and board member on small, high-tech companies unrelated to broadcasting. For example, he created a video sales campaign key for a private company $450,000 in debt so successful that, due to a rise in sales and/or projected sales, the company was bought out by a major competitor for $14,000,000. In 1989, he purchased, managed and (in 1996) sold a full service country club in Boise, Idaho. Mr Jackson began his journalism career in Boise. He started with United Press International, became an assistant managing editor at the daily paper, press secretary to the Idaho governor and finally, local television news director. In 1966, while in Columbia's master degree in journalism program (where NBC had sent him) he was instrumental in setting up the school's TV production program and subsequently taught.

    Sharon M. Murphy, born 1940, is Provost and Vice President for Academic Affairs of Bradley University. Dr. Murphy received her Ph.D. from the University of Iowa and has served in faculty and administrative positions at Marquette University, Southern Illinois University, University of Wisconsin-Milwaukee and, during 1977-78, as a Fulbright Senior lecturer in mass communication at the University of Nigeria. She is co-author of Great Women of the Press (1983), co-editor of International Perspectives on News (1982), co-author of Let My People Know; American Indian Journalism 1828- 1978 (1981), co-editor of Screen Experience: An Approach to Film (1968) and author of Other
Voices: Black, Chicano and American Indian Press (1974). Dr. Murphy has been a public relations director, magazine editor and newspaper reporter. She was vice-president of the national Accrediting Council on Education in Journalism and Mass Communication (1983-1986), president of the Association for Education in Journalism and Mass Communication ("AEJMC") (1986-1987) and member of various committees for AEJMC and the Association of Schools of Journalism and Mass Communication. She has been honored by Women in Communications, Inc., the Milwaukee Press Club, the Catholic School Press Association, the Jaycees, the YWCA and the Gannett Foundation. Dr. Murphy is a member of the North Central Association Consultant-Evaluator Corps and serves on the Board of Directors of the Everett McKinley Dirksen Congressional Leadership Research Center, the Women's Fund of the Peoria Community Foundation, the Peoria Area Chamber of Commerce, the Peoria Symphony Orchestra, a member of the Peoria Riverfront Development Commission and the Peoria Race Relations Committee.


Professional Advisor(s)

    To better ensure that the Company takes all steps necessary for its ultimate success, it has retained the services of certain professional advisors. Despite the fact that the Company is still in the development stage, with the help of its legal, accounting and financial advisors, management continues to strive for a level of professionalism commensurate with the Company's strategic plan and goals. (See "Conflicts of Interest -- Professional Advisors" with regard to compensation, time commitment and related conflict issues.) The Company's professional advisors include:

(1) Frank Callahan, born 1928, who graduated from Baker University in 1950 is a professor at the Thunderbird Graduate School of International Management in Glendale, Arizona. Mr. Callahan is a former officer of the advertising agency Young and Rubicam, owner of Winters, Francheski and Callahan Advertising and partner in WFC Public Relations. He has a long and successful career introducing new products and services. Among his successful introductions are Duncan Hines Cake Mixes, Purina Dog Chow, Gallo Wines, Pentel Pens, Scotchguard, Club Med, Hyundai Personal Computers and various products for Armour foods. Mr. Callahan has an extensive history relating to new product introduction, including careful consideration of positioning issues, marketing strategies, obstacles to success, competitive forces, prospect definition, channels of distribution, advertising, public relations, and sales.

(2) Max E. Miller, Esq., born 1949, has provided legal and financial advice to the Company since early 1995. He is currently a partner in the Washington, D.C. office of the law firm Reed Smith Shaw & McClay and, from June, 1987 through September 30, 1996, a senior partner at the Washington, D.C. law firm of Bayh & Connaughton, P.C. (founded and chaired by former U.S. Senator Birch Bayh). Mr. Miller specializes in federal, state and international tax planning and business consulting and commercial transactions on behalf of publicly-held and closely-held corporations, partnerships, trusts, estates and individuals. He has often assisted in the development of business plans and the financial structure of start-up companies, and has worked closely with U.S. companies expanding overseas. Also a certified public accountant, Mr. Miller combines a strong legal background with a solid understanding of corporate finance and the financial consequences of business transactions. Prior to joining the firm, Mr. Miller was a senior tax manager with Coopers & Lybrand, an international accounting and business consulting firm. He has been a frequent lecturer at tax seminars and special business programs and has written extensively on tax matters. Mr. Miller received his B.S. in accounting from Indiana University and his law degree from Indiana University School of Law. Mr. Miller also attended the graduate tax law program at Georgetown University Law Center. He is a member of the District of Columbia, Virginia and Indiana Bars, and is admitted to practice before the United States Tax Court and the Federal District Court for the Eastern District of Virginia. He is also a member of the American Institute of Certified Public Accountants, as well as the Indiana and Northern Virginia Societies Certified Public Accountants.

(3) John M. Novack, born 1951, currently works as a financial consultant. Previously, he was employed by NHP, Incorporated, as Senior Vice President, Finance and Accounting from 1993 - 1995, a financial consultant from 1992 - 1993, Vice President, Controller of Woodward & Lothrop, Incorporated from 1981 - 1992 and an Audit Manager in the Washington, D.C. office of Arthur Andersen, L.L.P. from 1973 - 1981. He holds a B.B.A. degree in Accounting from the College of William and Mary.

Remuneration

    The Company was formed on March 27, 1996 and therefore paid no compensation prior to that time. Under their respective current compensation agreements, each dated as of May 1, 1996 with the Company, Michael L. Foudy and Bradley B. Niemcek earn compensation at the annual rate of $120,000 and $60,000, respectively, plus certain out of pocket expenses during this start-up period. Bradford W. Baker has an employment agreement with the Company which does not provide for direct compensation but does make him eligible for certain employee benefits, including a bonus and/or stock options. (See "Employment Agreements" following.)

    If only the minimum funding is subscribed for in this offering and no other funds are available, it is intended that the amount of salaries will be reduced sufficiently until cash flow is available to adequately pay these amounts. However, it is intended that the difference between the full compensation level and what is paid will be accrued and ultimately paid when funds are available. As the Company's operations develop, it is anticipated that additional personnel and outside consultants may be hired. It is currently anticipated that each of these individuals will devote up to approximately 50% of their time to either HCC or ATB Productions, L.L.C.( for which the Company will be reimbursed for that portion of the individual's base salary). Determination of time allocation, and any associated salary adjustments, will be at the discretion of the independent members of the Board of Directors.

Employee Benefits

    It is anticipated that the Company will implement, in the near future, a Restricted Employee Stock Option plan under which its Board of Directors may grant employees, directors and certain advisors of the Company options to purchase its Shares at rates that may be below market price at the date of the grant. Any income from such options are not expected to be tax deferrable. As of the date of this Prospectus, the plan has not been defined and no options have been granted but 600,000 Shares have been reserved.

    The Company anticipates that it will adopt in the future an employee cash bonus program to provide incentive to the Company's employees. It is anticipated that such a plan would pay bonuses to employees based upon the Company's pre-tax or after-tax profit for a particular period. It is anticipated that the Company will adopt a retirement plan such as a 401(k) retirement plan and that it will implement an employee health plan comparable to the industry standard. Establishment of such plans and their implementation will be at the discretion of the Board of Directors; any such bonus plan will be based on annual objective, goal-based criteria developed by the Board of Directors for eligible participants and will be exercisable only at prices greater than or equal to the market value of the underlying Shares on the date of their grant.

Employment Agreements

    As of May 1, 1996, Messrs. Foudy, Baker and Niemcek each entered into a three-year employment agreement with the Company (collectively, the "Employment Agreements"). Each provides for bonuses and such other benefits (including base annual salaries as to Messrs. Foudy and Niemcek) as set forth in their
agreements.   As described in"Remuneration", it is anticipated that Messrs.
Foudy and Niemcek will devote approximately 50% of their time to HCC or ATB and the determination of time allocation, and any associated salary adjustments, will be at the discretion of the independent members of the Board of Directors. Messrs. Foudy, Baker and Niemcek and the Board of Directors each have the right to terminate the Employment Agreements with or without cause at any time; provided, however, that termination by the Board of Directors without cause would obligate the Company to pay the compensation due under the applicable Employment Agreement for the remainder of its term. Pursuant to the terms of the Employment Agreements, Messrs. Foudy, Baker and Niemcek have agreed that they will not compete with the Company during the period of their employment and for a one-year period after termination of the applicable Employment Agreement.

Employees

    As of June 30, 1997, the Company had one full-time and three part-time employees, two of whom are located in its McLean, Virginia offices. None of such employees is represented by employee union(s). The Company believes its relations with all of its employees are good.


Property

    The Company rents office facilities at 1320 Old Chain Bridge Road, McLean, Virginia, at market rates. (However, see, "Conflicts of Interest" -- Certain Related Party Transactions.") Such leased office space is adequate, the Company believes, to satisfy its needs for the foreseeable future.

LITIGATION

    There has not been any material civil, administrative or criminal proceedings concluded, pending or on appeal against the Company or its affiliates and principals.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table summarizes certain information with respect to the beneficial ownership of the Company's Shares, immediately prior to and after this Offering (as well as the reverse stock split described in "Description of Capital Stock--Reverse Stock Split").

                                                                                    After the Offering
                                                                                   --------------------

                                          Prior to the Offering             Minimum(2)          Maximum(3)(4)
                                          ---------------------------  --------------------  --------------------
Name of Beneficial Owner:                 Number(1)          %          Number        %       Number        %
---------------------------------------  -----------  ---------------  ---------  ---------  ---------  ---------
DIRECTORS AND OFFICERS
  Michael L. Foudy.....................   2,078,500           22.5     2,078,500      21.57  2,078,500      18.35
  Bradford W. Baker....................         --             --            --         --         --         --
  Bradley B. Niemcek (5)...............     112,500           1.22       112,500       1.17    112,500       0.99
  Linda G. Moore.......................      --               --            --          --         --         --
  Sherri Schwamb Denora................      --               --            --          --         --         --
  Ryan T. Smith........................      --               --            --          --         --         --
  Ron Alexenburg.......................      12,500           1.35        12,500       0.13     12,500       0.11
  Thomas Burgum........................      12,500           1.35        12,500       0.13     12,500       0.11
  Kirby S. Ralston.....................      12,500           1.35        12,500       0.13     12,500       0.11
  B. Eric Sivertsen....................      37,500           0.41        37,500       0.39     37,500       0.33
  Gregory Jackson (5)..................      --               --            --           --         --         --
  Sharon M. Murphy (5).................      --               --            --           --         --         --
                                         -----------         -----     ---------  ---------  ---------  ---------
ALL DIRECTORS AND OFFICERS AS A
GROUP..................................   2,228,500          24.12%    2,197,500       22.8% 2,197,500       16.6%
                                         -----------         -----     ---------  ---------  ---------  ---------
                                         -----------         -----     ---------  ---------  ---------  ---------

ALL 10% SHAREHOLDERS
  Michael Foudy........................   2,078,500           22.5     2,078,000      21.38  2,078,500      18.35
  Heartland Capital Corporation
    (warrants only)....................   1,236,000          13.38     1,236,000      12.83  1,236,000       9.33
                                         -----------         -----     ---------  ---------  ---------  ---------
ALL 10% SHAREHOLDERS AS A GROUP........   3,464,500           37.3     3,464,500      35.97  3,464,500      30.59
                                         -----------         -----     ---------  ---------  ---------  ---------
                                         -----------         -----     ---------  ---------  ---------  ---------
ALL BENEFICIAL OWNERS AS A GROUP.......   3,464,500           37.5%    3,464,500      35.97% 3,464,500      30.59
                                         -----------         -----     ---------  ---------  ---------  ---------
                                         -----------         -----     ---------  ---------  ---------  ---------

(1) Reflects total outstanding Shares of 1,326,811, escrowed shares of 4,801,589, the assumed issuance of 75,000 contingent shares and the assumed exercise of warrants to purchase 3,033,600 shares, all as of March 31, 1997. Detailed ownership information by director and/or officer are listed under the heading, "Directors and Officers."

(2) Assumes issuance and sale of 400,000 of the Company's shares during this Offering Period (the "minimum offering"), in addition to the 1,326,811 Company shares currently outstanding, the escrowed Shares of 4,801,589, the issuance of 75,000 contingent shares and the assumed exercise of warrants to purchase 3,033,600 additional Shares, all as of March 31, 1997.

(3) Assumes issuance and sale of 4,000,000 of the Company's shares during this Offering Period (the "maximum offering"), in addition to the 1,326,811 Company Shares currently outstanding, the escrowed Shares of 4,801,589, the issuance of

    75,000 contingent shares and the assumed exercise of warrants to purchase 3,033,600 additional Shares, all as of March 31, 1997.

(4) As described in "Description of Capital Stock--Reverse Stock Split," a reverse stock split was effected by the Company as of March 25, 1996 to reduce the dilutive effect on new investors in the Company's planned initial public offering. Because the Shares escrowed are issued contingent upon required performance standards being met, they have no voting and dividend rights and are, while in escrow, not deemed to be outstanding Shares. On the assumption those performance standards will be met during each of the six years of the escrow, the following directors and officers would have the following escrowed Shares released to them (in annual increments of 16.67%):
    Michael L. Foudy (934,329) and Bradley B. Niemcek (19,588).

(5) These persons are expected to be elected as members of the Board of Directors concurrent with registration of this offering. While such persons currently own no Shares of the Company in such capacity (Mr. Niemcek does own shares as an officer), each will be issued 12,500 Shares as of May 1, 1998.

                                                            Shares
                                                             Under           Shares
        Director                                             Non-             Under
         and/or              Outstanding     Escrowed     Contingent       Contingent
         Officer               Shares         Shares       Warrants         Warrants       Share Total
-------------------------  ---------------  -----------  -------------  -----------------  -----------
Michael L. Foudy.........       270,671        934,329       867,500           --           2,078,500
Bradley B. Niemcek.......         5,412         19,588        12,500           75,000         112,500
Eric B. Sivertsen........        12,500         --            25,000           --              37,500
                                -------     -----------  -------------         ------      -----------
TOTAL                           280,583        953,917       905,000           75,000       2,228,500
                                -------     -----------  -------------         ------      -----------
                                -------     -----------  -------------         ------      -----------

                            SELECTED FINANCIAL DATA

    The following table sets forth certain financial data for the Company. The selected financial data should be read in conjunction with the Company's and Heartland Capital Corporation's (HCC) "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and Notes thereto and the Financial Statements of HCC and Notes thereto included elsewhere in the Prospectus. The selected financial data for the periods ended December 31, 1994, 1995 and 1996, have been derived from the Company's and HCC's financial statements, which have been audited by independent certified public accountants and which are included elsewhere in this Prospectus. The selected financial data for the three months ended March 31, 1996 and 1997 and the periods from date of formation through March 31, 1997 have been derived from unaudited financial statements which are included elsewhere in this Prospectus. In the opinion of management of the Company, the unaudited financial statements of the Company and HCC have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for this period. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. This data should be read in conjunction with the Company's and HCC's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, and related notes thereto, included elsewhere in this Prospectus.

                  [BALANCE OF PAGE LEFT INTENTIONALLY BLANK.]

                                   HCC (Predecessor Company)(1)(6)

                              DATE OF                                                              DATE OF
                            FORMATION                                                             FORMATION
                             (6/23/94)        YEAR        YEAR       3 MONTHS       3 MONTHS      (6/23/94)
                              THROUGH        ENDED       ENDED          ENDED         ENDED        THROUGH
                             12/31/94       12/31/95    12/31/96      3/31/96        3/31/97       3/31/97
                           -------------  ------------  ----------- ------------ --------------  ------------
Income Statement Data:
Revenue..................        $--       $      647   $     2,847  $     2,106  $      104      $     3,598
Costs and expenses.......  $ 211,372       $  568,467   $   361,354  $   160,318  $   78,288      $ 1,219,481
Loss from operations.....  $(211,372)      $(567,820)   $  (358,507) $  (158,212) $  (78,184)     $(1,215,883)
Interest expense
  (income), net..........  $   8,342       $  25,690    $    69,880  $     1,514  $     (993)     $   102,919
Net loss (4).............  $(219,714)      $(593,510)   $  (428,387) $  (159,726) $  (77,191)     $(1,318,802)
Net loss per share.......  $   (0.03)      $   (0.07)   $     (0.05) $     (0.02) $    (0.01)     $     (0.16)
Common and common
equivalent shares
outstanding(2)(5)........  8,051,000       8,051,000      8,051,000    8,051,000   8,051,000        8,051,000


                                    HCC (Predecessor Company)(1)(6)

                                                AS OF        AS OF         AS OF          AS OF
                                              12/31/94     12/31/95       12/31/96       3/31/97
                                             -----------  -----------  -------------  --------------
Balance Sheet Data:
Working capital (Deficiency)...............  $ (245,214)  $  (333,529)  $   (32,014)   $  (195,894)
Total assets...............................  $   36,274   $   184,800   $   605,375    $   834,098
Stockholders' equity (deficit).............  $ (217,714)  $  (171,379)  $   340,592    $   263,401
Accumulated deficit........................  $ (219,714)  $  (813,224)  $(1,246,369)   $(1,323,560)


           HCMI (Successor Co.)(1)(6)


   DATE OF                       DATE OF
  FORMATION)                    FORMATION)
  (3/27/96)      3 MONTHS       (3/27/96)
    THOUGH         ENDED          THOUGH
   12/31/96       3/31/97         3/31/97
 ------------   ------------   ------------

 $     3,507    $       926    $     4,433
 $   291,421    $    66,619    $   358,040
 $  (287,914)   $   (65,693)   $  (353,607)
 $    (2,899)   $    (3,388)   $    (6,287)
 $  (285,015)   $   (62,305)   $  (347,320)
 $     (0.23)   $     (0.05)   $     (0.28)

   1,242,310      1,326,811      1,326,810

          HCMI (Successor Company)(1)(6)


    AS OF        AS OF          MINIMUM
  12/31/96      3/31/97       ADJUSTED(3)
 -----------  -------------   ------------

 $   516,327  $  (727,288)    $   (972,712)
 $   827,964  $   983,346     $  2,668,346
 $   305,143  $   242,838     $  1,927,838
 $  (285,015) $  (347,320)    $   (347,320)

------------------------
(1) Effective May 17, 1996, the Company was assigned certain development rights and obligations by HCC, its parent company at that time. Effective May 18, 1996, the Company was spun off via a dividend to the HCC shareholders. Consequently, the Company has yet to commence operations and is presented as the "Successor" to HCC which, in turn, is deemed the "Predecessor" in the above table.

(2) For HCC, common and common equivalent shares outstanding is based on the weighted average number of shares of common stock equivalents outstanding each period, as adjusted for the effects of Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 83. Pursuant to SAB
    No. 83, "cheap" stock and warrants (that is, stock or warrants issued for consideration or with exercise prices below the initial public offering ("IPO") price within a year prior to the initial filing, or in contemplation of the IPO, should be treated as outstanding for all reported periods). Consequently, 8,051,000 shares are the common and common equivalent shares outstanding for all reported periods for purposes of computing net loss per share for HCC.

(3) Assumes completion of the Offering and application of the net proceeds of $1,700,000 in the case of the minimum offering.

(4) There have been no, nor are there expected to be, cash dividends.

(5) For HCMI, based on the weighted average number of shares outstanding during the period, adjusted retroactively for the reverse stock split approved March 25, 1997.


(6) The financial statements from which the above information has been derived have been prepared assuming the Company and HCC will continue as going concerns. However, both the Company and HCC have incurred losses since inception. Such factors, among others, raise substantial doubt about the Company's and HCC's ability to continue as going concerns. In that regard, see "Reports of Independent Certified Public Accountants" accompanying the Company's and HCC's audited financial statements which cite substantial doubt about the Company's and HCC's ability to continue as going concerns. There can be no assurance that the Company and HCC will achieve profitability and adequate financing in the future. If the Company or HCC fail to achieve profitability and/or adequate financing, their growth strategies could be materially adversely affected. (See "Risk Factors--Going Concern Report of Independent Certified Public Accountants.")

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

(1) Heartland Communications & Management, Inc. (the "Company")

    (a) Liquidity and Capital Resources

    The Company was incorporated as a wholly-owned subsidiary of Heartland Capital Corporation ("HCC") on March 27, 1996 for the purpose of raising capital to develop several print and electronic media and investment concepts (the "Media Concepts") and bring them to market. The development rights to these Media Concepts had been owned by HCC and were assigned to the Company on May 17, 1996 simultaneously with payment by HCC of its $4,758 subscription for the stock of the Company to which it subscribed on March 27, 1996.

    The Company has not yet commenced generating substantial revenue.The Company expects to fund development expenditures and incur losses until it is able to generate sufficient income and cash flows to meet such expenditures and other requirements. The Company does not currently have adequate cash reserves to continue to cover such anticipated expenditures and cash requirements. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. In this regard, see the Independent Certified Public Accountants' Report appearing elsewhere herein which cites substantial doubt about the Company's ability to continue as a going concern.

    The Company and HCC have been evaluating financing and capitalization alternatives as part of their long-term business plans. These alternatives include HCC's sale of preferred stock and other alternatives, including the formation of the Company and the associated transfer thereto of many of HCC's development options, with the Company, in turn, undertaking an initial public offering (the "IPO") of a portion of its common stock. To preserve operating funds, HCC and the Company have also developed a strategic plan which provides for reductions of expenditures and a prioritization of development options, as discussed below.

    The following table sets forth certain data from the Statements of Cash Flow for the Company:

    For the Period March 27, 1996 (date of formation) through December 31, 1996 and for three months ended March 31, 1997:

                                                                                                   PERIOD ENDED
                                                                                               ---------------------
                                                                                                12/31/96    6/30/97
                                                                                               ----------  ---------
Net cash used in operating activities .............................................            ($417,290)    ($1,119)

Net cash used in investing activities, principally loans to ATB..............................   (172,780)      2,245

Net cash provided by financing activities, principally from exercise of warrants.............    590,158        --
                                                                                               ----------   --------
Increase in cash.............................................................................  $      88     $ 1,126
                                                                                               ----------   --------
                                                                                               ----------   --------

    The development rights, which are discussed in more detail below under "Anticipated Operations," had only a nominal intrinsic value as of the date they were assigned to the Company because of the significant anticipated future development costs and, therefore, such rights have no carrying value on the Company's balance sheet. The Media Concepts cannot be developed without the capital expected to be raised by the Company's IPO. The extent to which the Company can realize any return on the development rights is directly related to the amount of funding obtained through the Company's offering of its shares to the public, as well as its ability to successfully develop the Media Concepts.

    Subsequent to the assignment, ownership of the Company was "spun off" to the shareholders of HCC and HCC's stock ownership was retired. As part of the spin-off, the Company issued shares of its common stock (the "Shares") to HCC's common and preferred shareholders equal to shares they currently held in HCC on a one-for-one basis. Holders of HCC preferred stock also received warrants to buy the Company's common stock on the basis of one warrant for each two HCC preferred shares held, resulting in 1,394,500 warrants for 2,789,000 outstanding shares of HCC preferred stock. Holders of non-contingent warrants to purchase HCC shares were likewise provided the same number of warrants to purchase shares of the Company, at exercise prices identical to those contained in the HCC warrants.

    During May 1996, the Company notified its warrant holders of its intent to do an initial public offering ("IPO") stating that the warrant holders had until July 6, 1996 to exercise their warrants at $.50 per share versus $4 per share thereafter (80% of the expected IPO price of $5 per share). On July 19, 1996, the Company extended this warrant exercise period until July 23, 1996. Through that date, 1,170,400 of the warrants had been exercised resulting in net proceeds to the Company of $585,200, virtually all of the cash provided by finance activities.

    To facilitate the IPO, the stockholders approved a reverse stock split as of March 25, 1997 in which one new share of the Company's common stock was issued for each 4.6190302 shares outstanding with shares for the remaining 3.6190302 shares being placed in escrow and being released only if the Company meets a specified level of future performance. Likewise, the exercise of the remaining outstanding warrants were tied to the attainment of this specified level of future performance. The principal purpose of the reverse stock split was to reduce the number of outstanding common shares prior to the IPO.

    (b) Results of Operations

    Since its inception (March 27, 1996) through March 31, 1997, the Company's activities have been organizational and devoted to developing a business plan and raising capital. Where such costs are indirect and administrative in nature, they have been expensed in the accompanying statement of operations and account for the majority of the $347,320 deficit accumulated by the Company during the development stage. Where such costs relate to capital raising and are both direct and incremental, such costs have been treated as deferred offering costs in the accompanying balance sheets. Such deferred costs amounted to $799,591 as of March 31, 1997. Together such costs account for $1,146,911 of expenditures and, when netted against the non-cash increases in liabilities of $740,000, approximate the $418,409 amount of net cash used in operations.

    Due to the importance of ATB to the Company's business plan, the Company has joined HCC in co-funding the ATB Credit Agreement. HCC originally executed a line of credit agreement with ATB in January 1995 to provide working capital for its operations. In 1996, HCMI began co-funding this credit facility. HCMI had advanced $172,780 as of December 31, 1996. During the three months ended March 31, 1997, ATB repaid $2,245 of this loan. The $170,535 outstanding balance is due in December 1999.

    The Company will structure its operations based on both the amount of capital raised in the IPO and the timing of the receipt of the proceeds. The Company has developed an action plan geared to varying amounts of capital being raised. Assuming that only $2,000,000 of capital is raised, the Company's goals will be to develop additional programming and broadcast capabilities for the Heartland Radio Network (the "Network") and to make media acquisitions which will help develop the Network. In addition, the Company also plans to develop a weekly publication aimed at the youth (ages 11 to 18) market that would be distributed free to students in schools. Based on preliminary discussions, it is expected that several major national companies would be prominent advertisers in the publication. Additionally, at the $5,000,000 level, the Company also would expand its investment in the teen publication and would plan to invest in an investment fund management company. If a total of $12,500,000 is raised, the Company also would expect to devote additional capital to investments in the fund management venture as well as to partially fund the creation of a sports-based weekly newspaper insert which would be provided to newspapers around the country. This publication also is expected to be supported by advertising revenue from major national companies. If the complete offering amount of $20,000,000 is raised in the IPO, then the Company expects that, in addition to the projects funded at lower levels, the sports-based newspaper insert concept would be fully funded and that additional, as yet unidentified, synergistic print, electronic media and Internet-based investments would be made.

    At the conclusion of this development effort, which for some of the Media Concepts will require as much as nine months, the Company may still need to obtain additional financing to begin operations. There can be no assurance that the Company will complete the necessary work on the Media Concepts on schedule or that bank or additional equity financing will be available to the Company as it seeks to develop the Media Concepts and begin operations.

    Because the Company has no history of operations, there is no assurance that the Media Concepts can be successfully developed and put into operation within the anticipated levels described above. Additionally, there is no assurance that the Media Concepts would in fact be acceptable to the general public and, as a result, there is no assurance that revenues would ever be generated sufficient to recover the capital raised in the IPO, let alone provide a return to shareholders on invested capital.

    The Company also did not record an income tax provision or benefit in the financial statements for the period December 31, 1996 because of the existence of net operating losses. The Company expects to incur a net loss for the period December 31, 1997. Consequently, there will be no income tax provision or benefit in the financial statements for 1996 and 1997.

    (c) Recent Accounting Pronouncements

    Recent accounting pronouncements and their effect on the Company are discussed below.

    In March 1995, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," was issued. The Company adopted SFAS No. 121 as of March 27, 1996, and its implementation did not have a material effect on the Company's financial statements.

    In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation," was issued. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method is adopted at the date it grants stock options to officers, employees and directors. The adoption of this standard will not impact the Company's financial position or cash flows.

    On March 3, 1997 ,the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share (SFAS 128)". SFAS 128 provides a different method of calculating earnings per share than is currently used in accordance with APB Opinion 15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share. Using the principles set forth in SFAS 128, basic earnings per share would not be different from reported earnings per share.

(2) Heartland Capital Corporation

    (a) Liquidity and Capital Resources

    Heartland Capital Corporation ("HCC"), the original shareholder of the Company, was incorporated on June 23, 1994, and provides merchant banking, marketing and consulting services. HCC incurred a net loss of $428,387 for the year ended December 31, 1996 and $77,191 for the three months ended March 31, 1997, and has incurred losses since formation resulting in an accumulated deficit of $1,323,560 as of March 31, 1997. At March 31, 1997, HCC had negative working capital, as indicated by current liabilities exceeding current assets by $195,894. Furthermore, HCC expects to incur additional losses until it is able to generate sufficient income to cover operating expenses. HCC does not currently have sufficient cash reserves to cover such anticipated losses. In addition, HCC had significant receivables of $749,986, as of March 31, 1997, from the Company and ATB which, in turn, are both development stage companies. In addition, the Company's most recent audit report, dated April 25, 1997, expressed concern about the Company's "ability to continue as a going concern." These factors raise substantial doubt about HCC's ability to continue as a going concern. In this regard, see the Independent Certified Public Accountants' Report appearing elsewhere herein which cites substantial doubt about HCC's ability to continue as a going concern.

    HCC has been evaluating financing and capitalization alternatives in its long-term business plan. These include HCC's sale of its 12% preferred stock, and other alternatives, such as the formation of the Company, including the transfer thereto of many of HCC's development options with the Company, in turn, undergoing an IPO of common stock. To preserve operating funds, HCC has furthermore developed a strategic plan which provides for the reduction of expenditures and a prioritization of development options as discussed below.

    The following table sets forth certain data from the Statement of Cash Flows for HCC.

                                                                                                                FOR THE
                         FOR THE PERIOD                                                                          PERIOD
                         6/23/94 (DATE                                                                           6/23/94
                               OF                                                                               (DATE  OF
                           FORMATION)       FOR THE      FOR THE YEAR          FOR THE THREE MONTHS             FORMATION)
                              THRU         YEAR ENDED        ENDED                 ENDED MARCH 31,                  THRU
                            12/31/94        12/31/95       12/31/96           1996               1997            3/31/97
                         --------------  --------------  -------------  -------------------  --------------  ---------------
Net cash provided
by (used in)
operating activities     $   (101,928)   $   (260,015)   $  (471,823)      $  (126,174)       ($ 108,570)      ($ 942,336)

Net cash used in
investing activities,
principally loans
to ATB                        --             (147,875)      (194,255)          (74,375)         (149,951)        (492,081)

                                      37

                                                                                                                FOR THE
                         FOR THE PERIOD                                                                          PERIOD
                         6/23/94 (DATE                                                                           6/23/94
                               OF                                                                               (DATE  OF
                           FORMATION)       FOR THE      FOR THE YEAR          FOR THE THREE MONTHS             FORMATION)
                              THRU         YEAR ENDED        ENDED                 ENDED MARCH 31,                  THRU
                            12/31/94        12/31/95       12/31/96           1996               1997            3/31/97
                         --------------  --------------  -------------  -------------------  --------------  ---------------
Net cash provided by
financing activities,
principally from
loans from investors
and sales of
preferred stock               102,000         427,505        647,642           195,650           260,350        1,437,497
                         --------------  --------------  -------------  -------------------  --------------  ---------------
Increase
(decrease) in cash       $         72    $     19,615    $   (18,436)      $    (4,899)        $   1,829        $ 3,.080
                         --------------  --------------  -------------  -------------------  --------------  ---------------
                         --------------  --------------  -------------  -------------------  --------------  ---------------

    In 1994, HCC's operations were funded primarily by $100,000 in loans from investors. In 1995, HCC began raising capital through the sale of 12% non-cumulative convertible preferred stock in a private placement. As of December 31, 1995, $686,000 (before commissions and related costs) of preferred stock had been sold and during the year ended December 31, 1996, an additional $708,500 (before commissions and related costs) of preferred stock was sold.

    Even with the proceeds of preferred stock sales received through December 31, 1996, HCC does not have adequate resources to continue operating throughout 1997 at the same level as 1995 and 1996. However, certain changes are anticipated in HCC's operations in 1997 which increase the likelihood of HCC being able to fund its operations in 1997 without obtaining additional capital. First, effective May 17, 1996, HCC transferred certain contract and development rights to the Company which undertook plans for an initial public offering ("IPO") in 1996. Several employees previously on HCC's payroll have transferred to the Company, reducing HCC's operating costs. Additionally, it is anticipated that the Company will reimburse HCC for funding provided to the Company for the IPO. Second, HCC has funded certain not-for-profit initiatives, the Institute for American Liberty, the American Initiative Committee and the Philadelphia II initiative, expecting to be repaid as these organizations begin operations and raise working capital. As a matter of accounting policy, advances to these organizations have been expensed when made and recoveries will be recorded to the extent that any repayments are received. If necessary to preserve operating funds, HCC could cease funding these organizations for the remainder of 1997. Through March 31, 1997, HCC has advanced a total of $335,657 to these organizations. However, in 1996, HCC has reduced these expenditures by over 50% compared to the year ended December 31, 1995.

    (b) Results of Operations

    Since its inception, HCC has been engaged in merchant banking and related activities, with its primary initial emphasis to develop certain media concepts into viable stand-alone businesses. HCC has received an insignificant amount of revenue ($647 for the year ended December 31, 1995 and $2,847 for the year ended December 31, 1996 until the underlying contract was transferred to the Company in May 1996) while incurring costs to develop the various media concepts. HCC's net loss for the year ended December 31, 1995 was $593,510 compared to a net loss of $219,714 for the period from inception (June 23, 1994) through December 31, 1994. Because 1994 was not a full year of operations, results for the 1994 partial year can not be meaningfully compared to results for 1995. Net loss was $428,387 for the year ended December 31, 1996. The reduced loss of $170,000 for 1996, over 1995, was due principally to the reduction in funding of the not-for-profit organizations in 1996 offset by an increased interest expense due to higher borrowings and an increase in interest costs due to the use of below market stock grants.

    As of December 31, 1996, HCC also has $         of net operating loss
carryforwards ("NOLs") which expire year-end in 2009 through 2011. A valuation allowance equal to the tax benefit of the NOLs was established reflecting the uncertainty of realizing these benefits in future years. Furthermore, as a result of an ownership change due to the sale of preferred stock, the use of the NOLs is restricted to an annual limitation of approximately $65,000. HCC did not estimate an effective tax rate for the period ended March 31, 1997 or 1996 due to the existence of net operating losses. HCC expects to incur a significant net loss for 1996.

    (c) Recent Accounting Pronouncements

    Recent accounting pronouncements and their effect on HCC are discussed below.

    In March 1995, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," was issued. HCC adopted SFAS No. 121 as of January 1, 1996, and its implementation did not have a material effect on HCC's financial statements.

    In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation," was issued. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. HCC intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method was adopted January 1, 1995. The adoption of this standard will not impact HCC's results of operations, financial position or cash flows.

    On March 3, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share (SFAS 128)." SFAS 128 provides a different method of calculating earnings per share than is currently used in accordance with APB Opinion 15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share include no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share. Using the principles set forth in SFAS 128, basic earnings per share would not be different from reported primary earnings per share.

                            APPLICATION OF PROCEEDS

    The net proceeds to the Company from the sale of the shares of common stock (the "Shares") offered hereby (after selling commissions and associated organization and offering expenses) are estimated to be approximately $18,000,000 if the maximum offering is achieved and $1,800,000 if the minimum offering is achieved. (See "Capitalization" below with regard to the Company's capitalization currently and that which will exist if the minimum or maximum offering is achieved.) The Company expects that such net proceeds will be used to finance expansion of existing activities and future acquisitions as well as for general corporate purposes. The Company reviews potential acquisition opportunities on an ongoing basis, and periodically engages in discussions with acquisition candidates. The Company has not, however, entered into any definitive agreements with respect to the acquisition of any properties.

    In the event only the minimum amount of funding is subscribed, the Company will concentrate its efforts primarily on expanding its Heartland Radio Network, investing in the teen supplement and making possible communications-related acquisition(s). In the event that more than the minimum is subscribed, the Company intends to be more aggressive in implementing its business plan and further develop operations, personnel and projects. Anticipated application of proceeds below does not, however, include cash flow from revenue. The Company anticipates receiving revenues from operations, but there can be no assurance that such revenues will be sufficient to generate positive cash flow before proceeds from this offering are expended. Nonetheless, even if only the $2,000,000 minimum offering is achieved, net proceeds from this offering are expected to fund operations for 12-18 months at anticipated "burn rates." (See "Risk Factors.")


                                                                    GROSS PROCEEDS
                                                                    --------------

                                        $2,000,000                    $5,000,000                  $12,500,000
                               --------------------------     --------------------------   --------------------------
                                DOLLAR AMOUNT    PERCENTAGE   DOLLAR AMOUNT   PERCENTAGE   DOLLAR AMOUNT   PERCENTAGE
                                --------------   ----------   -------------   ----------   -------------   ----------
Selling Commissions               $  200,000          10%      $  500,000          10%      $ 1,250,500          10%
Legal Fees                            15,000         .75%         200,000           4%          200,000         1.6%
Other Fees                            30,000         1.5%          30,000         0.6%           30,000        0.24%
Printing Costs/ Other Fees            75,000        3.75%          75,000       1.549%           75,000         0.6%
HCC Indirect Expense
  Reimbursement (1)                  --               --             --            --           412,500         3.3%
Accounting Fees                       25,000        1.25%          50,000           1%          125,000         1.0%
Working Capital                      100,000           5%         295,000         5.9%          295,000        2.36%
Proposed Investment
  Opportunities (2):
Heartland Radio Network              250,000        12.5%         250,000           5%          250,000         2.0%
Communications Companies
  Acquisition(s)                     305,000       15.25%       1,200,000        24.1%       2,1800,000       17.44%
A Magazine for Teens               1,000,000          50%       2,300,000          46%        2,300,000        18.4%
A National Sports Weekly (3)              --          --               --          --         5,037,500        40.3%
Management and Marketing
  Services                                --          --          125,000           2%          345,000        2.76%
                                --------------       ---      -------------     -----      -------------   ----------
                                  $2,000,000       100.0%      $5,000,000       100.0%      $12,500,000       100.0%
                                --------------    -------      -------------   --------    -------------   ----------
                                --------------    -------      -------------   --------    -------------   ----------


                                       $20,000,000
                                --------------------------
                                DOLLAR AMOUNT   PERCENTAGE
                                -------------   ----------
Selling Commissions              $ 2,000,000          10%
Legal Fees                           200,000         1.0%
Other Fees                            30,000        0.15%
Printing Costs/ Other Fees            75,000       0.375%
HCC Indirect Expense
  Reimbursement (1)                  600,000         3.0%
Accounting Fees                      125,000       0.625%
Working Capital                      505,000       2.525%
Proposed Investment
  Opportunities (2):
Heartland Radio Network              250,000        1.25%
Communications Companies
  Acquisition(s)                   2,180,000        10.9%
A Magazine for Teens               2,300,000        11.5%
A National Sports                 11,265,000      56.325%
Management and Marketing
  Services                           470,000        2.35%
                                -------------   ----------
                                 $20,000,000       100.0%
                                -------------   ----------
                                -------------   ----------

------------------------

(1) In conjunction with the public offering, HCC has incurred costs, such as salaries and rent, which have been allocated to the Company. By completion of the public offering, it is expected that such costs could aggregate approximately $600,000. It is the intent of the Company to reimburse HCC for these costs, or at least a portion thereof on a sliding scale basis as reflected in the above tables. As of December 31, 1996 and March 31, 1997, the amount owed by the Company to HCC for these costs, net of repayments, amounted to $220,616 and $289,772, respectively.

(2) A portion of the proceeds of this offering are expected to be used to pay net salaries of the Company's management, such amounts projected to aggregate $90,000 in 1997 (and thus from 4.5%--at the minimum offering--to .45% at the maximum).

(3) The Company is currently conducting exploratory discussions with potential strategic partners for its national sports weekly supplement. Should these relationships develop, it is expected the Company's investment in the venture would be allocated to additional communications company acquisitions.

    Except as to selling commissions and, at the minimum, legal and accounting fees, the Company reserves the right to change the application of proceeds depending on unforeseen circumstances at the time of this offering. The intent is to implement the Company's business plan to the extent possible with funds raised in this offering. Unforeseen events, timing, the general state of the economy and the Company's ability or inability to generate revenue could greatly alter the application of proceeds from that shown above.

    As part of the Company's business strategy, the Company will evaluate potential acquisitions of communications and/or management-related activities and businesses. However, the Company has no present understanding, commitment or agreement with respect to any acquisitions. Future acquisitions of communications properties effected in connection with the implementation of the Company's expansion strategy are expected to be financed from cash flow from operations, bank or other financial institution borrowings, debt or additional equity financings or a combination of those methods.

                  ABSENCE OF PUBLIC MARKET AND DIVIDEND POLICY

    There is no public trading market for the Shares nor is any expected to develop for at least 6--18 months after the offering commences. There is no assurance that the Company can satisfy then current pertinent listing standards or, if successful in getting listed, avoid later delisting. (See "Risk Factors").

    The Company intends to retain future earnings for use in its business and does not anticipate paying any dividends on Shares in the foreseeable future. While not currently so restricted, the Company may be prohibited from paying dividends on the Shares in the future under credit or other financing agreement(s) unless certain amounts are available and certain other conditions are satisfied. (See "Description of Capital Stock Dividend Rights.")

                                 CAPITALIZATION

    The following table sets forth (i) the capitalization of the Company as of March 31, 1997, and (ii) the pro forma capitalization of the Company on the same date, reflecting (a) the sale of the 400,000 shares of Common Stock offered by the Company hereby for estimated net proceeds of $4.2125 per share (the "Minimum Offering") and (b) the sale of 4,000,000 shares of Common Stock (maximum) offered by the Company for estimated net proceeds of $4.25 per share (the "Maximum Offering"). (See also "Application of Proceeds" and "Description of Capital Stock"--including " Reverse Stock Split"--and footnote (4) to "The Company--Securities Ownership of Certain Beneficial Owners and Management.")

                                                                           MARCH 31, 1997
                                                         ACTUAL              AS ADJUSTED
                                                       ----------  ---------------------------
                                                                       MINIMUM        MAXIMUM
                                                                   ------------  -------------
Shareholders' equity
  Common stock, $.001 par value, 50,000,000 Shares
  authorized, 1,326,811 Shares outstanding, 1,726,811
  (Minimum) and 5,326,811 (Maximum)
  Shares to be issued and outstanding, as adjusted     $    1,327  $      1,727  $       5,327
  Paid-in capital                                         588,831     2,273,431     17,584,831
  Deficit accumulated development stage                  (347,320)     (347,320)      (347,320)
                                                       ----------  ------------  -------------
  Total shareholders' equity and total capitalization  $  242,838  $  1,927,838  $  27,242,838
                                                       ----------  ------------  -------------
                                                       ----------  ------------  -------------

                                    DILUTION

    The following table sets forth the percentage of equity the investors in this offering will own compared to the percentage of equity owned by the present stockholders, and the comparative amounts paid for the Shares by the investors as compared to the total consideration paid by the present stockholders of the Company. (See "Description of Capital Stock," "Risk Factors" and "Capitalization" for a more complete discussion of total number of Shares and associated rights and consequences.)

Dilution For $2,000,000 Offering (1)

Initial public offering price per Share                                             $    5.00     (100.0%)

  Net tangible book value per Share before offering           $   0.445       (8.9%)
  Increase per Share attributable to new Shareholders             1.055      (21.1%)
Pro forma net tangible book value per Share after offering     --------                  1.50      (30.0%)
                                                                                     --------
Total dilution per Share to new Shareholders                                        $    3.50      (70.0%)
                                                                                     --------
                                                                                     --------

                                    DILUTION

    The following table sets forth the percentage of equity the investors in this offering will own compared to the percentage of equity owned by the present stockholders, and the comparative amounts paid for the Shares by the investors as compared to the total consideration paid by the present stockholders of the Company. (See "Description of Capital Stock," "Risk Factors" and "Capitalization" for a more complete discussion of total number of Shares and associated rights and consequences.)

Dilution For $2,000,000 Offering (1)

Initial public offering price per Share                                             $    5.00     (100.0%)

  Net tangible book value per Share before offering           $   0.445       (8.9%)
  Increase per Share attributable to new Shareholders             1.055      (21.1%)
Pro forma net tangible book value per Share after offering     --------                  1.50      (30.0%)
                                                                                     --------
Total dilution per Share to new Shareholders                                        $    3.50      (70.0%)
                                                                                     --------
                                                                                     --------



                                                          SHARES PURCHASED(1)
                                                                                  TOTAL CONSIDERATION
                                                          --------------------  -----------------------
                                                                                                         AVERAGE PRICE
                                                           NUMBER        %         AMOUNT         %        PER SHARE
                                                          ---------  ---------  ------------  ---------  -------------
Existing Shares.........................................  1,326,811      76.84  $    590,158      22.78    $   0.445
                                                          ---------  ---------  ------------  ---------       ------
                                                          ---------  ---------  ------------  ---------       ------
New Shares..............................................    400,000      23.16     2,0000,00      77.22    $   5.000
                                                          ---------  ---------  ------------  ---------       ------
                                                          1,726,811     100.00  $  2,590,158        100    $    1.50
                                                          ---------  ---------  ------------  ---------       ------
                                                          ---------  ---------  ------------  ---------       ------

------------------------

(1) Assumes issuance and sale of 400,000 of the Company's Shares during this Offering Period in addition to the 1,326,811 Company Shares currently outstanding.

(2) Due to the need to meet an economic performance standard in order to exercise warrants, their exercise is not viewed as probable and, therefore, their effect on the above is not reflected herein.

Dilution For $20,000,000 Offering (1)

Initial public offering price per Share                                                 $    5.00     (100.0%)
  Net tangible book value per Share before offering               $   0.445      ( 8.9%)
  Increase per Share attributable to new Shareholders                 3.425      (68.5%)
Pro forma net tangible book value per Share after offering                                   3.87      (77.4%)
                                                                                           --------
Total dilution per Share to new Shareholders                                            $    1.13      (22.6%)
                                                                                           --------
                                                                                           --------


                                                           SHARES PURCHASED      TOTAL CONSIDERATION
                                                         --------------------  ------------------------
                                                                                                          AVERAGE PRICE
                                                          NUMBER        %         AMOUNT          %         PER SHARE
                                                         ---------  ---------  -------------  ---------  ---------------
Existing Shares........................................  1,326,811      24.91  $     590,158       2.87     $    .445
New Shares.............................................  4,000,000      75.09     20,000,000      97.13     $    5.00
                                                         ---------  ---------  -------------  ---------         -----
                                                         5,326,811     100.00  $  20,590,158     100.00     $    3.87
                                                         ---------  ---------  -------------  ---------         -----
                                                         ---------  ---------  -------------  ---------         -----

------------------------

(1) Assumes issuance and sale of 4,000,000 of the Company's Shares during this Offering Period in addition to the 1,326,811 Company Shares currently outstanding.

(2) Due to the need to meet an economic performance standard in order to exercise warrants, their exercise is not viewed as probable and, therefore, their effect on the above is not reflected herein.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK GENERALLY

    The Company's authorized capital stock consists of (i) 50,000,000 shares of $.001 par value common stock, the only class of stock outstanding at this time (the "Shares") and (ii) 10,000,000 shares of $.001 par value preferred stock, none of which is outstanding at this time. Shareholders are entitled to one vote per share on all matters to be voted upon by Shareholders and, upon issuance in consideration of full payment, are non-assessable. Shareholders are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors of the Company out of funds legally available. In the event of liquidation, dissolution or winding up of the Company, the Shareholders are entitled to share ratably in all assets remaining after payment of liabilities. Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, the holders of more than 50% of the Shares could elect all the directors of the Company. (See "Risk Factors--Control By The Principal Shareholders.") There are no redemption or sinking fund provisions or preemptive rights with respect to the Shares, and Shareholders have no right to require the Company to redeem or purchase Shares.

REVERSE STOCK SPLIT

    In conjunction with the planned public offering, the Board of Directors proposed a (1) reverse split of the Company's common stock on the basis of one new share of common stock for each 4.6190302 shares of then outstanding common stock (1,326,811 new shares) and (2) limitations on the exercise of existing warrants. The principal objective of the reverse split was to reduce the number of outstanding common shares prior to the IPO. The Board of Directors believed that the total number of shares then outstanding caused a disproportionately large dilutive effect on new investors in the planned IPO and that the anticipated offering price of $5.00 per share would be better supported with fewer shares prior to the IPO. On March 25, 1997, the majority of the existing Shareholders approved this proposal. The Shareholders will be reissued a number of Shares equal to the Shares (4,801,589) being surrendered. Those Shares will be placed in escrow with no voting or dividend rights while in escrow. Because the Shares escrowed are issued contingent upon required performance standards being met, they have no voting or dividend rights and are, while in escrow, not deemed to be outstanding Shares.

    The release of these shares from escrow and the exercise of the existing warrants in six annual increments of 16.67% and their distribution to the Shareholders is contingent on the Company achieving certain required performance standards. (See Footnote 4, "Shareholder's Equity--Reverse Stock Split," to the Company's financial statements (Appendix I) with regard to the definition of "Required Performance Standards.") In summary, such "earn out" provisions require a market capitalization of at least ten and provide a return of 40% for the first two years and 15% thereafter. There is provision for Shares not released in prior years to be released in subsequent years if the required performance standards cumulatively are met or exceeded. At the end of six (6) years, Shares not "earned out" will be canceled and Shareholders have no continuing rights or interest therein in the Shares previously held in escrow. There is no assurance such "earn out" and associated performance standards will be met; if they are, substantial additional shares will be issued to "old" Shareholders, thereby diluting the interests of "new" Shareholders.

Dividend Rights

    Each Share is entitled to dividends if, as and when dividends are declared by the Company's Board of Directors. It is not the current expectation of the Company to pay dividends.


Anti-Takeover Statute

    Section 203 of the Delaware General Corporation Law (the "DGCL") generally prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless: (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation; (ii) upon consummation of the transaction which resulted in the Shareholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock; or (iii) on or after the date such Shareholder became an interested stockholder, the business combination is approved by the board and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. A "business combination" includes mergers, certain asset sales and certain other transactions resulting in a financial benefit to the Shareholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock. Section 203 of the DGCL applies to the Company since it has not elected to opt out of coverage under Section 203 of the DGCL.

Directors' Liability

    As authorized by Section 145 of the DGCL, each director or officer of the Company will be indemnified by the Company against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative in which he is involved by reason of the fact that he is or was a director or officer of the Company; such indemnification of course, is conditioned upon such officer or director having acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If, however, any threatened, pending or completed action, suit or proceeding is by or in the right of the Company, the director or officer shall not be indemnified in respect to any claim, issue or matter as to which he is adjudged to be liable to the Company unless a court determines otherwise.

    The Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or any of its Shareholders for monetary damages for any breach of fiduciary duty as a director, except with respect to: (i) any breach of the director's duty of loyalty to the Company or its Shareholders; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law; (iii) violation of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. In addition, such Certificate of Incorporation authorizes the Company to indemnify any person to the fullest extent permitted by Sections 102(b)(7) and 145 of the DGCL.


Preferred Stock And Warrants

    The Company's articles of incorporation also authorize 10,000,000 shares of preferred stock (the "Preferred Stock"). The rights of any preferred stock issue will be determined by the Board of Directors at the time a preferred series is authorized.

    The Company issued 1,394,500 warrants of the Company to the holders of HCC's preferred stock on the basis of one warrant for each two HCC preferred shares, exercisable at $.50 per Share. The issuance of the Company's common stock and warrants does not affect the rights of holders of HCC preferred stock and warrants previously issued.) The Company has agreed that any future warrants for Shares will be exercisable only at prices greater than or equal to the market value of the Shares on the date such warrants are issued.


Transfer Agent

    The Company currently acts as its own transfer agent and registrar. However, no later than the closing for the Initial Offering Period, the Company will engage an independent transfer agent/registrar for the Shares.

                                 PLAN OF DISTRIBUTION

    The Shares are offered on a best efforts basis by Northridge Capital Corporation., an SEC registered broker-dealer and a member firm of the NASD (the "Managing Placement Agent"). The Managing Placement Agent will be paid (out of Shares sold) at any closing 10% of the subscription amount. During this Offering Period, whether the Initial or Continuous Offering Periods, Shares will be sold at $5.00 (the "Selling Price"). If any Additional Managing Placement Agents (other SEC-registered, NASD member broker-dealer firms) are engaged to offer Shares, they will be paid a negotiated portion of the 10% selling commission. (In addition, the Managing Placement Agent will be reimbursed for its expenses, the greater of actual expenses or 11/2% of the proceeds of the offering.) In such capacity in connection with this offering, such Additional Managing Placement Agent(s) are underwriters as defined by the Securities Act of 1933, as amended, and the rules promulgated thereunder.

    The Initial Offering Period will be from two (2) to nine (9) months from the date of this Prospectus, unless earlier terminated. Shares having an aggregate selling price of $20,000,000 are being offered pursuant to this Registration Statement. Unless earlier terminated, the Initial Offering Period will be up to two (2) months from the date hereof unless extended for periods up to a total of seven (7) additional months. The Company is offering a minimum of $2,000,000 up to a maximum of $20,000,000 of Shares. The date that (1) subscriptions for a minimum of $2,000,000 in Shares have been received and (2) the Company has closed the initial escrow on the offering will mark the end of the Initial Offering Period. If a minimum of $2,000,000 in Shares is not sold during the Initial Offering Period (as it may be extended), investor funds will be promptly returned with all interest earned thereon. Unless the minimum offering is not achieved, all interest earned on subscriptions pending their month-end acceptance will be paid to the Company, not the individual subscribers. Similarly, if the subscription is rejected, in whole or in part (which is in the sole discretion of the Company), the subscription funds or the rejected portion thereof will be returned within 20 days to the subscriber without interest. The up to $20,000,000 offering being made pursuant to this Registration Statement may be extended for additional periods, once the Initial Offering Period is concluded, which in the aggregate will not exceed 18 months from the date of this Prospectus (defined herein as the "Continuous Offering Period").

    The minimum purchase during Initial and Continuous Offering Periods is $5,000 (except that the Company in its discretion may accept IRA accounts with lesser amounts); additional purchases by existing Shareholders may be made in
the amount of $1,000 or more.   Subscriptions for Shares sold during the
Continuous Offering Period will continue to be escrowed (see "Escrow Account" below) until accepted at the respective month-end or $250,000 in subscriptions are received, whichever first occurs. Subject to pertinent securities requirements, the Company expects to update periodically the Prospectus after its initial nine (9) month Offering Period -- but no more than 18 months in the aggregate from the date of this Prospectus -- and continue the offering if, as expected, the $20,000,0000 maximum offering is not achieved during that period; in no case will this offering under its current Registration Statement extend for more than two years from the date of this Prospectus nor will more than $20,000,000 be raised by the Company during this period.


Subscription Procedure

In order to purchase Shares:

(1) An investor must complete and execute a copy of the Subscription Agreement and Power of Attorney (hereafter the "Subscription Agreement") (Exhibit A).

(2) Checks (which should be at least $5,000 for initial purchases unless the Company chooses to accept IRA accounts for less and additional purchases by existing Shareholders may be in the amount of $1,000 or more) should be made payable as follows: Heartland Communications & Management, Inc. -- Escrow Account.

(3) The check and the Subscription Agreement should be mailed or delivered to the Managing Placement Agent or Additional Managing Placement Agent through whom your subscription was solicited.

    Each individual subscriber must represent and warrant in the Subscription Agreement that he has either a net worth (exclusive of home, furnishings and automobile) of at least $100,000 or a net worth (similarly calculated) of at least $50,000 and an annual adjusted gross income of at least $25,000. (See "Investment Requirements.") Under the securities laws of certain states, residents of those states may be subject to higher standards as stated in the Annex to the Subscription Agreement. In addition, the subscriber must represent, among other things, that: (a) the subscriber has received this Prospectus; and (b) the subscriber is (or is not) a citizen or permanent resident of the United States.

    The management and any additional Managing Placement Agent(s) must have reasonable grounds to believe on the basis of information obtained from the Shareholder concerning his investments, financial situation and needs, and any other information known by the undersigned, that: (i) the purchaser is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus; (ii) the purchaser has a net worth sufficient to sustain the risks inherent to the Company, including losses of investment and lack of liquidity; and (iii) the Company is otherwise a suitable investment for the purchaser.

Escrow Account

    All monies remitted by subscribers during the Initial Offering Period will be deposited in an escrow account maintained by the Company at George Mason Bank until the $2,000,000 minimum offering is achieved. The bank is not guaranteeing that any interest will accrue on the subscription funds deposited with it. To the extent practicable, the funds held in the account during the Initial Offering Period will be invested at the direction of the Company in short-term U.S. Treasury securities and other high quality interest-earning obligations. Unless the minimum is not achieved, all interest earned during the Initial Offering Period on the proceeds of the subscriptions held in such account maintained by the Company with the escrow bank will be retained by the Company. (See "Application of Proceeds" and "The Company--Management.") Subscriptions for Shares sold during the Continuous Offering Period will continue to be escrowed (with all interest earned thereon retained by the Company) until accepted at the respective month-end or $250,000 in subscriptions are received, whichever first occurs.


                                 ERISA CONSIDERATIONS

    Persons who contemplate purchasing Shares on behalf of Qualified Plans are urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. The management and the Company necessarily will rely on such determination made by such persons, although no Shares will be sold to any Qualified Plans if the management believes that such sale will result in a prohibited transaction under ERISA or the Code.


                                    LEGAL MATTERS

    The validity of Shares being offered by this Prospectus will be passed upon for the Company by The Heideman Law Group, P.C., Washington, D.C. Certain legal matters will be passed upon for the Company by Reed Smith Shaw & McClay, Washington, D.C. Certain legal matters will be passed upon for the Managing Placement Agent by John W. Ringo, Esq., Roswell, Georgia.


                                       EXPERTS

    The financial statements included in this Prospectus and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports, which contain an explanatory paragraph regarding the companies' abilities to continue as going concerns, appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.


                                AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. Reference is made to such Registration Statement, including the amendment(s) and exhibits thereto, for further information with respect to the Company and such securities. The Registration Statement can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Commission's following regional offices: at Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison, Suite 1400, Chicago, Illinois 60601. Copies of the Registration Statement can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth
Street, N.W., Washington, D.C.  20549, at prescribed rates.   For further
information with respect to the Company and the shares of common stock offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

    The Company is not currently subject to the informational and periodic reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). However, as a result of the offering (assuming that the $2,000,000 minimum offering is achieved), the Company will become subject to such requirements.

                                                            APPENDIX I



                                 FINANCIAL STATEMENTS

                                                  Index to Financial Statements

                                                                               PAGE
                                                                               ------
         Heartland Communications & Management, Inc.
         (A Development Stage Company and Successor Company)


         Independent Certified Public Accountants' Report                       F-3

         Balance sheets as of December 31, 1996 and
         March 31, 1997 (unaudited)                                             F-5

         Statements of operations for the period March 27, 1996
         (date of formation) through December 31, 1996,
         the three months ended March 31, 1997 (unaudited)
         and the period March 27, 1996 (date of formation)
         through   March 31, 1997 (unaudited)                                   F-6

         Statements of changes in shareholders' equity for the period
         March 27, 1996 (date of formation) through December 31,
         1996 and the three months ended March 31, 1997
         (unaudited)                                                            F-7

         Statements of cash flows for the period March 27, 1996
         (date of formation) through December 31, 1996, the three
         months ended March 31, 1997 (unaudited) and the period
         March 27, 1996 (date of formation) through
         March 31, 1997 (unaudited)                                             F-8

         Summary of accounting policies                                         F-10

         Notes to financial statements                                          F-14

         Heartland Capital Corporation
         (A Development Stage Company and Predecessor Company)

         Independent Certified Public Accountants' Report                       F-26

                                      F-1

                                                  Index to Financial Statements

                                                                               PAGE
                                                                               -----

         Balance sheets as of December 31, 1995
         and 1996 and March 31, 1997 (unaudited)                                F-28

         Statements of operations for the period June 23, 1994
         (date of formation) through December 31, 1994, the years
         ended December 31, 1995 and 1996, the three months ended
         March 31, 1996 and 1997 (unaudited) and the period
         June 23, 1994 (date of formation) through
         March 31,1997 (unaudited)                                              F-29

         Statements of changes in shareholders' equity (deficit)
         for the period June 23, 1994 (date of formation) through
         December 31, 1994, the years ended December 31, 1995
         and 1996, and the three months ended
         March 31, 1997 (unaudited)                                             F-30

         Statements of cash flows for the period June 23, 1994
         (date of formation) through December 31, 1994, the
         years ended December 31, 1995 and 1996, the three
         months ended March 31, 1996 and 1997 (unaudited) and
         the period June 23, 1994 (date of formation)
         through March 31, 1997 (unaudited)                                     F-31

         Summary of accounting policies                                         F-33

         Notes to financial statements                                          F-38

                                      F-2

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' REPORT



To the Board of Directors and Shareholders
Heartland Communications & Management, Inc.
(A Development Stage Company and Successor Company)

We have audited the accompanying balance sheet of Heartland Communications & Management, Inc. (A Development Stage Company and Successor Company) as of December 31, 1996, and the related statements of operations, changes in shareholders' equity and cash flows and for the period March 27, 1996 (date of formation) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heartland Communications & Management, Inc. (A Development Stage Company and Successor Company) as of December 31, 1996 and the results of its operations and its cash flows for the period March 27, 1996 (date of formation) through December 31, 1996.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has had no substantial operations and has incurred significant operating losses and working capital deficits since formation. In addition, the Company expects to fund development expenditures and incur additional losses until its operations are able to generate sufficient revenue and cash flows to meet anticipated expenditures and other cash requirements. The Company does not currently have sufficient cash reserves to cover such anticipated expenditures and cash requirements, necessitating additional capital or financing. These factors, in addition to other factors discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                               BDO Seidman, LLP

Washington, D.C.
April 25, 1997


                                                     Heartland Communications &
                                                               Management, Inc.

                            (A Development Stage Company and Successor Company)


                                                                 Balance Sheets

-------------------------------------------------------------------------------
                                                                         MARCH 31,
                                                       DECEMBER            1997
                                                       31, 1996         (UNAUDITED)
                                                       ----------        -----------
Assets
Cash.................................................   $    88         $   1,214
Accounts receivable from related parties.............     6,406            12,006
                                                       --------         ---------
Total current assets.................................     6,494            13,220
                                                       --------         ---------
Note receivable from related party (Note 3)..........   172,780           170,535
Deferred offering costs (Notes 7 and 8)..............   648,690           799,591
                                                       --------         ---------
Total assets......................................... $ 827,964         $ 983,346
                                                       --------         ---------
                                                       --------         ---------

Liabilities and Shareholders' Equity

Accounts payable..................................... $ 293,235         $ 414,347
Accrued payroll......................................     8,970            36,389
Accounts payable to related parties (Note 8).........   220,616           289,772
                                                       --------         ---------
Total current liabilities............................   522,821           740,508
                                                       --------         ---------

Commitments (Notes 5 and 8)

Shareholders' equity (Notes 1, 4, 5 and 8)
Preferred stock, $.001 par value,
 10,000,000 shares authorized; none issued
Common stock, $.001 par value, 50,000,000
 shares authorized; 6,128,400 shares issued
 at December 31, 1996 and March 31, 1997
 and 1,326,811 shares outstanding at
 December 31, 1996 and March 31, 1997................     1,327             1,327
Additional paid-in capital...........................   588,831           588,831
Deficit accumulated during the development stage.....  (285,015)         (347,320)
                                                       --------         ---------
Total shareholders' equity...........................   305,143           242,838
                                                       --------         ---------
Total liabilities and shareholders' equity........... $ 827,964         $ 983,346
                                                       --------         ---------
                                                       --------         ---------


See accounting summary of accounting policies and notes to financial statements.

                                                     Heartland Communications &
                                                               Management, Inc.

                            (A Development Stage Company and Successor Company)

                                                       Statements of Operations

-------------------------------------------------------------------------------



                                                                                                FOR THE PERIOD
                                                             FOR THE PERIOD                     MARCH 27, 1996
                                                             MARCH 27, 1996       FOR THE          (DATE OF
                                                                (DATE OF        THREE MONTHS      FORMATION)
                                                               FORMATION)          ENDED            THROUGH
                                                                 THROUGH       MARCH 31, 1997   MARCH 31, 1997
                                                            DECEMBER 31, 1996   (UNAUDITED)       (UNAUDITED)
                                                            -----------------  --------------  -----------------
Revenues
Marketing commissions received from related party (Note
  3)......................................................    $       3,507     $        926      $     4,433
                                                              -------------     ------------      -----------
Operating expenses
 Salaries.................................................          165,084           37,419          202,503
 General and administrative...............................          126,337           29,200          155,537
                                                              -------------     ------------      -----------

Total operating expenses..................................          291,421           66,619          358,040
                                                              -------------     ------------      -----------

Operating loss............................................         (287,914)         (65,693)        (353,607)

Interest income (Note 3)..................................            2,899            3,388            6,287
                                                              -------------     ------------      -----------
Net loss..................................................    $    (285,015)    $    (62,305)     $  (347,320)
                                                              -------------     ------------      -----------
                                                              -------------     ------------      -----------

Weighted average common shares outstanding................        1,242,310        1,326,811        1,263,419
                                                              -------------     ------------      -----------
                                                              -------------     ------------      -----------

Net loss per share........................................    $        (.23)    $       (.05)     $       (28)
                                                              -------------     ------------      -----------
                                                              -------------     ------------      -----------


See accompanying summary of accounting policies and notes to financial statements.

                                                     Heartland Communications &
                                                               Management, Inc.

                            (A Development Stage Company and Successor Company)


                                  Statements of Changes in Shareholders' Equity

-------------------------------------------------------------------------------

For the Period March 27, 1996 (date of formation) through December 31, 1996 and the three months ended March 31, 1997
-------------------------------------------------------------------------------

                                                                                          DEFICIT
                                             COMMON                                     ACCUMULATED
                              SUBSCRIBED     SHARES         $0.001       ADDITIONAL     DURING THE
                                COMMON     ISSUED AND         PAR          PAID-IN      DEVELOPMENT
                                SHARES     OUTSTANDING       VALUE         CAPITAL         STAGE        TOTAL
                              -----------  -----------  --------------    ----------    ------------  ---------
Subscription to common
  shares by Heartland
  Capital Corporation.......    1,030,086           --  $    1,030        $    3,728    $      --      $    4,758
                               ----------   ----------  ----------        ----------    ---------      ----------
                               ----------   ----------  ----------        ----------    ---------      ----------
Payment of subscription.....   (1,030,086)   1,030,086          --                --           --              --
Cancellation of shares......      --        (1,030,086)     (1,030)           (3,728)          --          (4,758)
Spin-off....................      --         1,030,086       1,030             3,728                        4,758
Other issuance..............      --            43,338          43               157                          200
Exercise of warrants........      --           253,387         254           584,946           --         585,200
Net loss....................      --                                                     (285,015)       (285,015)
                               ----------   ----------  ----------        ----------    ---------      ----------
Balance, December 31,
  1996......................      --         1,326,811       1,327           588,831     (285,015)        305,143
Net loss (unaudited)........      --                --          --                --      (62,305)        (62,305)
Balance, March 31, 1997
  (unaudited)...............      --         1,326,811       1,327        $  588,831   $(347,320)      $  242,838
                               ----------   ----------  ----------        ----------   ----------      ----------
                               ----------   ----------  ----------        ----------   ----------      ----------

See accompanying summary of accounting policies and notes to financial statements.

                                                     Heartland Communications &
                                                               Management, Inc.

                            (A Development Stage Company and Successor Company)


                                                       Statements of Cash Flows

-------------------------------------------------------------------------------


                                                                     FOR THE PERIOD                           FOR THE PERIOD
                                                                     MARCH 27, 1996                           MARCH 27, 1996
                                                                        (DATE OF         FOR THE THREE           (DATE OF
                                                                       FORMATION)         MONTHS ENDED          FORMATION)
                                                                         THROUGH         MARCH 31, 1997      THROUGH MARCH 31,
                                                                    DECEMBER 31, 1996      (UNAUDITED)       1997 (UNAUDITED)
                                                                    -----------------    --------------     ------------------
Cash flows from operating activities
Net loss..........................................................  $  (285,015)         $  (62,305)        $   (347,320)
Adjustments to reconcile net loss to net cash used in operations
Increase in accounts receivable from related parties..............       (6,406)             (5,600)             (12,006)
Increase in accounts payable......................................      293,235             121,112              414,347
Increase in accrued payroll.......................................        8,970              27,419               36,389
Increase in deferred offering costs...............................     (648,690)           (150,901)            (799,591)
Increase in accounts payable to related parties...................      220,616              69,156              289,772
                                                                    -----------          ----------         ------------
Net cash used in operating activities.............................     (417,290)             (1,119)            (418,409)
                                                                    -----------          ----------         ------------


Cash flows from investing activities

Loans to related party............................................     (172,780)              2,245             (170,535)
                                                                    -----------          ----------         ------------
Net cash (used in) provided by investing activities...............     (172,780)              2,245             (170,535)
                                                                    -----------          ----------         ------------

                                      F-8

                                                     Heartland Communications &
                                                               Management, Inc.

                            (A Development Stage Company and Successor Company)


                                                       Statements of Cash Flows

-------------------------------------------------------------------------------

                                                                     FOR THE PERIOD                           FOR THE PERIOD
                                                                     MARCH 27, 1996                           MARCH 27, 1996
                                                                        (DATE OF         FOR THE THREE           (DATE OF
                                                                       FORMATION)         MONTHS ENDED          FORMATION)
                                                                         THROUGH         MARCH 31, 1997      THROUGH MARCH 31,
                                                                    DECEMBER 31, 1996      (UNAUDITED)       1997 (UNAUDITED)
                                                                    -----------------    --------------     ------------------
Cash flows from financing activities

Increase in subscription receivable and other issuance...                 4,958                 --                 4,958

Proceeds from exercise of warrants.......................               585,200                 --               585,200
                                                                      ---------           --------            ----------
Net cash provided by financing activities................               590,158                 --               590,158
                                                                      ---------           --------            ----------
Increase in cash.........................................                    88              1,126                 1,214

Cash and cash equivalents, beginning of period...........                    --                 88                    --
                                                                      ---------           --------            ----------
Cash and cash equivalents, end of period.................             $      88           $  1,214            $    1,214
                                                                      ---------           --------            ----------
                                                                      ---------           --------            ----------

See accompanying summary of accounting policies and notes to financial statements.

                                                     Heartland Communications &
                                                               Management, Inc.

                            (A Development Stage Company and Successor Company)


                                                 Summary of Accounting Policies
                                               (Unaudited as to March 31, 1997)

-------------------------------------------------------------------------------



The Company and Nature of Business             Heartland Communications & Management, Inc.
                                               ("HCMI" or the "Company") was formed on March
                                               27, 1996 to be a broad-based communications
                                               and management business, including
                                               developing, producing and syndicating
                                               advertising-supported broadcast programs and
                                               print products. The accompanying financial
                                               statements include the financial statements
                                               of HCMI as of December 31, 1996 and the
                                               period March 27, 1996 (date of formation)
                                               through December 31, 1996 and as of March 31,
                                               1997, and for the three months then ended.
                                               Similar information as of March 31, 1996, and
                                               for the three months then ended is not
                                               presented since HCMI was formed on March 27,
                                               1996 and had no operations until after April
                                               1, 1996. Since HCMI's activities to this
                                               point have been organizational and devoted to
                                               financial planning and raising capital,
                                               HCMI's activities have been accounted for as
                                               those of a "development stage enterpri-se" as
                                               set forth in Statement of Financial
                                               Accounting Standards (SFAS) No. 7.

                                               On May 17, 1996, Heartland Capital
                                               Corporation (HCC) paid its $4,758 stock
                                               subscription and HCMI ("Successor Company")
                                               was simultaneously assigned certain
                                               development and contract rights and
                                               obligations by HCC ("Predecessor Company")
                                               (see Note 1). Also, HCMI is an affiliate of
                                               ATB Productions, L.L.C. ("ATB"), with which
                                               it shares common, but not identical,
                                               ownership, and to which it provides marketing
                                               services.

Risks and Uncertainties                        HCMI is in the development stage.
                                               Consequently, HCMI's activities will be
                                               subject to the risks inherent in a new
                                               business enterprise, including among others,
                                               limited capital, uncertain market acceptance
                                               and the inability to obtain financing.
                                               Additionally, HCMI faces substantial
                                               competition from a number of well
                                               established, well financed companies. HCMI's
                                               principal source of revenue, a participation
                                               in advertising revenue, is often cyclical and
                                               dependent upon general economic conditions,
                                               rising in good economic times and declining
                                               in economic downturns. HCMI believes it has
                                               properly identified the risks in the
                                               environment in which it operates and plans to
                                               implement strategies to effectively reduce
                                               the financial impact of these risks.


                                                     Heartland Communications &
                                                               Management, Inc.

                            (A Development Stage Company and Successor Company)


                                                 Summary of Accounting Policies
                                               (Unaudited as to March 31, 1997)

-------------------------------------------------------------------------------


Use of Estimates                               The preparation of financial statements in
                                               accordance with generally accepted accounting
                                               principles requires HCMI to make certain
                                               estimates and assumptions particularly as it
                                               relates to the recoverability of assets and
                                               disclosure of contingent assets and
                                               liabilities. Actual results could differ from
                                               those estimates.

Transfers Between Affiliates                   All transfers among affiliates are recorded
                                               using the historical carrying value.

Accounts Receivable                            HCMI provides a reserve for doubtful accounts
                                               based on a specific review of the expected
                                               collectibility of individual outstanding
                                               accounts.

Deferred Offering Costs                        Direct, incremental costs incurred with
                                               respect to the HCMI offering of common stock
                                               are deferred and included as an asset in the
                                               accompanying balance sheets until the
                                               proceeds of the offering are received,
                                               whereupon these costs will be recognized as a
                                               reduction to the respective capital accounts.
                                               If the offering is not completed, the
                                               deferred offering costs will be expensed.
                                               Indirect costs relating to the offering are
                                               expensed when incurred. If either direct,
                                               incremental costs or indirect costs relating
                                               to the offering are incurred by HCC, such
                                               costs are deferred or expensed by HCMI and
                                               reflected as part of the Accounts Payable to
                                               related parties.

Income Taxes                                   HCMI uses the asset and liability method of
                                               accounting for income taxes. Deferred tax
                                               assets and liabilities are recognized for the
                                               estimated future tax consequences
                                               attributable to differences between the
                                               financial statement and income tax bases. The
                                               recognition of net deferred tax assets is
                                               reduced, if necessary, by a valuation
                                               allowance for the amount of any tax benefits
                                               that, based on available evidence, are not
                                               expected to be realized.


                                                     Heartland Communications &
                                                               Management, Inc.

                            (A Development Stage Company and Successor Company)


                                                 Summary of Accounting Policies
                                               (Unaudited as to March 31, 1997)

-------------------------------------------------------------------------------

Revenues                                       Marketing commissions are recognized as
                                               commercials are broadcast and related
                                               advertising revenues are received.

Reverse Stock Split                            On March 26, 1997, the shareholders approved
                                               a reverse stock split of HCMI's common stock.
                                               The reverse stock split has been reflected
                                               retroactively in the accompanying financial
                                               statements to March 27, 1996 (date of
                                               formation).

Net Loss Per Share                             Net loss per share is based on the weighted
                                               average number of shares of common stock and
                                               common stock equivalents outstanding during
                                               each period, as adjusted for the effect of
                                               the reverse stock split.

Interim Financial Statements                   The accompanying interim financial statements
                                               as of March 31, 1997 and for the three months
                                               then ended are unaudited but, in the opinion
                                               of management, reflect all adjustments
                                               (consisting primarily of normal recurring
                                               adjustments) necessary for a fair
                                               presentation of the results of operations for
                                               the period presented. The results for the
                                               three months ended March 31, 1997 are not
                                               necessarily indicative of the results to be
                                               obtained for the full fiscal year.

Fair Value of Financial Instruments            In accordance with the requirements of
                                               Statement of Financial Accounting Standards
                                               (SFAS) No. 107, "Disclosure About Fair Value
                                               of Financial Instruments," HCMI must disclose
                                               the fair value of its financial instruments
                                               as of December 31, 1997 and March 31, 1997.
                                               In the opinion of management, the fair values
                                               of the Company's financial instruments as of
                                               December 31, 1996 and March 31, 1997 are not
                                               materially different from the carrying
                                               amounts shown in the accompanying financial
                                               statements.

                                      F-12

                                                     Heartland Communications &
                                                               Management, Inc.

                            (A Development Stage Company and Successor Company)


                                                 Summary of Accounting Policies
                                               (Unaudited as to March 31, 1997)

-------------------------------------------------------------------------------

Recent Accounting Pronouncements               In March 1995, SFAS No. 121, "Accounting for
                                               the Impairment of Long-Lived Assets and for
                                               Long-Lived Assets to be Disposed of," was
                                               issued. HCMI adopted SFAS No. 121 as of March
                                               27, 1996 and its implementation did not have
                                               a material effect on HCMI's financial
                                               statements.

                                               In October 1995, SFAS No. 123, "Accounting
                                               for Stock-Based Compensation," was issued.
                                               SFAS No. 123 establishes a fair value method
                                               for accounting for stock-based compensation
                                               plans either through recognition or
                                               disclosure. The Company intends to adopt the
                                               employee stock-based compensation provisions
                                               of SFAS No. 123 by disclosing the pro forma
                                               net income and pro forma net income per share
                                               amounts, assuming the fair value method is
                                               adopted at the date it grants stock options
                                               to officers, employees and directors. The
                                               adoption of this standard will not impact
                                               HCMI's results of operations, financial
                                               position or cash flows.

                                               On March 3, 1997, the Financial Accounting
                                               Standards Board issued Statement of Financial
                                               Accounting Standards No. 128, "Earning per
                                               Share (SFAS 128)." SFAS 128 provides a
                                               different method of calculating earnings per
                                               share than is currently used in accordance
                                               with APB Opinion 15. SFAS 128 provides for
                                               the calculation of basic and diluted earnings
                                               per share. Basic earnings per share include
                                               no dilution and is computed by dividing
                                               income available to common shareholders by
                                               the weighted average number of common shares
                                               outstanding for the period. Diluted earnings
                                               per share reflect the potential dilution of
                                               securities that could share in the earnings
                                               of an entity, similar to existing fully
                                               diluted earnings per share. Using the
                                               principles set forth in SFAS 128, basic
                                               earnings per share would not be different
                                               from reported primary earnings per share.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                                   Notes to Financial Statements

                                                (Unaudited as to March 31, 1997)

--------------------------------------------------------------------------------

1. Reorganization       As part of its merchant banking operations, HCC identifies
  and Transfer of       investment opportuni-ties which can be developed into viable
  Certain Rights        operations. Several opportunities were identified in 1994, 1995 and
                        1996, including talk radio, a youth oriented newsp-aper, a newspaper insert aimed at sports enthusiasts and an investment fund mana-gement company. The talk radio venture was furthest along in the development process, with HCC having provided a line of credit as well as marketing expertise to ATB. The other ventures
                        identified are only development options and are intended to be pursued only if funding is achieved and appropriate due diligence, supporting the feasibility of the acquisitions, has been completed.

                        HCC determined that these ventures could not be adequately developed without additional capital and, to that end, on May 17,
                        1996, HCC assigned its option and, in the case of ATB, its contract rights to HCMI, its wholly-owned subsidiary on that date. On May
                        18, 1996, HCC spun off HCMI via a dividend to HCC shareholders, with HCMI effectively replicating the HCC capital structure by issuing a share of its common stock for each share of HCC common and preferred stock outstanding as of May 18, 1996. Warrants to purchase HCMI stock were granted to holders of non-contingent HCC stock purchase warrants, and warrants were issued to the HCC preferred shareholders, as of May 18, 1996. The contracts and option rights transferred to HCMI have no carrying value because the cost of developing, or servicing, the rights are expected to require a substantial infusion of capital. It is HCMI's intention to obtain the necessary capital through an initial public offering
                        (IPO) of its common stock (See Note 8).

2. Going                As shown in the accompanying financial statements, HCMI incurred a
   Concern              net loss of $285,015 and $62,305 during the period March 27, 1966
                        (date of formation) through December 31, 1996 and for the three months ended March 31, 1997, respectively. At December 31, 1996 and
                        March 31, 1997, HCMI had a working capital deficit of $516,327 and
                        $727,288, respectively. As of December 31, 1996 and March 31, 1997,
                        HCMI has also incurred $648,690 and $799,591 of direct incremental offering costs which have been deferred in the accompanying balance sheets and whose recovery is dependent on the success of its IPO.
                        HCMI also has a significant receivable

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                       Notes to Financial Statements (Continued)

                                                (Unaudited as to March 31, 1997)

--------------------------------------------------------------------------------

                        of $172,780 as of December 31, 1996 and $170,535 as of March
                        31, 1997, respectively, from ATB which, in turn, is also a development stage company. Furthermore, HCMI expects to fund development expenditures and incur losses until it is able to generate sufficient income and cash flows to meet such
                        expenditures and other requirements. HCMI does not currently have sufficient cash reserves to cover such anticipated
                        expenditures and cash requirements. These factors raise
                        substantial doubt about HCMI's ability to continue as a going concern.

                        HCMI and HCC have been evaluating financing alternatives as part of their long-term business plans. These alternatives include loan arrangements for working capital needs, HCMI's exercise of warrants, HCC's sale of preferred stock and other alternatives, such as the formation of HCMI, including the transfer thereto of many of HCC's development options, with HCMI, in turn, undertaking an IPO of a portion of its common stock. To preserve operating funds, HCC and HCMI have developed a strategic plan which provides for reductions of, and deferrals of payments for, expenditures and a prioritization of development options.

                        The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should HCMI be unable to complete its proposed public offering and continue as a going concern.

3. HCC Marketing        Effective January 1, 1995, HCC entered into a marketing agreement
   and Line of          with ATB ("the HCC Agreement") whereby HCC provides marketing
   Credit               services on behalf of ATB. Such services include presenting
   Agreements           programs to sponsors on a worldwide basis, negotiating sponsorship agreements, etc. In return for receiving the marketing services,
                        ATB is obligated to pay HCC 40% of its gross advertising cash receipts and 5% of its non-advertising gross receipts. The agreement was transferred from HCC to HCMI on May 17, 1996.
                        Revenues recorded by HCMI from the date of transfer through
                        December 31, 1996 and for the three months end March 31, 1997 amount to $3,507 and $926, respectively. The HCC Agreement automatically terminates on January 1, 1999, unless extended by mutual agreement, and it is terminable

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                       Notes to Financial Statements (Continued)

                                                (Unaudited as to March 31, 1997)

--------------------------------------------------------------------------------

                        at earlier dates under certain specified conditions. In the event of termination for whatever reason, the amounts due under the HCC Agreement for sponsorship existing at the time of
                        termination shall remain due and payable, notwithstanding the termination (if certain other conditions are met), for a period ending the later of the automatic termination of the HCC
                        Agreement or two years after the date of other termination.
                        Revenues recognized by HCC under the HCC Agreement aggregated
                        $647 and $2,847 during 1995 and until transfer in the year ended December 31, 1996, respectively.

                        On January 15, 1995, HCC executed an unsecured line of credit agreement with ATB (the "Credit Agreement") which provides ATB with a standby line of credit in the amount of $360,000. Borrowings under the Credit Agreement bear interest at 8% per annum, with payment of interest being deferred until January 15, 1997, whereupon monthly interest payments will be required. Through March
                        31, 1997, no interest payments have been made. Any principal and interest outstanding must be repaid on December 31, 1999. During
                        1996, HCMI began co-funding this Credit Agreement with HCC. As of
                        December 31, 1996 and March 31, 1997, HCMI had advanced $172,780 and $170,535, respectively, while HCC had advanced $338,695 and
                        $417,845 as of December 31, 1996 and March 31, 1997, respectively.
                        Although the total advances ($511,475 and $588,380 as of December
                        31, 1996 and March 31, 1997, respectively), are in excess of the
                        Credit Agreement's standby line of credit amount ($360,000), the total advances are governed by the Credit Agreement including interest rates, due dates, etc. Interest income earned by HCMI on its share of the outstanding loan amounted to $2,899 and $3,388 during the period March 27, 1996 (date of formation) through
                        December 31, 1996 and the three months ended March 31, 1997, respectively. Interest income earned by HCC on its share of the outstanding loans amounted to $3,364, $22,970 and $7,566 for the years ended December 31, 1995 and 1996 and the three months ended
                        March 31, 1997, respectively.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                       Notes to Financial Statements (Continued)

                                                (Unaudited as to March 31, 1997)

--------------------------------------------------------------------------------

4. Shareholders'        Preferred Stock
   Equity
                        The total number of shares of stock that HCMI has the authority to issue is 60,000,000 consisting of 10,000,000 shares of Preferred
                        Stock, par value $.001 per share, and 50,000,000 shares of Common
                        Stock, par value $.001 per share. The Board of Directors of HCMI is authorized to issue shares of Preferred Stock in series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series. To date, no series has been authorized.

                        Common Stock

                        In conjunction with HCMI's formation as a subsidiary of HCC, HCC subscribed to 1,030,086 shares of HCMI common stock on March 27,
                        1996. On May 17, 1996, HCC contributed the original par value of those shares ($4,758) to HCMI in cash in full payment of its subscription receivable and the 1,030,086 shares of common stock were issued to HCC. In conjunction with HCMI's spinoff to the shareholders of HCC, on May 18, 1996, HCMI retired those shares and issued 1,030,086 shares of common stock as follows: 426,280 shares to the existing common shareholders of HCC and 603,806 shares to the preferred shareholders of HCC and 3,727,914 shares were issued into escrow on behalf of the HCC shareholders.

                        In addition, HCMI issued 1,394,500 warrants to the HCC Preferred
                        Shareholders who held contingent HCC warrants on the basis of 1 warrant for each two HCC Preferred Shares. Each warrant shall entitle the holder to purchase an additional share of Common Stock for $.50. During May 1996, HCMI notified these warrant holders of its intent to do an initial public offering ("IPO") stating that the holders had until July 6, 1996 to exercise their warrants at
                        $.50 per share versus $4 per share thereafter (80% of the expected
                        IPO price of $5 per share). On July 19, 1996, HCMI extended this warrant exercise period until July 23, 1996. Through July 23, 1996, warrants to purchase 253,387 after-split shares (1,170,400 pre-split shares) were exercised for proceeds of $585,200.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                       Notes to Financial Statements (Continued)

                                                (Unaudited as to March 31, 1997)

--------------------------------------------------------------------------------

                        Warrants to purchase 1,573,500 shares of HCMI common stock were also granted on May 18, 1996 to the holders of non-contingent HCC stock purchase warrants. Additionally, on April 17, 1996, HCMI granted HCC warrants to purchase 1,236,000 shares of its common stock for $.50 per common share.

                        Outstanding Warrants

                        A summary of the outstanding warrants as of December 31, 1996 and
                        March 31, 1997 to purchase HCMI Common Stock is as follows:

                                                                         Original                      Exercise
                                 Warrant             Date                Date of                         Price
                                 Holder             Issued             Expiration*          Shares     Per Share
                            -----------------  -----------------  ----------------------  ----------  -----------
                            HCC
                            non-contingent
                            warrant holders    May 18, 1996       May 17, 2001               190,000   $    .001
                                                                                             900,000   $     .10

                                                                                             483,500   $     .50
                                                                                          ----------
                                                                                           1,573,500
                            Issued to
                            HCC Preferred
                            Shareholders       May 18, 1996       December 31, 1996          224,100   $     .50

                            HCC                April 17,1996      April 16, 2001           1,236,000   $     .50
                                                                                          ----------
                                                                                           3.033,600
                                                                                          ----------

------------------------

* The terms of these warrants, and the contingent warrants discussed below, have been modified in the reverse stock split which was approved in March 1997.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                       Notes to Financial Statements (Continued)

                                                (Unaudited as to March 31, 1997)

--------------------------------------------------------------------------------

CONTINGENT WARRANTS

    HCMI Common Stock which is contingently issuable as of December 31, 1996 and March 31, 1997 upon the occurrence of a specified event is as follows:

                          Event Requiring             Shares
                          Stock                           of
                          Issuance                    Common
                                                       Stock
                          ----------------------------------
                          Employment Performance
                          (See Note 5)                75,000
                          ----------------------------------
                          Total                       75,000
                          ----------------------------------

                  Stock Option Plan

                  On March 27, 1996, HCMI's incorporators reserved 600,000 shares of Common
                  Stock for a Stock Option Plan. Conditions of grants, terms, exercise prices, etc. are yet to be determined by the Board of Directors. The shareholders would be required to approve the plan prior to granting options.

                  Reverse Stock Split

                  In conjunction with the planned IPO ("IPO"), the Board of Directors of
                  HCMI proposed a (1) reverse split of HCMI's Common Stock on the basis of one new share of common stock to shareholders for each 4.6190302 shares of presently outstanding Common Stock (1,326,811 new shares) and (2) a limitation on the exercise of existing warrants. The principal objective of the reverse split was to reduce the number of outstanding Common Shares prior to the IPO. The Board of Directors believed that the total number of shares

                                    F-19


                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                       Notes to Financial Statements (Continued)

                                                (Unaudited as to March 31, 1997)

--------------------------------------------------------------------------------

                  then outstanding caused a disproportionately large dilutive effect on new investors in the planned IPO and that the anticipated offering price of $5 per share would be better supported with fewer shareholders prior to the IPO. On March 26, 1997, the majority of the Common
                  Shareholders approved this proposal.
                  The shareholders will also be reissued a number of shares equal to the shares being surrendered (4,801,589 shares). Those shares will be placed in escrow with no voting or dividend rights while in escrow. The release of these shares from escrow and their distribution to the shareholders and the exercise of the existing warrants, both in normal annual increments of
                  16.67%, is contingent on HCMI achieving the following:

                        HCMI generates an amount of income before extraordinary items but after the deduction for minority interests (the "Recurring Results of Operations") that, when multiplied by a market capitalization factor of ten (10), would result in a product sufficient in size (the "Required Value") to
                        (1) hypothetically return capital of $5 per share
                        (the "Capital") and (2) hypothetically provide a return of 40% per year (compounded monthly) on the Capital for the first two years, and then 15% per year (compounded monthly) thereafter, on the sum of
                        (a) all common shares then outstanding and (b) the
                        (i) increase in common shares caused by the assumed release from escrow of the 16.67% of the escrowed stock that is then eligible for release, (ii) any carryforward shares and (iii) other warrants or options probable of being exercised, including the 16.67% of existing warrants that is then eligible for exercise.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                       Notes to Financial Statements (Continued)

                                                (Unaudited as to March 31, 1997)

--------------------------------------------------------------------------------

5. Employment     HCMI has employment agreements (the "Agreements") with three officers and
   Agreements     employees. The Agreements provide for base annual salaries aggregating
                  Agreements $180,000 and permit participation in an annual bonus pool, the amount and conditions of which shall be determined by HCMI's Board of
                  Directors. In addition, the Agreements provide that these employees are eligible to annually receive options to buy up to 100,000 shares of Common
                  Stock at $.10 per share with terms, other than price, to be determined by the Board of Directors. One of the Agreements also provides for the issuance of 75,000 shares of common stock to the employee if he is employed by HCMI for three years from May 1, 1996. Any options awarded under such plans will be charged to compensation expense to the extent fair value of the underlying stock exceeds the related exercise prices.
                  The Agreements are effective as of May 1, 1996, have a term of three years and provide for termination for cause with a cessation in compensation payments. If terminated by HCMI without cause, or by the employees with cause, prior to the end of their term, the Agreements require payments of base salary to be continued from the date of termination through the end of the original term of the Agreements.

                  In addition, the Board of Directors has agreed to annually provide certain directors with options to buy up to 12,500 shares of Common Stock per director. Terms, including price, are yet to be determined by the Board of
                  Directors.

6. Income taxes   HCMI has no provision for income taxes for the period March 27, 1996 (date of formation) through December 31, 1996 due to a net operating loss generated in that period. At December 31, 1996, HCMI has net operating loss carryforwards of approximately $100,000 on a tax basis, which expire in 2011.

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                       Notes to Financial Statements (Continued)

                                                (Unaudited as to March 31, 1997)

--------------------------------------------------------------------------------

                  A reconciliation of the income tax benefit at the statutory rate to the amount actually recorded is as follows:

                                                                                       Period
                                                                                       Ended
                                                                                       December 31,
                                                                                       1996
                                                                                       ------------
                  Income tax benefit at statutory rate                                 $   (99,755)
                  Valuation allowance related to deferred tax asset                         99,755
                                                                                       ------------
                  Income tax benefit                                                   $        --
                                                                                       ------------

                  Deferred income taxes result from temporary differences which are the result of provisions of the tax laws that either require or permit certain items of income or expense to be reported in different periods for financial statement and income tax reporting purposes. The following is a summary of the deferred income taxes for 1996.
                                                                                       Period
                                                                                       Ended
                                                                                       December 31,
                                                                                       1996
                                                                                       ------------
                  Deferred tax assets
                   Net operating loss carryforward                                     $    40,000
                   Cash basis accounting for income tax purposes                            60,000
                                                                                       ------------
                                                                                           100,000
                  Valuation allowance                                                     (100,000)
                                                                                       ------------
                  Net deferred tax asset                                               $        --
                                                                                       ------------

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                       Notes to Financial Statements (Continued)

                                                (Unaudited as to March 31, 1997)

--------------------------------------------------------------------------------

                  Generally accepted accounting principles require that a valuation allowance be recorded against deferred tax assets which are not likely to be realized. Specifically, HCMI established the valuation allowance due to the uncertain nature of the ultimate realization.

                  HCMI did not record an income tax provision or benefit in the accompanying financial statements for the three months ended March 31, 1997 because of the existence of net operating losses. HCMI does not expect to provide any income tax provision or benefit for the year ending December 31, 1997 because HCMI expects a net loss for the year ending December 31, 1997.

7. Other Related  One of HCMI's shareholders was/is a partner in laws firms which provide
   Party Transac  services to HCMI. Amounts recorded for legal services provided by these
   tions          firms in conjunction with the public offering amounted to $106,834 and
                  $73,539 as of December 31, 1996 and March 31, 1997, respectively. Another
                  HCMI shareholder is the principal stockholder of a company that provides professional services to HCMI. Amounts
                  recorded for professional services provided by this company to HCMI in conjunction with the public offering amounted to $54,286 and $9,138
                  December 31, 1996 and March 31, 1997, respectively. These amounts are contained in deferred offering costs in the accompanying balance sheets.

8. Proposed       HCMI intends to offer 4,000,000 shares of Common Stock in a public
   Initial        offering at $5 per share, or an aggregate of $20,000,000 before deducting
   Public         a selling commission, expected to be 10% of the gross proceeds raised, and
   Offering       other offering costs including a nonaccountable expense reimbursement expected to be 3% of the gross proceeds of the offering. If shares providing a minimum of $2,000,000 of gross proceeds are not sold during the initial offering period, as defined, investors' funds will be returned. The arrangement with the underwriter is expected to be on a best efforts basis.

                                          F-23

                                                      Heartland Communications &
                                                                Management, Inc.
                             (A Development Stage Company and Successor Company)

                                       Notes to Financial Statements (Continued)

                                                (Unaudited as to March 31, 1997)

--------------------------------------------------------------------------------

                  HCMI also expects to sell, at the termination of the Offering, to the underwriter for an aggregate purchase price of $100, warrants entitling the underwriter to purchase one share of HCMI stock for each ten shares of
                  Common Stock which have been sold in the IPO (for the minimum offering of
                  400,000 shares, 40,000 warrants will be issued and for the maximum offering of 4,000,000 shares, 400,000 warrants will be issued). The warrants will be exercisable for a period of 3 years commencing 24 months after the date of the Prospectus. The exercise price of the warrants shall be 120% of the per share offering price.

                  In conjunction with the public offering, HCC has incurred costs, such as salaries and rent, which have been allocated to HCMI. These costs aggregated $300,000 during the period March 27, 1996 (date of formation)
                  through December 31, 1996 and $50,000 for the three months ended March 31,
                  1997. By the completion of the public offering, it is expected that such costs could aggregate approximately $600,000. It is the intent of HCMI to reimburse HCC for these costs, or at least a portion thereof, on a sliding scale basis, solely from the offering proceeds. As of December 31, 1996 and March 31, 1997, the amount owned by HCMI to HCC for these costs, net of repayments, amounted to $220,616 and $289,774, respectively.

                         THIS PAGE LEFT
                       INTENTIONALLY BLANK

Independent Certified Public Accountants' Report


To the Board of Directors and Shareholders
Heartland Capital Corporation
(A Development Stage Company and Predecessor Company)

We have audited the accompanying balance sheets of Heartland Capital Corporation (A Development Stage Company and Predecessor Company) as of December 31, 1995 and 1996 and the related statements of operations, changes in shareholders' equity (deficit), and cash flows for the period June 23, 1994 (date of formation) through December 31, 1994 and the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heartland Capital Corporation as of December 31, 1995 and 1996 and the results of its operations and its cash flows for the period June 23, 1994 (date of formation) through December 31, 1994 and the years ended December 31, 1995 and 1996.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred significant operating losses and working capital deficits since formation. In addition, the Company expects to fund development expenditures and incur additional losses until its operations are able to generate sufficient revenues to cover such expenditures and losses. The Company does not currently have sufficient cash reserves to cover such anticipated expenditures and cash requirements, necessitating additional capital or financing. These factors, in addition to other factors discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are discussed in Note 2. The financial statements do not include any adjustments that might result from this outcome of the uncertainty.

                                               BDO Seidman, LLP


Washington, D.C.
April 25, 1997

                         Heartland Capital Corporation
             (A Development Stage Company and Predecessor Company)
                                 Balance Sheets

                                                                                                       March 31,
                                                                                December 31,         -------------
                                                                         --------------------------      1997
                                                                            1995          1996        (Unaudited)
                                                                         -----------  -------------  -------------
Assets

Cash and cash equivalents..............................................  $    19,687  $       1,251  $       3,080
Accounts and notes receivable from related parties (Note 1 and 10).....        2,963        224,110        293,268
Notes receivable--other (Note 11)......................................      --            --               70,801
Receivables from employees.............................................      --               7,408          7,654
                                                                         -----------  -------------  -------------
Total current assets...................................................       22,650        232,769        374,803
                                                                         -----------  -------------  -------------
Property and equipment, net of accumulated depreciation of $687 and            3,025
  $859.................................................................                       2,748          2,577
Note receivable from related party (Note 3)............................      144,850        338,695        417,845
Accrued interest receivable from related party.........................        5,878         31,163         38,873
Other assets...........................................................        8,397       --             --
                                                                         -----------  -------------  -------------
Total assets...........................................................  $   184,800  $     605,375  $     834,098
                                                                         -----------  -------------  -------------
                                                                         -----------  -------------  -------------
Liabilities and Shareholders' Equity (Deficit)

  Accounts payable.....................................................  $   105,800  $      42,391  $      81,237
  Accrued salaries.....................................................      140,152         75,560         75,560
  Accrued expenses.....................................................        2,357         27,024         27,024
  Notes payable to related parties (Note 6)............................      100,000        109,284        369,135
  Accrued interest payable to related parties (Note 6).................        7,870         10,524         17,741
                                                                         -----------  -------------  -------------
Total current liabilities..............................................      356,179        264,783        570,697
                                                                         -----------  -------------  -------------
Commitments (Note 8)

Shareholders' equity (deficit) (Notes 1, 5, and 10)

Preferred stock, $.001 par value, 10,000,000 shares authorized:
  Series A 12% Noncumulative convertible preferred stock, 3,600,000 shares, authorized, 1,372,000 shares and 2,789,000 shares issued
  and outstanding at December 31, 1995 and 1996........................        1,372          2,789             --

Common stock, $.001 par value, 50,000,000 shares authorized:
  1,565,000 shares issued and 2,169,000 shares and 4,958,000 outstanding at December 31, 1995, and 1996 and March 31, 1997,
  respectively.........................................................        1,565          2,169          4,958

Additional paid-in capital.............................................      638,908      1,582,003      1,582,003
Deficit accumulated during the development stage.......................     (813,224)    (1,246,369)    (1,323,560)
                                                                         -----------  -------------  -------------
Total shareholders' equity (deficit)...................................     (171,379)       340,592        263,401
                                                                         -----------  -------------  -------------
Total liabilities and shareholders' equity (deficit)...................  $   184,800  $     605,375  $     834,098
                                                                         -----------  -------------  -------------
                                                                         -----------  -------------  -------------

        See accompanying summary of accounting policies and notes to financial statements.

                         Heartland Capital Corporation
             (A Development Stage Company and Predecessor Company)
                            Statements of Operations

                         For the period                                        For the           For the period
                         June 23, 1994                                       three months        June 23, 1994
                             (date                                           Ended March            (date of
                         of formation)       For the       For the               31,               formation)
                            through         year ended    year ended   ------------------------  through March
                          December 31,     December 31,  December 31,     1996         1997         31, 1997
                              1994             1995          1996      (Unaudited)  (Unaudited)   (Unaudited)
                       ------------------  ------------  ------------  -----------  -----------  --------------
Revenues
  Marketing
    commission
    received from
    related party
    (Note 3).........  $           --       $      647   $     2,847   $    2,106   $      104   $       3,598
                       ------------------   -----------  ------------  -----------  -----------  --------------
Operating expenses
  Salaries (Note
    5)...............         112,374          209,885       156,280       65,154           --         478,539
  General and
    administrative
    (Notes 8 and
    9)...............          56,826          127,727       121,936       75,949       48,037         354,526
  Write-off of working
    capital advances
    (Note 4).........          42,172          180,955        82,451       19,064       30,079         335,657
    Program costs (Note
    5)...............              --           49,900            --           --           --          49,900
  Depreciation.......              --               --           687          151          172             859
                       ------------------  ------------  ------------  -----------  -----------  --------------
Total operating
  expenses...........         211,372          568,467       361,354      160,318       78,288       1,219,481
                       ------------------  ------------  ------------  -----------  -----------  --------------
Operating loss.......        (211,372)        (567,820)     (358,507)    (158,212)     (78,184)     (1,215,883)
                       ------------------  ------------  ------------  -----------  -----------  --------------
  Interest expense,
    net of interest
    income of $ -- in
    1994, $4,775 in
    1995, $23,492 in
    1996, x$3,930 and
    $7,710 in the
    three months
    ended March 31,
    1996 and 1997,
    respectively and
    $35,977 from June
    23, 1994 (date of
    formation)
    through March 31,
    1997 (Notes 3, 5
    and 6)...........          (8,342)         (25,690)      (69,880)      (1,514)         993        (102,919)
                       ------------------  ------------  ------------  -----------  -----------  --------------
Net loss.............  $     (219,714)     $  (593,510)  $  (428,387)  $ (159,726)  $  (77,191)  $  (1,318,802)
                       ------------------  ------------  ------------  -----------  -----------  --------------
Weighted average
  common shares
  outstanding........       8,051,000        8,051,000     8,051,000    8,051,000    8,051,000       8,051,000
                       ------------------  ------------  ------------  -----------  -----------  --------------
                       ------------------  ------------  ------------  -----------  -----------  --------------
Net loss per share...  $         (.03)     $      (.07)  $      (.05)  $     (.02)  $     (.01)  $        (.16)
                       ------------------  ------------  ------------  -----------  -----------  --------------
                       ------------------  ------------  ------------  -----------  -----------  --------------

     See accompanying summary of accounting policies and notes to financial statements.

                         Heartland Capital Corporation
              (A Development Stage Company and Predecessor Company)
             Statements of Changes in Shareholders' Equity (Deficit)
                  For the Years Ended December 31, 1995 and 1996
              and the Three Months Ended March 31, 1997 (Unaudited)

                            Series A 12%
                           Noncumulative
                            Convertible
                          Preferred Stock              Common Stock                                         Deficit
                      ------------------------  ---------------------------                               Accumulated
                      Issued and                  Issued and                 Additional                   Development
                      Outstanding     $.001      Outstanding       $.001       Paid-in     Treasury       During the
                        Shares      Par Value       Shares       Par Value     Capital       Stock     Development Stage    Total
                      -----------  -----------  --------------  -----------  -----------  -----------  -----------------  ---------
Balance, December
  31, 1994..........          --    $      --        2,000,000   $   2,000    $      --    $      --      $  (219,714)    $(217,714)

Repurchase of com-
  mon stock.........          --           --               --          --           --         (700)              --            --

Retirement of com-
  mon stock.........          --           --         (700,000)       (700)          --          700               --          (700)

Sale of common
  stock.............          --           --          180,000         180       89,820           --               --        90,000

Issuance of common
  stock for
  services..........          --           --           85,000          85       27,445           --               --        27,530

Issuance of warrants
  for services......          --           --               --          --       94,810           --               --        94,810

Sale of preferred
  stock, net of
  offering costs of
  $257,795..........   1,372,000        1,372               --          --      426,833           --               --       428,205

Net loss............          --           --               --          --           --           --         (593,510)     (593,510)
                      -----------  -----------  --------------  -----------  -----------  -----------  -----------------  ---------

Balance, December
  31, 1995..........   1,372,000        1,372        1,565,000       1,565      638,908           --         (813,224)     (171,379)

Issuance of common
  stock for
  services..........          --           --          404,000         404      201,596           --               --       202,000

Issuance of
  dividend..........          --           --               --          --           --           --           (4,758)       (4,758)

Sale of preferred
  stock, net of
  offering costs of
  $65,384...........   1,417,000        1,417               --          --      641,699           --               --       643,116

Issuance of common
  stock for
  reduction of
  liability.........          --           --          200,000         200       99,800           --               --       100,000

Net loss............          --           --               --          --           --           --         (428,387)     (428,387)
                      -----------  -----------  --------------  -----------  -----------  -----------  -----------------  ---------

Balance, December
  31, 1996..........   2,789,000        2,789        2,169,000       2,169    1,582,003           --       (1,246,369)      340,592

Conversion of pre-
  ferred stock......  (2,789,000)      (2,789)       2,789,000       2,789

Net loss
  (unaudited).......          --           --               --          --           --           --          (77,191)      (77,191)
                      -----------  -----------  --------------  -----------  -----------  -----------  -----------------  ---------
Balance, March 31,
  1997 (unaudited)..          --    $      --        4,958,000   $   4,958    $1,582,003   $      --      $(1,323,560)    $ 263,401
                      -----------  -----------  --------------  -----------  -----------  -----------  -----------------  ---------
                      -----------  -----------  --------------  -----------  -----------  -----------  -----------------  ---------

     See accompanying summary of accounting policies and notes to financial statements.

                         Heartland Capital Corporation
             (A Development Stage Company and Predecessor Company)
                            Statements of Cash Flows

                                                                                                 For the
                                                                                                 period
                                                                                                June 23,
                           For the period                                    For the              1994
                           June 23, 1994                                   three months         (date of
                               (date         For the      For the          ended March         formation)
                           of formation)   year ended   year ended             31,               through
                              through       December     December    ------------------------     March
                            December 31,       31,          31,         1996         1997       31, 1997
                                1994          1995         1996      (Unaudited)  (Unaudited)  (Unaudited)
                           --------------  -----------  -----------  -----------  -----------  -----------
Cash flows from operating
  activities
Net loss.................    $ (219,714)    $(593,510)   $(428,387)   $(159,726)   $ (77,191)  ($1,318,802)
Adjustments to reconcile
  net loss to net cash
  provided by operations
  Depreciation...........            --            --          687          151          172          859
Stock and warrants issued
  for compensation.......            --       212,340      302,000          404           --      514,340
Increase in
  receivables............        (1,800)       (7,041)    (228,555)     (92,939)     (69,404)    (306,800)
x(Increase) decrease in
  prepaid expense........        (6,902)        6,902           --           --       (7,710)          --
Increase in accrued
  interest...............            --            --      (25,285)          --           --      (32,995)
(Increase) decrease in
  other assets...........       (27,500)       19,103        8,397        8,397       38,846           --
Increase (decrease) in
  accounts payable.......        44,502        61,298      (63,409)      36,027           --       81,237
Increase (decrease) in
  accrued salaries.......       105,000        35,152      (64,592)      19,998           --       75,560
Increase in accrued
  expenses...............            --         2,357       24,667       55,602           --       27,024
Increase in accrued
  interest payable to
  related parties........         4,486         3,384        2,654        5,912        6,717       17,241
                           --------------  -----------  -----------  -----------  -----------  -----------
Net cash used in
  operating activities...      (101,928)     (260,015)    (471,823)    (126,174)    (108,570)    (942,336)
                           --------------  -----------  -----------  -----------  -----------  -----------
Cash flows from investing
  activities
Purchase of equipment....            --        (3,025)        (410)          --           --       (3,435)
Loan to related party....            --      (144,850)    (193,845)     (74,375)    (149,951)    (488,646)
                           --------------  -----------  -----------  -----------  -----------  -----------
Net cash used in
  investing activities...            --      (147,875)    (194,255)     (74,375)    (149,951)    (492,081)
                           --------------  -----------  -----------  -----------  -----------  -----------
Cash flows from financing
Sale (retirement) of
  common stock, net of
  issuance costs.........         2,000          (700)          --           --           --        1,300
Sale of preferred stock,
  net of issuance
  costs..................            --       428,205      643,116      195,650           --    1,071,321
Proceeds from related
  party loans............       100,000        29,600        9,284           --      260,350      399,234
Principal repayments to
  related parties........            --       (29,600)          --           --           --      (29,600)
Dividends................            --            --       (4,758)          --           --       (4,758)
                           --------------  -----------  -----------  -----------  -----------  -----------
Net cash provided by
  financing activities...       102,000       427,505      647,642      195,650      260,350    1,437,497
                           --------------  -----------  -----------  -----------  -----------  -----------


                         Heartland Capital Corporation
             (A Development Stage Company and Predecessor Company)
                            Statements of Cash Flows

                                                                                                 For the
                                                                                                 period
                                                                                                June 23,
                           For the period                                    For the              1994
                           June 23, 1994                                   three months         (date of
                               (date         For the      For the          ended March         formation)
                           of formation)   year ended   year ended             31,               through
                              through       December     December    ------------------------     March
                            December 31,       31,          31,         1996         1997       31, 1997
                                1994          1995         1996      (Unaudited)  (Unaudited)  (Unaudited)
                           --------------  -----------  -----------  -----------  -----------  -----------

Increase (decrease) in
  cash and cash
  equivalents............            72        19,615      (18,436)      (4,899)       1,829    $   3,080

Cash and cash
  equivalents, beginning
  of period..............            --            72       19,687       19,687        1,251           --
                           --------------  -----------  -----------  -----------  -----------  -----------
Cash and cash
  equivalents, end of
  period.................    $       72     $  19,687    $  14,788    $  14,788    $   3,080        3,080
                           --------------  -----------  -----------  -----------  -----------  -----------
Supplemental Disclosures
  of Cash Flow
  Information

Interest paid............    $    3,856     $  12,111    $      --    $      --    $      --    $  15,967
                           --------------  -----------  -----------  -----------  -----------  -----------
                           --------------  -----------  -----------  -----------  -----------  -----------
Noncash investing and
  financing activities
  consisted of the
  following:

Issuance of common stock
  for services...........    $       --     $      85    $      --    $     404    $      --    $      --

Issuance of stock for
  reduction of
  liability..............            --            --           --      100,000           --      100,000
Conversion of accrued
  salaries to notes
  payable................            --            --           --       60,000        2,789        2,789

     See accompanying summary of accounting policies and notes to financial statements.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

The Company and Nature  Heartland Capital Corporation ("HCC") was incorporated on June 23,
of Business             1994 as a Delaware corporation. HCC provides merchant banking, marketing and consulting services to companies primarily engaged in the electronic and print media industries. HCC also provides consulting and support services to not- for-profit organizations, assisting certain organizations by planning start-up operations, and advancing temporary working capital. To date, HCC has not generated significant revenues from its operations, and a majority of its activities have been devoted to developing its own programs and starting up operations. Accordingly, HCC's activities have been accounted for as those of a "development stage enter-prise" as set forth in Statement of Financial Accounting Standards ("SFAS") No. 7.

                        Heartland Communications and Management, Inc. ("HCMI") was formed on
                        March 27, 1996 as a wholly owned subsidiary of HCC with HCC subscribing to HCMI's common stock. On May 17, 1996, HCC
                        ("Predecessor Company") paid its $4,758 stock subscription and simultaneously assigned certain of its development and contract rights and obligations to HCMI ("Successor Company") (see Note 1).
                        HCC is also related to another entity, ATB Productions, L.L.C.
                        ("ATB"), with which it shares common, but not identical, ownership and to which it provides marketing services and a line of credit.

Risks and               While HCC has had limited operations, it is still in the development
Uncertainties           stage and has not had a significant history of operations.
                        Consequently, HCC's activities will be subject to the risks inherent in a new business enterprise, including among others, limited capital, uncertain market acceptance and the inability to obtain additional financing. Additionally, HCC faces substantial
                        competition from a number of well established, well financed companies. HCC's principal source of revenues, advertising, is often cyclical and dependent upon general economic conditions, rising in good economic times and declining in economic downturns. In addition, HCC has significant transactions with, including significant receivables from, related parties who are likewise in the development stage and subject to the same risks and
                        uncertainties as HCC. HCC believes it has properly identified the risks in

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        the environment in which it operates and implemented strategies to effectively reduce the financial impact of these risks on HCC.

Use of Estimates        The preparation of financial statements in accordance with generally accepted ac-counting principles requires HCC to make certain estimates and assumptions particularly as it relates to the valuation of receivable and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Property and Equipment  Additions to property and equipment are recorded at cost and include all major renewals and betterments. Maintenance, repairs and minor replacements are expensed as incurred. Depreciation expense is provided on the straight line basis over the five year estimated life of the related assets.

Revenues                Marketing commissions are recognized as commercials are broadcast and the related advertising revenues are received.

Advances of Temporary   As part of its services to not-for-profit organizations, HCC makes
Working Capital         working capital advances which call for repayment. Due to the start-up nature of these not-for-profit entities and the uncertainty regarding the ultimate collectibility of the working capital advances, HCC expenses these advances as funded. Repay-ment, if received, will be recorded as income when received. Also, interest income related to the working capital advances is recorded as received.

Income Taxes            HCC uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement and income tax bases. The
                        recognition of net deferred tax assets is reduced, if necessary, by a valuation allowance for the amount of any tax benefits that, based on available evidence, are not expected to be realized.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

Net Loss Per Share      Net loss per share is based on the weighted average number of shares of common stock equivalents outstanding during each period, as adjusted for the effects of the application of Securities and
                        Exchange Commission ("SEC") Staff Accounting Bulletin ("SAB") No.
                        83. Pursuant to SEC SAB No. 83, "cheap" stock and warrants issued
                        (that is, stock or warrants issued for consideration or with exercise prices below the initial public offering ("IPO") price)
                        within a year prior to the initial filing, or in contemplation of, of the IPO must be treated as outstanding for all reported periods.
                        Accordingly, the following equivalent shares have been assumed to be outstanding, and are used in computing net loss per share, for all periods:

"Cheap" Stock

Common shares                                              2,169,000
--------------------------------------------------------------------

Convertible Preferred Stock                                2,789,000*
--------------------------------------------------------------------

"Cheap" Warrants

  Outstanding as of December 31, 1996 x(including 125,000
    shares subject to contingent warrants)                 1,698,500

  Available upon conversion of convertible preferred
    stock                                                  1,394,500*
--------------------------------------------------------------------

                                                           3,093,000
--------------------------------------------------------------------

Total weighted average shares considered to be
  outstanding for all periods                              8,051,000
--------------------------------------------------------------------

                        Both contingent and outstanding warrants are included in the determinations of equivalent shares. Accordingly, the number of equivalent shares is the same in total at March 31, 1997 and
                        December 31, 1996.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        As of March 31, 1997, the convertible preferred stock outstanding has been reflected as converted into common stock on a one-for-one basis and the 1,394,500 warrants issuable, upon conversion, on a two-for-one basis, are deemed as outstanding warrants versus contingent warrants. There is no effect on the total equivalent shares since such preferred shares and warrants were deemed equivalent shares even before conversion on March 31, 1997.

Cash Equivalents        HCC considers all highly liquid investments purchased with initial maturities of 90 days or less to be cash equivalents.

Accounts Receivable     HCC provides a reserve for doubtful accounts based on a specific review of the expected collectibility of individual outstanding accounts.

Fair Value of           In accordance with the requirements of SFAS No. 107, "Disclosure
Financial Instruments   About Fair Value of Financial Instruments," HCC must disclose the fair value of its financial instruments. In the opinion of management, the fair values of the Company's financial instruments as of December 31, 1995 and 1996 and March 31, 1997 are not
                        materially different from the carrying amounts shown in the accompanying finan-cial statements.

Interim Financial       The accompanying interim financial statements for the three months
Statements              ended March 31, 1996 and 1997 are unaudited but, in the opinion of management, reflect all adjustments (consisting primarily of normal recurring adjustments) necessary for a fair presentation of the results of operations for the periods presented. The results for the three months ended March 31, 1997 are not necessarily indicative of the results to be obtained for the full fiscal year.

Recent Accounting       In March 1995, SFAS No. 121, "Accounting for the Impairment of
Pronouncements          Long-Lived Assets and for Long-Lived Assets to be Disposed of," was
                        issued. HCC adopted SFAS No. 121 as of January 1, 1996 and its implementation did not have a material effect on the financial statements.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        In October 1995, SFAS No. 123, "Accounting for Stock-Based
                        Compensation," was issued. SFAS No. 123 establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company intends to adopt the employee stock-based compensation provisions of SFAS No. 123 by disclosing the pro forma net income and pro forma net income per share amounts assuming the fair value method was adopted January 1,
                        1995. The adoption of this standard will not impact HCC's results of operations, financial position or cash flows.

                        On March 3, 1997, SFAS No. 128, "Earnings per Share (SFAS 128)".
                        SFAS 128 provides a different method of calculating earnings per share than is currently used in accordance with APB Opinion 15. SFAS
                        128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share. Using the principles set forth in
                        SFAS 128, basic earnings per share would not be different from reported earnings per share.


                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

1. Reorganization and   As part of its merchant banking operations, HCC identifies
   Transfer of Certain  investment opportunities which can be developed into viable
   Rights               operations. In 1994, 1995 and 1996, HCC identified several opportunities, including talk radio, a youth oriented newspaper, a newspaper insert aimed at sports enthusiasts and an investment fund management company. The talk radio venture was furthest along in the development process, with HCC having provided a line of credit as well as marketing expertise to ATB (see Note 3). The other ventures identified to date are only development options and are intended to be pursued only if funding is obtained (see below) and appropriate due diligence, supporting the feasibility of the acquisitions, has been completed.

                        HCC has determined that these ventures can not be adequately developed without additional capital and, to that end, on May 17,
                        1996, HCC assigned its option (and in the case of ATB, its contract)
                        rights to HCMI, formerly a wholly owned subsidiary. The contract and option rights transferred to HCMI have no carrying value because developing or servicing the rights is expected to require a substantial infusion of capital. It is HCMI's intention to obtain the necessary capital through an initial public offering of its common stock. In this regard, HCC has incurred $224,110 and $293,268 of costs through December 31, 1996 and March 31, 1997 relating to
                        HCMI's planned public stock offering and has reflected this amount, net of repayments to date, in "Accounts Receivable from Related
                        Parties" in the accompanying balance sheets as of December 31, 1996 and March 31, 1997. On May 18, 1996, HCC spun off HCMI via a dividend to the HCC stockholders with HCMI cancelling the shares that had been issued to HCC and effectively replicating the HCC capital structure by issuing a share of HCMI common stock to each
                        HCC common and preferred shareholder for each share of HCC common and preferred stock outstanding. Warrants to purchase HCMI stock at
                        $.50 per share were granted to holders of non-contingent HCC stock purchase warrants, warrants were issued to the HCC preferred shareholders, on May 18, 1996. Additionally, on April 17, 1996, HCMI
                        granted HCC warrants to purchase 1,236,000 shares of its common stock for $.50 per share.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        During March, 1997 the HCMI stockholders, in conjunction with the contemplated HCMI public offering, approved a reverse stock split of
                        HCMI's common stock on the basis of one new share of HCMI common stock for each 4.6190302 shares of presently outstanding HCMI shares. The balance of 3.6190302 shares will be surrendered to HCMI and replaced by an equal number of shares placed in escrow with no voting or dividend rights while in escrow. The release of these shares from escrow and the exercise of the outstanding warrants will be dependent on HCMI achieving a specified level of profitability.
                        The principal purpose of the reverse split was to reduce the number of outstanding HCMI Common Shares prior to the public stock offering.

2. Going Concern        As shown in the accompanying financial statements, HCC incurred a net loss of $428,387 in 1996 and $77,191 for the three months ended
                        March 31, 1997 and has incurred losses since formation resulting in an accumulated deficit of $1,246,369 and $1,323,560 at December 31,
                        1996 and March 31, 1997, respectively. At December 31, 1996 and
                        March 31, 1997. HCC had working capital deficits of $32,014 and
                        $195,894, respectively. Furthermore, HCC expects to incur additional losses and fund other expenditures until it is able to generate sufficient income to cover operating expenses and other
                        expenditures. HCC does not currently have sufficient cash reserves to cover such anticipated losses and other expenditures. HCC also has significant receivables of $593,968 and $749,986 as of December
                        31, 1996 and March 31, 1997, respectively from HCMI and ATB who, in turn, are both development stage companies. In addition, HCMI's most recent audit report, dated April 25, 1997, expressed concern about its "ability to continue as a going concern". These factors raise substantial doubt about HCC's ability to continue as a going concern.

                        HCC has been evaluating financing and capitalization alternatives in its long-term business plan. These alternatives included the sale of the 12% Preferred Stock, and other alternatives, such as the formation of HCMI, including the transfer thereto of many of HCC's development options with HCMI, in turn, undergoing an IPO of common stock. To preserve operating funds, HCC has

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        developed a strategic plan which provides for the reduction of expenditures and a prioritization of development options.

                        The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should HCC be unable to continue as a going concern.

3. HCC Marketing and    Effective January 1, 1995, HCC entered into a marketing agreement
   Line of Credit       with ATB ("the HCC Agreement") whereby HCC will provide marketing
   Agreements           services on behalf of ATB. In return for receiving the marketing services, ATB is obligated to pay HCC 40% of its gross advertising cash receipts and 5% of its non-advertising gross receipts. This agreement was assigned to HCMI by HCC on May 17, 1996. The HCC
                        Agreement automatically terminates on January 1, 1999 unless extended by mutual agreement, and it is terminable at earlier dates under certain specified conditions. In the event of termination for whatever reason, the amounts due under the HCC Agreement for sponsorship existing at the time of termination shall remain due and payable, notwithstanding the termination (if certain other conditions are met), for a period ending the later of the automatic termination date of the HCC Agreement or two years after the date of other termination. Revenues recognized by HCC under the HCC
                        Agreement aggregated $647, $2,847 and $104 during 1995, 1996 and the three months ended March 31, 1997, respectively. After the assignment of the contract, HCMI recognized $3,507 and $926 of revenues under this agreement during the period March 27, 1996 (date of formation) through December 31, 1996 and the three months ended
                        March 31, 1997, respectively.

                        On January 15, 1995, HCC executed an unsecured line of credit agreement with ATB (the "Credit Agreement") which provides ATB with a standby line of credit in the amount of $360,000. Borrowings under the Credit Agreement bear interest at 8% per annum, with payment of interest deferred until January 15, 1997, whereupon monthly interest payments will be required. Through March 31, 1997, no interest payments have been made. Any principal and interest outstanding on the line of credit must be repaid on

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        December 31, 1999. During 1996, HCMI began co-funding this Credit
                        Agreement with HCC. As of December 31, 1996 and March 31, 1997, HCC had advanced $338,695 and $417,845, respectively, while HCMI had advanced $172,780 and $170,535, respectively. Although the total advances $511,475 and $588,380 as of December 31, 1996 and March 31,
                        1997, respectively) are in excess of the standby line of credit amount ($360,000), the total advances are governed by the Credit
                        Agreement including interest rates, due dates, etc. Interest in-come on the line of credit for HCC amounted to $3,364, $22,970 and $7,566 for the years ended December 31, 1995 and 1996 and the three months ended March 31, 1997, respectively. Interest income earned by HCMI on its share of the outstanding loan amounted to $2,899 and $3,388 during the period March 27, 1996 (date of formation) through
                        December 31, 1996 and the three months ended March 31, 1977, respectively.

4. Funding and          In 1994, 1995, 1996 and during the three months ended March 31,
   Services Provided    1997. HCC pro-vided management assistance and funding to
   to Not-for-Profit    not-for-profit organizations. These organizations are separate
   Organizations        entities and their operations are not reflected in the accompanying financial statements. In 1994, 1995 and 1996, HCC advanced a total of $42,172, $180,955 and $82,451, respectively, to these
                        organizations. For the three months ended March 31, 1997, such advances amounted to $30,079. These amounts are reflected as
                        "Write-off of working capital advances" in the accompanying
                        Statements of Operations. Included in these amounts was $50,000 in
                        1995 that was paid to ATB on behalf of one of these nonprofit organizations for adver-tising on a radio program produced by ATB.

5. Shareholders'        Preferred Stock
   Equity
                        The total number of shares of stock that HCC has the authority to issue is 60,000,000, consisting of 10,000,000 shares of preferred stock, par value $.001 per share, and 50,000,000 shares of common stock, par value $.001 per share. The preferred stock may be issued from time to time in one or more series. The Board of Directors of
                        HCC is empowered to provide for

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        the issuance of shares of preferred stock in series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares in each such series.

                        On January 6, 1995, the Board of Directors created a series of
                        Noncumulative Con-vertible 12% Preferred Stock, par value, $.001 per share to consist of 1,800,000 shares. On September 18, 1995, the number of authorized shares of the Convert-ible 12% Preferred Stock was increased to 3,600,000. The series was designated the "Series A
                        12% Noncumulative Convertible Preferred Stock" (the "12% Preferred
                        Stock").

                        The 12% Preferred Stock was senior in right to all shares of HCC's common stock. With the written consent of a least a majority of the shareholders of the 12% Preferred Stock, HCC could have issued one or more series of preferred stock with right, rank and priority senior to the 12% Preferred Stock.

                        Beginning April 1, 1996, the 12% Preferred Stock was entitled to receive, when and as declared by HCC's Board of Directors, noncumulative cash dividends at the rate of $.06 per share per annum. Accrued dividends on the 12% Preferred Stock shall be paid before any dividends shall be paid upon the Common Stock and before any repurchase, retirement or other acquisition of any shares of
                        Common Stock. No such dividends have been declared.

                        In the event of the voluntary or involuntary liquidation,
                        dissolution or winding up of HCC, the holders of the 12% Preferred
                        Stock were entitled, before any payment with respect to Common
                        Stock, to receive in cash for their shares from the assets of HCC then available for distribution a proportional amount, as defined, up to $.50 for each share of 12% Preferred Stock plus any unpaid and ac-crued dividends.

                        On March 31, 1997, each share of 12% Preferred Stock automatically converted into one share of common stock. At any time prior to
                        March 31, 1997, the Holder could have converted the 12% Preferred
                        Shares into common stock. In addition to the one-for-one conversion, the Holder shall, upon conversion, receive a purchase warrant for one share of common stock for each two shares of the 12% Preferred Stock converted. Each warrant

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        shall entitle the holder to purchase an additional share of common stock for (i) $.50 up to and including 20 days after the Company notifies the Holder that it has signed a letter of intent with an underwriter to do an initial public offering of HCC's common stock or (ii) 80% of the initial public offering price for a period of one year subsequent to the effective date of a registration statement filed for the sale of HCC's common stock. Between the two dates (20 days after notification and the effective day of the Registration
                        Statement), the 12% Preferred Stock could not be convertible into common stock. The 12% Preferred Stock will be automatically converted into common stock immediately prior to the completion of any public sale of stock.

                        On January 16, 1996, HCC entered into an agreement with an underwriter to sell the 12% Preferred Stock. In 1995 and 1996,
                        2,789,000 shares of the 12% Preferred Stock, at a price of $.50 per share, had been sold, for total proceeds of $1,394,500, and the offering was terminated.

                        Effective March 31, 1997, the 2,789,000 shares of outstanding 12%
                        Preferred Stock has been reflected as converted into common stock on a one-for-one basis and the 1,394,500 purchase warrants issuable upon conversion, on a one-for-two basis, are deemed as outstanding warrants whereas they formerly had been deemed contingent warrants.

                        Common Stock/Warrants

                        On June 23, 1994, HCC's three founding investors purchased 2,000,000 shares of HCC common stock (the "Common Stock") at a price of $.001 per share, for a total of $2,000. The founding investors also received warrants (expiring June 23, 1999) to purchase 900,000 shares of the Company's Common Stock at $.10 per share. Two of the founding investors were employed by the Company in senior management positions.

                        In 1995, one of the two employees (the "Selling Employee") left the
                        Company and the remaining employee (the "Purchasing Employee")
                        agreed to purchase the Selling Employee's common stock (700,000 shares) and warrants (to purchase 350,000 shares) for $75,000. As part of this sale, the Selling Employee also waived his rights to approximately $100,000 of unpaid

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        compensation. The Purchasing Employee then entered into an agreement with HCC to sell HCC the 700,000 shares of common stock purchased from

                        the Selling Employee for $75,000. The Purchasing Employee retained ownership of the warrants to purchase 350,000 shares of the
                        Company's common stock. Because the $75,000 cost of acquiring the
                        700,000 shares was in excess of the par value of the shares (the amount at which originally issued), the excess cost ($74,300) has been reflected as compensation expense (to the Selling Employee) in the accompanying Statement of Operations in 1995.

                        On May 3, 1995, HCC issued warrants to purchase 100,000 shares of common stock to a radio talk show host (otherwise unaffiliated with
                        HCC) as partial consideration for his doing the show. These warrants are exercisable for a five year period and have an exercise price of
                        $.001 per share. These warrants were recorded as programs costs based on a comparable value of $.50 per share resulting in $49,900 of program costs in 1995.

                        On July 24, 1995, 180,000 shares of common stock were sold to a company assisting with the private placement of the Preferred
                        Stock. The amount paid was $.001 per share, for a total of $180.
                        The shares were recorded based on a comparable value of $.50 per share, resulting in additional offerings costs of $89,820. Also, on July 24, 1995, HCC issued warrants to purchase 90,000 shares of
                        Common Stock in conjunction with the sale of 180,000 shares of the
                        Company's common stock. The warrants allow the holder to purchase the HCC's common stock for $.001 per share for five years. The warrants were recorded based on a comparable value of $.50 per share resulting in $44,910 of additional offering costs.

                        Common Stock/Warrants Issued For Services Rendered

                        Certain employees, officers, lenders, board members and contractors
                        (the "Sup-pliers") were issued common stock in partial consideration for services rendered or for loans made to the Company. In 1995, a total of 85,000 shares were issued. During 1996, a total of 404,000 shares were similarly

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        issued. Related expense (interest, compensation, etc., based on a comparable value of $.50 per share, of $27,445 and $201,596 has been recognized in the accompanying Statements of Operations for the year ended December 31, 1995 and 1996, respectively.

                        Along with the 404,000 shares of common stock issued during 1996, warrants to purchase 333,500 shares of common stock were also issued. HCC also issued warrants to purchase 60,000 shares of common stock to two employees who had loaned money to HCC. These warrants were issued on January 29, 1996, are exercisable for a five year period and have an exercise price of $.50 per share.

                        Additionally, on January 29, 1996, HCC issued to an underwriter warrants to pur-chase 90,000 share of common stock at $.50 per share, contingent on the under-writer raising at least $1,350,000 in the private placement of HCC's preferred stock. As of April 19,
                        1996, the goal was met and the warrants were issued and are exercisable for a five year period. The underwriter also will receive, in addition to normal sales commissions, an additional 2%
                        of all capital raised in excess of $1,350,000.

                        In 1995, HCC entered into an agreement with the placement agent of its 12% Pre-ferred Stock allowing HCC to convert $100,000 of outstanding fees due to the placement agent into common stock at a price of $.50 per share. On March 31, 1996, HCC issued 200,000 shares of common stock in lieu of paying $100,000 to the placement agent and recorded such shares based on the amount of the liability relieved ($100,000).

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        Outstanding Warrants

                        A summary of the outstanding warrants as of March 31, 1997 described above is as follows:

                                                  Shares
Warrant         Date             Date             Under      Exercise
Holder          Issued           Expires          Warrant    Price
------------------------------------------------------------------------

Founders        June 23, 1994    June 22, 1999      900,000   $     .10

Show Host       May 3, 1995      May 2, 2000        100,000   $    .001

Underwriter     July 24, 1995    July 23, 2000       90,000   $    .001

                                 January 28,
Underwriter     January 29,1996  2001                90,000   $     .50

Suppliers       January 29,      January 28,
(with stock)    1996             2001               333,500   $     .50

Suppliers
(without        January 29,      January 28,
stock)          1996             2001                60,000   $     .50
                                                  ---------

                                                  1,573,500      --

Conversion of
Preferred
Stock                                             1,394,500   $     .50
                                                  ---------

Total                                             2,968,000      --
                                                  ---------       -----
                                                                  -----

                        In 1995, HCC entered into agreements with two contract service providers to issue warrants if various performance goals were met.
                        The goals that have been established are specifically measurable and performance-based which, if met in whole or in part, would result in the issuance of warrants to purchase up to 125,000 of common stock at prices of $.001 per share (50,000 shares) and $.40 per share
                        (75,000 shares). The warrants, if issued, would have an exercise term of five years. Compensation expense will be recorded based on a comparable value of $.50 per share, less the warrant exercise price, if such warrants are issued.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        Contingent Warrants

                        A summary of warrants as of March 31, 1997 described above under which shares are contingently issuable upon the occurrence of specified events is as follows:


Event Requiring
  Warrants                                                       Exercise Price
  Issuance                       Shares Under Warrants           Per Share
-------------------------------------------------------------------------------

Employment Performance                   75,000                     $.40

Employment Performance                   50,000                     $.001
-------------------------------------------------------------------------------

Total                                  125,000                       --
-------------------------------------------------------------------------------

6. Notes Payable        On June 1, 1994, HCC entered into a promissory note agreement with an officer who is also a director. Under the terms of the note agreement, HCC borrowed $100,0-00, at a rate of 14.875% per annum.
                        The note is now payable on demand. The balance of the note as of
                        December 31, 1996 and March 31, 1997 was $49,284 and $309,634,
                        respectively.

                        On February 1, 1995, HCC executed a promissory note with an officer who is also a director. Under the terms of the note, HCC borrowed
                        $14,600, at a stated interest rate of 13.75% per annum, and repaid the amount borrowed during 1995. As additional consideration for making the note, HCC also agreed to issue 30,000 shares of common stock and provide warrants to purchase an additional 15,000 shares of common stock at $.50 per share. Such share have been valued based on a comparable value of $.50 per share resulting in increased interest expense of $14,970, or an overall effective interest rate of 106% per year.

                        On May 8, 1995, HCC executed a promissory note agreement with another director. Under the terms of the note agreement, HCC borrowed $15,000,

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        at a rate of 14.875% per annum, and repaid the amount borrowed during 1995. In consideration for making the note, HCC also agreed to issue the director 30,000 shares of common stock and provide warrants to purchase an additional 15,000 shares of common stock at
                        $.50 per share. Such shares have been valued based on a comparable value of $.50 per share resulting in increased interest expense of
                        $14,970, or an overall effective interest rate of $105% per year.

                        On January 20, 1996, HCC executed a promissory note agreement with another officer who is also a director. Under the terms of the Note agreement, HCC converted $60,000 of accrued compensation into a
                        $60,000 note payable, with an interest rate of 14.875% per annum.
                        The note is payable on the earlier of July 20, 1996 or the date that the Company, through its equity capital development on behalf of
                        HCMI, raises in excess of $1,000,000. In consideration for making the note, HCC also agreed to issue the employee 120,000 shares of common stock and provide warrants to purchase an additional 120,000 shares of common stock at $.50 per share. Such shares have been valued based on a comparable value of $.50 per share resulting in increased interest expense of $59,880 or an overall effective interest rate of 105% per year.

                        All of these notes are unsecured. Interest expense on these notes aggregated $7,750, $15,495 and $93,372 and $5,444 and $6,717 during the period June 23, 1994 through December 31, 1994, 1995, 1996 and the three months ended March 31, 1996 and 1997, respectively.

7. Income Taxes         HCC has no provision for income taxes in 1994, 1995 or 1996 due to net operating losses generated in those periods. At December 31,
                        1996, the Company has net operating loss carryforwards of
                        approximately $680,000 on a tax basis, which expire through 2011.
                        Due to the recent sale of preferred stock, the utilization of these net operating losses is limited to approximately $65,000 annually.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        A reconciliation of the income tax benefit at the statutory rate to the amount actually recorded is as follows:

                                                Period           Year           Year
                                                 Ended          Ended          Ended
                                          December 31,   December 31,   December 31,
                                                  1994           1995           1996
------------------------------------------------------------------------------------

Income tax benefit at statutory rate       $ (76,900)    $  (207,729)   $  (149,935)

Valuation allowance related to deferred
  tax asset                                   76,900         207,729        149,935
------------------------------------------------------------------------------------

Income tax benefit                         $  --         $              $
------------------------------------------------------------------------------------

                        Deferred income taxes result from temporary differences which are the result of provisions of the tax laws that either require or permit certain items of income or expense to be reported in different periods for financial statement and income tax reporting purposes. The following is a summary of the deferred income taxes for 1994, 1995 and 1996:

                                                Period           Year           Year
                                                 Ended          Ended          Ended
                                          December 31,   December 31,   December 31,
                                                  1994           1995           1996
------------------------------------------------------------------------------------

Deferred tax assets

  Net operating loss carryforward          $  40,000     $   145,000    $   258,400

  Cash basis accounting for income tax
    purposes                                  45,000         130,000         39,200
------------------------------------------------------------------------------------

                                              85,000         275,000        297,600

Valuation allowance                          (85,000)       (275,000)      (297,600)
------------------------------------------------------------------------------------

Net deferred tax asset                     $  --         $   --         $   --
------------------------------------------------------------------------------------

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        Generally accepted accounting principles require that a valuation allowance be recorded against deferred tax assets which are not likely to be realized. Specifically, the Company established the valuation allowance due to the uncertain nature of the ultimate realization.

                        HCC did not record an income tax provision or benefit in the accompanying financial statements for the three months ended March
                        31, 1997 because of the existence of net operating losses. HCC does not expect to provide any income tax provision or benefit for the year ending December 31, 1997 because HCC expects a net loss for the year ending December 31, 1997.

8. Leases               HCC leases office space and furniture from a company controlled by a
                        Board member under operating leases cancelable on sixty days notice.
                        Net rent expense under operating leases was $4,400, $10,200 and
                        $8,375 in 1994, 1995 and 1996, respectively, and $4,200 for the three months ended March 31, 1996.

9. Other Related Party  One of HCC's shareholders is a current and former partner in law
   Transactions         firms which provides legal services to HCC. Amounts recorded for legal services provided by these firms were $-, $3,959, $11,754,
                        $11,754 and $3,000 for 1994, 1995, 1996 and the three months ended
                        March 31, 1996 and 1997, respectively.

                        Another of HCC's shareholders who is also a director of HCC is the principal stockholder of a company that provides professional services to HCC. Amounts recorded for professional services provided by this Company were $2,250, $5,766, $50,668, $20,390 and $6,704 for
                        1994, 1995, 1996 and the three months ended March 31, 1996 and 1997, respectively.

10. HCMI Initial        HCMI intends to offer 4,000,000 shares of Common Stock in a public
    Public Offering     offering at $5 per share, or an aggregate maximum of $20,000,000, including an expected selling commission of 10% on all shares sold and a nonaccountable expense allowance of 3% of the gross proceeds.
                        Sales of HCMI

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

                        shares are expected to be made on a best efforts basis. If shares providing a minimum of $2,000,000 of proceeds are not sold during the initial offering period, as defined, investors' funds are expected to be returned.

                        In accordance with Securities and Exchange Commission (SEC) Staff
                        Accounting Bulletin (SAB) Topic No. (1)(B), the financial statements of subsidiaries are required to include expenses incurred by the subsidiary's parent on the subsidiary's behalf. In conjunction with the HCMI public offering, HCC has incurred direct and indirect costs, such as salaries, rent, etc. all of which have been allocated to HCMI in the accompanying financial statements with the net unpaid amount reflected by HCC as accounts receivable from related parties.
                        At December 31, 1996 and March 31, 1997, the net unpaid amount aggregated $220,616 and $289,774, respectively. HCC's and HCMI's financial statements reflect approximately $300,000 and $50,000 of such costs from March 27, 1996 (date of information) through
                        December 31, 1996 and during the three months ended March 31, 1997.
                        Such costs have either been either specifically identified or, where specific identification was not possible, have been allocated using proportional cost allocation. Management is of the opinion that such methods result in a reasonable presentation of such costs.
                        Furthermore, management believes that such costs approximate the amounts that would have been incurred by HCMI on a stand alone basis.

                        By the completion of the public offering, it is expected that such costs will aggregate $600,000. It is the intent of HCMI to reimburse
                        HCC for these costs, or a least a portion thereof, on a sliding scale basis. Any amount not reimbursed will be reflected as an investment in HCMI by HCC.

                                                   Heartland Capital Corporation
                           (A Development Stage Company and Predecessor Company)

                                                  Summary of Accounting Policies
                                       (Unaudited as to March 31, 1996 and 1997)

--------------------------------------------------------------------------------

11. Other Loans         On March 25, 1997, HCC advanced funds under loan agreements. The balances of such loans as of March 31, 1997 are as follows:

----------------------------------------------------------------------
ATB Media, Inc.                                              $  40,801
Supershield                                                     30,000
----------------------------------------------------------------------
                                                             $  70,801
----------------------------------------------------------------------

                        These loans bear interest at the rate of 15% per annum and are payable the earlier of (1) one year from the date of disbursement or
                        (2) upon the breaking of escrow for capital raising activities of each entity. Interest income earned on these loans during the three months ended March 31, 1997 aggregated $102 for ATB Media, Inc. and
                        $75 for Supershield.

                        ATB Media, Inc. a wholly owned subsidiary of ATB, is presently in the process of acquiring four licenses for AM radio stations in the states of Washington and California. Supershield intends to sell to homeowners and install a product to significantly reduce harmful ultraviolet rays received through windows. HCC will earn fees for arranging the financing for the station acquisitions and will receive a share of station revenue through its contractual relationship with ATB (see Note 3).

                                                                     APPENDIX II
                                     SCHEDULE 15G

                        IMPORTANT INFORMATION ON PENNY STOCKS

    This statement is required by the U.S. Securities and Exchange Commission
(SEC) and contains important information on penny stocks. You are urged to read it before making a purchase or sale.

    This statement is required by the U.S. Securities and Exchange Commission (the "SEC") and contains important information on penny stocks. Your broker-dealer is required to obtain your signature to show that you have received this statement before your first trade in a penny stock. You are urged to read this statement before signing the Subscription Agreement and Power of Attorney and before making a purchase or sale of a penny stock.

                           Penny Stocks Can Be Very Risky.

    - Penny stocks are low-priced shares of small companies not traded on an exchange or quoted on NASDAQ. Prices often are not available. Investors in penny stocks often are unable to sell stock back to the dealer that sold them the stock. Thus, you may lose your investment. Be cautious of newly issued penny stock.

    - Your salesperson is not an impartial advisor but is paid to sell you the stock. Do not rely on the salesperson, but seek outside advice before you buy any stock. If you have problems with a salesperson, contact the firm's compliance officer or the regulators listed below.

                             Information You Should Get.

    - Before you buy penny stock, federal law requires your salesperson to tell you the "offer" and the "bid" on the stock, and the "compensation" the salesperson and the firm receive for the trade. The firm also must mail a confirmation of these prices to you after the trade.

    - You will need this price information to determine what profit, if any, you will have when you sell your stock. The offer price is the wholesale price at which the dealer is willing to sell stock to other dealers. The bid price is the wholesale price at which the dealer is willing to buy the stock from the other dealers. In its trade with you, the dealer may add a retail charge to these wholesale prices as compensation (called a "markup" or "markdown").

    - The difference between the bid and the offer price is the dealer's "spread." A spread that is large compared with the purchase price can make a resale of a stock very costly. To be profitable when you sell, the bid price of your stock must rise above the amount of this spread and the compensation charged by both your selling and purchasing dealers. If the dealer has no bid price, you may not be able to sell the stock after you buy it, and may lose your whole investment.


                 Brokers' Duties And Customer's Rights And Remedies.

    - If you are a victim of fraud, you may have rights and remedies under state and federal law. You can get the disciplinary history of a salesperson or firm from the NASD at 1-800-289-9999, and additional information from your state securities official, at the North American Securities Administrators Association's central number: (202) 737-0900. You also may contact the SEC with complaints at (202) 272-7440.


                                 FURTHER INFORMATION

THE SECURITIES BEING SOLD TO YOU HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. MOREOVER, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR THE MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN ANY PROSPECTUS OR ANY OTHER INFORMATION PROVIDED BY AN ISSUER OR A BROKER OR DEALER.

Generally, penny stock is a security that:
         - is priced under five dollars;
         - is not traded on a national stock exchange or on NASDAQ (the NASD's automated quotation system for actively traded stocks);
         - may be listed in the "pink sheets" or the NASD OTC Bulletin Board; and/or
         - is issued by a company that has less than $5 million in net tangible assets and has been in business less than three years, or by a company that has under $2 million in net tangible assets and has been in business for at least three years, or by a company that has revenues of $6 million for 3 years.

Use caution when investing in penny stocks:

(1) Do not make a hurried investment decision. High-pressure sales techniques can be a warning sign of fraud. The salesperson is not an impartial advisor, but is paid for selling stock to you. The salesperson also does not have to watch your investment for you. Thus, you should think over the offer and seek outside advice. Check to see if the information given by the salesperson differs from other information you may have. Also, it is illegal for salespersons to promise that a stock will increase in value or is risk-free, or to guarantee against loss. If you think there is a problem, ask to speak with a compliance official at the firm and, if necessary, any of the regulators referred to in this statement.

(2) Study the company issuing the stock. Be wary of companies that have no operating history, few assets, or no defined business purpose. These may be sham or "shell" corporations. Read the prospectus for the company carefully before you invest. Some dealers fraudulently solicit investors' money to buy stock in sham companies, artificially inflate the stock prices, then cash in their profits before public investors can sell their stock.

(3) Understand the risky nature of these stocks. You should be aware that you may lose part or all of your investment. Because of large dealer spreads, you will not be able to sell the stock immediately back to the dealer at the same price it sold the stock to you. In some cases, the stock may fall quickly in value. New companies, whose stock is sold in an "initial public offering," often are riskier investments. Try to find out if the shares the salesperson wants to sell you are part of such an offering. Your salesperson must give you a "prospectus" in an initial public offering, but the financial condition shown in the prospectus of new companies can change very quickly.

(4) Know the brokerage firm and the salespeople with whom you are dealing. Because of the nature of the market for penny stock, you may have to rely solely on the original brokerage firm that sold you the stock for prices and to buy the stock back from you. Ask the National Association of Securities Dealers, Inc. (the "NASD") or your state securities regulator, which is a member of the North American Securities Administrators Association, Inc. (the "NASAA"), about the licensing and disciplinary record of the brokerage firm and the salesperson contacting you. The telephone numbers of the NASD and NASAA are listed on the first page of this document.

(5) Be cautious if your salespersons leaves the firm. If the salesperson who sold you the stock leaves his or her firm, the firm may reassign your account to a new salesperson. If you have problems, ask to speak to the firm's branch office manager or a compliance officer. Although the departing salesperson may ask you to transfer your stock to his or her new firm, you do not have to do so. Get information on the new firm. Be wary of requests to sell your securities when the salesperson transfers to a new firm. Also, you have the right to get your stock certificate from your selling firm. You do not have to leave the certificate with that firm or any other firm.


                                     YOUR RIGHTS

Disclosures to you. Under penalty of federal law, your brokerage firm must tell you the following information at two different times -- before you agree to buy or sell a penny stock and after the trade, by written confirmation:

    - The bid and offer prices quotes for penny stock, and the number of shares to which the quoted prices apply. The bid and offer quotes are the wholesale prices at which dealers trade among themselves. These prices give you an idea of the market value of the stock. The dealer must tell you these price quotes if they appear on an automated quotation system approved by the SEC. If not, the dealer must use its own quotes or trade prices. You should calculate the spread, the difference between the bid and offer quotes, to help decide if buying the stock is a good investment.

    A lack of quotes may mean that the market among dealers is not active. It thus may be difficult to resell the stock. You should be aware that the actual price charged to you for the stock may differ from the price quoted to you for 100 shares. You should therefore determine, before you agree to a purchase, what the actual sales price (before the markup) will be for the exact number of shares you want to buy.

    - The brokerage firm's compensation for the trade. A markup is the amount a dealer adds to the wholesale offer price of the stock and a markdown is the amount it subtracts from the wholesale bid price of the stock as compensation. A markup/markdown usually serves the same role as a broker's commission on a trade. Most of the firms in the penny stock market will be dealers, not brokers.

    - The compensation received by the brokerage firm's salesperson for the trade. The brokerage firm must disclose to you, as a total sum, the cash compensation of your salesperson for the trade that is known at the time of the trade. The firm must describe in the written confirmation the nature of any other compensation of your salesperson that is unknown at the time of the trade.

In addition to the items listed above, your brokerage firm must send to you:

    - Monthly account statements. In general, your brokerage firm must send you a monthly statement that gives an estimate of the value of each penny stock in your account, if there is enough information to make an estimate. If the firm has not bought or sold any penny stocks for your account for six months, it can provide these statements every three months.

    -  A Written Statement of Your Financial Situation and Investment Goals.
In general, unless you have had an account with your brokerage firm for more than one year, or you have previously bought three different penny stocks from that firm, your brokerage firm must send you a written statement for you to sign that accurately describes your financial situation, your investment experience and your investment goals, and that contains a statement of why your firm decided that penny stocks are a suitable investment for you. The firm also must get your written consent to buy the penny stock.

Legal remedies. If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back. If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud or damages. If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration. You may wish to contact an attorney. The SEC is not authorized to represent individuals in private litigation.

However, to protect yourself and other investors, you should report any violations of your brokerage firm's duties listed above and other securities laws to the SEC, the NASD, or your state securities administrator at the telephone numbers on the first page of this document. These bodies have the power to stop fraudulent and abusive activity of salespersons and firms engaged in the securities business. Or you can write to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; the NASD at 1735 K Street, N.W., Washington, D.C. 20006; or NASAA at 555 New Jersey Avenue, N.W., Suite 750, Washington, D.C.
20001.    NASAA will give you the telephone number of your  state's securities agency. If there is any disciplinary record of a person or a firm, the NASD, NASAA or your state securities regulator will send you this information if you ask for it.


                                  MARKET INFORMATION

The market for penny stocks. Penny stocks usually are not listed on an exchange or quoted on the NASDAQ system. Instead, they are traded between dealers on the telephone in the "over-the-counter" market. The NASD's OTC Bulletin Board also will contain information on some penny stocks. At times, however, price information for these stocks is not publicly available.

Market domination. In some cases, only one or two dealers, acting as "market makers," may be buying or selling a given stock. You should first ask if a firm is acting as a broker (your agent) or as a dealer. A dealer buys stock itself
to fill your order or already owns the stock.   A market maker is a dealer who
holds itself out as ready to buy and sell stock on a regular basis. If the firm is a market maker, ask how many other market makers are dealing in the stock to see if the firm (or group of firms) dominates the market. When there are only one or two market makers, there is a risk that the dealer or group of dealers may control the market in that stock and set prices that are not based on competitive forces. In recent years, some market makers have created fraudulent markets in certain penny stock, so that stock prices rose suddenly, but collapsed just as quickly, at a loss to investors.

Mark-ups and mark-downs. The actual price that the customer pays usually includes the mark-up or mark-down. Markups and markdowns are direct profits for the firm and its salespeople, so you should be aware of such amounts to assess the overall value of the trade.

The "spread." The difference between the bid and offer price is the spread. Like a mark-up or mark-down, the spread is another source of profit for the brokerage firm and compensates the firm for the risk of owning the stock. A large spread can make a trade very expensive to an investor. For some penny stock, the spread between the bid and offer may be a large part of the purchase price of the stock. Where the bid price is much lower than the offer price, the market value of the stock must rise substantially before the stock can be sold at a profit. Moreover, an investor may experience substantial losses if the stock must be sold immediately.


         Example: If the bid is $0.04 per share and the offer is $0.10 per share ,the spread (difference) is $0.06, which appears to be a small amount. But you would lose $0.06 on every share that you bought for $0.10 if you had to sell that stock immediately to the same firm. If you had invested $5,000 at the $0.10 offer price, the market maker's repurchase price, at $0.04 bid, would be only $2,000; thus you would lose $3,000, or more than half of your investment, if you decided to sell the stock. In addition, you would have to pay compensation (a "mark-up," "mark-down" or commission) to buy and sell the stock.

In addition to the amount of the spread, the price of your stock must rise enough to make up for the compensation that the dealer charged you when it first sold you the stock. Then, when you want to resell the stock, a dealer again will charge compensation, in the form of a markdown. The dealer subtracts the markdown from the price of the stock when it buys the stock from you. Thus, to make a profit, the bid price of your stock must rise above the amount of the original spread, the markup and the markdown.

Primary offerings. Most penny stocks are sold to the public on an ongoing basis. However, dealers sometimes sell these stocks in initial public offerings. You should pay special attention to stocks of companies that have never been offered to the public before, because the market for these stocks is untested. Because the offering is on a first-time basis, there is generally no market information about the stock to help determine its value. The federal securities laws generally require broker-dealers to give investors a "prospectus," which contains information about the objectives, management and financial condition of the issuer. In the absence of market information, investors should read the company's prospectus with special care to find out if the stocks are a good investment. However, the prospectus is only a description of the current condition of the company. The outlook of the start-up companies described in a prospectus often is very uncertain.

For more information about penny stocks, contact the Office of Filings, Information and Consumer Services of the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, (202) 272-7440.

                                                        APPENDIX III


                               HOULIHAN

                            FARINESS OPINION










                                         III-1

                                      LETTERHEAD



April   , 1997


To the Board of Directors
of Heartland Communications & Management, Inc.


We understand that Heartland Communications & Management, Inc. (hereinafter sometimes referred to as "HCMI" or the "Company"), a development stage company, is offering up to 4,000,000 shares of common stock in an initial public offering ("IPO") for a price of $5.00 per share (the "Offering Price"). The existing capitalization of the Company consists of 6,128,400 shares issued with 1,326,811 shares outstanding. The 4,801,589 difference between shares issued and shares outstanding relates to shares placed in escrow as a result of a one for 4.6190302 share reverse stock split. Shares held in escrow have no voting or dividend rights and will only be released to existing shareholders in annual increments over a six year period upon the occurrence of HCMI achieving certain minimum performance standards.

The IPO is being made on a best-efforts basis and is subject to a $2,000,000 minimum and a $20,000,000 maximum. The proceeds of the IPO will be used to fund contemplated investments in certain ventures, including the National Sports Weekly ("NSW"), Xpress Magazine for Teens ("Xpress"), the Heartland Radio Network ("HRN"), the Alvery Barlett Fund Management Co. ("ABFM"), and other unidentified communications company acquisitions, as well as find anticipated integrated communications management and marketing services. Only HRN, which in turn has certain contractual arrangements with ATB Productions, L.L.C. ("ATB"), has any current operations. All other potential investments and ventures identified to date are only developmental options.

The Board of Directors of the Company has requested our opinion (the "Opinion") as to the fairness of the Offer Price from a financial point of view to the public shareholders of the Company.

In connection with this Opinion, we have made such reviews, analyses and inquiries as necessary and appropriate under the circumstances. Among other things, we have:

1) reviewed a draft of the Heartland Communications & Management, Inc. Prospectus, dated April , 1997;

2) visited HCMI's corporate headquarters in McClean, Virginia and met with certain members of the management of the Company to discuss the proposed operations, financial condition and future prospects for the Company.

To The Board of Directors of
Heartland Communications & Management, Inc.
April __, 1997

3) reviewed audited balance sheets for the Company as of March 27, 1996, the date of formation, and the Company's unaudited financial statements for the approximate six month period ended September 30, 1996, the latest financial statements made available to us;

4)     reviewed audited financial statements for Heartland Capital
       Corporation ("HCC"), the predecessor company to HCMI, for the approximate six month period from June 23, 1994, the date of formation, to December 31, 1994 and for the year ended December 31, 1995, as well as HCC's unaudited financial statements for the nine month period ended September 30, 1996, the latest financial statements made available to us;

5) reviewed financial forecasts and cash flow projections for HCMI, including its existing operations and potential future projects, giving effect to the IPO for the five year period following the close of IPO;

6)     reviewed the respective business plans for NSW, Xpress and ABFM;

7) reviewed the National Sports Magazine Venture Amended and Restated Agreement and the Teen Magazine Venture Amended and Restated Agreement by and between Xpress Ventures, Inc., the licensor of the intellectual property rights of NSW and Xpress, and HCMI, dated April 1, 1996, and the Investment Agreement, dated May 17, 1996, by and between ABFM and HCMI;

8) reviewed a draft of the Proxy Statement sent to existing shareholders, dated January 16, 1997;

9) reviewed certain publicly available financial data in relation to comparable companies and the industries in which HCMI has existing and proposed operations; and

10) conducted other such studies, analyses and inquiries as we have deemed appropriate.

HCMI in the early stage of development and has no history of operations. HCMI's operations to date have been primarily organizational and devoted to financial planning and raising capital. To the extent that the Company implements its business plan, the Company will be subject to risks inherent in a new business enterprise, including, among others, limited capital, uncertain market acceptance, and the potential inability to obtain financing. In addition, the Company's future success will depend upon many factors, including those which may be beyond its control and not predictable at this time. The Opinion expressed herein should not be construed by any party as investment advice nor does the Opinion address the Company's underlying business decision to effect the contemplated investments and transactions. An investment in HCMI is highly speculative and involves substantial risk and no assurances can be made that any of the proposed ventures will ever generate positive cash flow.

To The Board of Directors of
Heartland Communications & Management, Inc.
April __, 1997

Since HCMI is a development stage company and has a limited history of operations, we have necessarily relied on potential future operations and projected results. We have also relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company. Projections and financial forecasts are subject to a number of factors and uncertainties which will cause actual results to differ from forecasted results, and such differences may be material. We have relied upon and assumed that the projections adequately reflect the amount of capital required to fully fund the various investment options.

Because of the need for capital to develop opportunities, our Opinion is necessarily based on the assumption that adequate capital is provided in the IPO to fully fund proposed operations. In order to adequately fund all proposed operations and avoid excessive dilution to public shareholders, the Company will need to raise substantially more than the minimum offering of $2,000,000.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company, and we assume no responsibility with respect to it. We further assume that there has been no material change in the Company's financial condition since the date of the most recent financial statements in our possession. We have not made any physical inspection or independent appraisal of any of the other properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions at the date of this letter.

Based upon the foregoing and in reliance thereon, it is our opinion that the Offer Price to the public shareholders is fair from a financial point of view.

This Opinion is furnished solely for the benefit of the addressees above and may not be relied upon by any other person without the express, written consent of Houlihan Valuation Advisors. This Opinion is delivered to you subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and subject to the understanding that the obligations of HVA are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of HVA shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of the Company or affiliates.


HOULIHAN VALUATION ADVISORS

                                                                      EXHIBIT A

                        SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.
1320 Old Chain Bridge Road -- Suite 220
McLean, Virginia 22101

    By executing this Subscription Agreement and Power of Attorney (hereafter, the "Subscription Agreement") of Heartland Communications & Management, Inc. (hereafter, the "Company"), the undersigned purchaser (hereafter, the "Purchaser") hereby irrevocably subscribes for shares of common stock ("Shares") in the Company. Purchaser herewith encloses the sum of $___________ ($5,000 initial minimum unless the Company accepts IRA accounts for less while additional purchases by existing Shareholders may be in the amount of $1,000 or more). Subscriptions, whether checks or wire transfers, should be made payable to Heartland Communications & Management, Inc. -- Escrow Account. If this Subscription Agreement is accepted, the Purchaser agrees to contribute the amount enclosed to the Company.

    Purchaser represents that he, she or it has (i) a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or (ii) a net worth (similarly calculated) of at least $50,000 and an annual adjusted gross income of at least $25,000. Certain states may impose greater net worth or net income requirements, as set forth in the attached Annex to this Subscription Agreement. Purchaser represents that he meets these financial requirements and that he is of legal age. Purchaser is urged to review carefully the responses, representations and warranties he is making herein. Purchaser agrees that this subscription may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion.

READ THIS PROSPECTUS CAREFULLY BEFORE YOU SUBSCRIBE. CONTAINED HEREIN ARE DISCLOSURES CONCERNING VARIOUS RISKS, CONFLICTS, FEES AND EXPENSES RELATING TO OR TO BE PAID BY THE COMPANY. YOU SHOULD BE AWARE THAT THE DISCLOSURES MADE MAY BE USED AS A DEFENSE IF PROCEEDINGS ARE BROUGHT BY SHAREHOLDERS RELATING TO THE COMPANY.


Representations and Warranties

    Purchaser makes the following representations and warranties in order to permit the Company to determine his suitability as a purchaser of Shares:

(1) The undersigned has received the Company's Prospectus and the exhibits thereto.

(2) The undersigned acknowledges that he has received and read the attached Appendix II, Schedule 15G, "Important Information on Penny Stocks."

(3) The undersigned understands that the Company has made all documents pertaining to the transactions described in the Company's Prospectus available to the undersigned in making the decision to purchase the Shares subscribed for herein.

(4) The undersigned is reminded that:

    (a) The Shares are speculative investments, the purchase of which involves a high degree of risk of loss of the entire investment of the undersigned in the Company.

    (b) S/he is encouraged to discuss the proposed purchase with her/his attorney, accountant or Purchaser Representative (as defined under the Securities Act of 1933, as amended) or take the opportunity to do so, and is satisfied that s/he has had an adequate opportunity to ask questions concerning the Company, the Shares and the offering described in the Prospectus.

    (c) No federal or state agency has passed upon the adequacy or accuracy of the information set forth in the Prospectus or made any finding or determination as to the fairness of the investment, or any recommendation or endorsement of the Shares as an investment.

    (d) S/he must not be dependent upon a current cash return with respect to her/his investment in the Shares. S/he understands that distributions are not required (and are not expected) to be made.

    (e) The Company is not a "tax shelter" and the specific tax consequences to her/him relative to as an investment in the Company will depend on her/his individual circumstances.

(5) If the Shares are being subscribed for by a pension or profit-sharing plan, the undersigned independent trustee represents that s/he has reviewed the plan's portfolio and finds (considering such factors as diversification, liquidity and current return and projected return of the portfolio) this purchase to be a prudent investment under applicable rules and regulations, and acknowledges that no representation is made on behalf of the Company that an investment in the Company by such plan is suitable for any particular plan or constitutes a prudent investment thereby. Moreover, the undersigned independent trustee represents that s/he understands that income generated by the Company may be subject to tax, that s/he is authorized to execute such subscription on behalf of the plan or trust and that such investment is not prohibited by law or the plan's or trust's governing documents.

    The undersigned understands and agrees that this subscription may be accepted or rejected by the Company in whole or in part, in its sole and absolute discretion. The undersigned hereby acknowledges and agrees that this Subscription Agreement shall survive (i) non-material changes in the transactions, documents and instruments described in the Prospectus; (ii) death or disability of the undersigned; and (iii) the acceptance of this subscription by the Company. By executing this Subscription Agreement below, the undersigned (i) acknowledges the accuracy of all statements and (ii) appoints the management of the Company to act as his true and lawful attorney to file any documents or take any action required by the Company to carry out its business activities.

    The foregoing information which the undersigned has provided to the Company is true and accurate as of the date hereof and shall be true and accurate as of the date of the undersigned's admission as a Shareholder. If in any respect such representations, warranties or information shall not be true and accurate at any time prior to the undersigned's admission as a Shareholder, s/he will give written notice of such fact to the Company, specifying which representation, warranty or information is not true and accurate and the reason therefor.

By executing this Subscription Agreement, the undersigned certifies, under penalty of perjury:

(1) That the Social Security Number or Taxpayer Identification Number provided below is correct; and

(2) That the IRS has never notified him that s/he is subject to 20% backup withholding, or has notified her/him that s/he is no longer subject to such backup withholding. (Note: If this part (2) is not true in your case, please strike out this part before signing.)

(3) The undersigned is a U.S. citizen or resident, or is a domestic corporation, partnership or trust, as defined in the Internal Revenue Code of 1986, as amended. (Note: If this part (3) is not true in your case, please strike out this part before signing.)

(4) That the undersigned acknowledges and agrees that this information may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein is punishable by fine, imprisonment or both. The undersigned will notify the Company within sixty (60) days of the date upon which any of the information contained herein becomes false or otherwise changes in a material manner, or the undersigned becomes a foreign person.
The undersigned agrees to update this information whenever requested by the Company. Under penalties of perjury, the undersigned declares that the undersigned has examined the information contained herein and to the best of the undersigned's knowledge and belief, it is true, correct and complete, and that the undersigned has the authority to execute this Subscription Agreement.

This Subscription Agreement and the representations and warranties contained herein shall be binding upon the heirs, executors, administrators and other successors of the undersigned. If there is more than one signatory hereto, the obligations, representations, warranties and agreements of the undersigned are made jointly and severally.

                   [Balance of Page Left Blank Intentionally]

The undersigned is the following kind of entity (please check):

      Individual                             IRA
-----                                  -----
      Joint Account--JTWROS                        Pension Plan
-----                                        -----
      Joint Account--TENCOM                        Trust
-----                                        -----
      UGMA (Gift to Minor)                         Non-Profit Organization
-----                                        -----
      Partnership                            Employee of NASD member firm
-----                                  -----
      Corporation                            Other (Specify)
-----                                  -----


               Dated this      day of              of 199
                          ----        ------------       ---


Mr./Ms.
        -------------------------------    ----------------------------------
        Purchaser's Name                   Social Security or Tax ID#


Mr./Ms.
        -------------------------------    ----------------------------------
        Name of Second Purchaser           Date of Birth of First Purchaser


                                           (        )
        -------------------------------    ----------------------------------
        Street Address of First Purchaser  Business Phone (Day)


                                           (        )
        -------------------------------    ----------------------------------
        City State and Zip Code            Home Phone


        -------------------------------    ----------------------------------
        Signature of First Purchaser       Signature of Second Purchaser
           (Individual, Custodian or
            Officer or Partner of
            Entity)


NOTE: IF A JOINT SUBSCRIPTION, PLEASE INDICATE WHETHER JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (JTWROS) OR TENANTS IN COMMON (TENCOM). EACH JOINT TENANT OR TENANT IN COMMON MUST SIGN IN THE SPACE PROVIDED. IF PURCHASER IS A TRUST, PARTNERSHIP, CORPORATION OR OTHER BUSINESS ASSOCIATION, THE SIGNING TRUSTEE, PARTNER OR OFFICER REPRESENTS AND WARRANTS THAT HE/SHE/IT HAS FULL POWER AND AUTHORITY TO EXECUTE THIS SUBSCRIPTION AGREEMENT ON ITS BEHALF. IF PURCHASER IS A TRUST OR PARTNERSHIP, PLEASE ATTACH A COPY OF THE TRUST INSTRUMENT OR PARTNERSHIP AGREEMENT. IF PURCHASER IS A CORPORATION, PLEASE ATTACH CERTIFIED CORPORATE RESOLUTION AUTHORIZING SIGNATURE.

TO BE COMPLETED BY REGISTERED REPRESENTATIVE

The undersigned certifies that s/he has informed the Purchaser of all pertinent facts relating to the liquidity and marketability of the Shares as set forth in the Prospectus. In addition, the undersigned has reasonable grounds to believe on the basis of information obtained from the Purchaser concerning his investment objectives, other investments, financial situation and needs, and any other information known by the undersigned, that: (i) the Purchaser is or will be in a financial position appropriate to enable her/him to realize to a significant extent the benefits described in the Prospectus;
(ii) the Purchaser has a fair market net worth sufficient to sustain the risks inherent in the Company, including losses of investment and lack of liquidity; and (iii) the Company is otherwise a suitable investment for the Purchaser.

                                       Accepted by:

                                       --------------------------------------
                                                        , Authorized Officer
                                       -----------------
                                                          (Name of Registered
                                       -----------------     Broker-Dealer)

                                    ANNEX TO
                             SUBSCRIPTION AGREEMENT
                                      AND
                               POWER OF ATTORNEY

                  HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.
                 SUPPLEMENTAL STATE SUBSCRIPTION REQUIREMENTS

    The purchase of Shares in Heartland Communications & Management, Inc. may be made only by persons who have (i) a net worth of at least $100,000 (exclusive of home, furnishings and automobiles) or (ii) net worth (similarly calculated) of at least $50,000 and an annual gross income of at least $25,000. Subscribers in the following states, in which Shares may be qualified for sale, are subject to greater net worth (similarly calculated), annual income and other financial requirements as shown below:

    I understand that the investment requirements, as to net worth ("NW") (exclusive of home, furnishings and automobiles) and past and anticipated annual income ("AI") or annual taxable income ("TI") set forth below opposite the state in which I purchase, apply to my subscription:

California         $500,000     NW*     or     $250,000      NW*     and     $65,000     AI

Idaho              $500,000     NW*     or     $250,000      NW*     and     $65,000     AI

Iowa               $500,000     NW      or     $250,000      NW      and     $65,000     AI

North Carolina     $225,000     NW      or     $60,000       NW      and     $60,000     AI

Virginia           $100,000     NW      or     $50,000       NW      and     $50,000     AI


* In addition, my investment in Shares of the Company will represent no more than 10% of my net worth.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE MANAGING PLACEMENT AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AS AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

Descriptive Title                                   Page
-----------------------------------------------     ----

Investment Requirements........................

Prospectus Summary.............................

Summary Financial Data.........................

Pro Forma Financial Information................
Introductory Statement: Who Should Invest......
Risk Factors...................................

Conflicts of Interest..........................

Fiduciary Responsibility Of The Company's
  Management...................................
The Company....................................

Selected Financial Data........................
Management's Discussion And Analysis Of
  Financial Condition And Results Of
  Operations...................................
Application Of Proceeds........................
Absence Of Public Market And Dividend Policy...
Capitalization.................................
Dilution.......................................
Description Of Capital Stock...................
Plan Of Distribution...........................
ERISA Considerations...........................
Legal Matters..................................
Experts........................................
Available Information..........................
Appendix I (Financial Statements)..............
Appendix II (Schedule 15G, "Important
  Information On Penny Stocks".................
Appendix III (Fairness Opinion)................
Exhibit A--Subscription Agreement And Power
  Of Attorney...................................



                            $20,000,000 OF SHARES OF
                                  COMMON STOCK

                                   HEARTLAND
                                 COMMUNICATIONS
                               & MANAGEMENT, INC.




                             ---------------------

                                   PROSPECTUS

                             ---------------------






                                   August  , 1997


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

    Set forth below is an estimate of the approximate amount of the fees and expenses paid by the Registrant and affiliates as described in the Prospectus.



                                                               Approximate Amount
                                                    ---------------------------------------
                                                     Minimum (1)                 Maximum(2)
                                                    -------------               ------------
    Securities and Exchange Commission
      registration fee . . . . . . . . . .          $     8,610                 $     8,610
    National Association of Securities
      Dealers, Inc. filing fee . . . . . .                2,500                       2,500
    Printing expenses  . . . . . . . . . .               45,000                      45,000
    Brokerage commissions                               200,000                   2,000,000
    HCC indirect expense reimbursement(3)                    --                     600,000
    Accounting fees and expense                          25,000                     125,000
    Blue Sky filing fees                                 16,250                      16,250
    Legal (including Blue Sky) fees and expenses         15,000                     200,000
    Escrow expenses                                         750                         750
    Miscellaneous expenses                                1,890                       1,890
                                                    -----------                 -----------
         TOTAL                                      $   315,000                 $ 3,000,000
                                                    -----------                 -----------
                                                    -----------                 -----------


(1) Costs if the minimum amount of $2,000,000 is raised.
(2) Costs if the maximum amount of $20,000,000 is raised.
(3) HCC has incurred costs (both direct and indirect, such as salaries and apportioned rent) relating to the Company's public offering. By the completion of the public offering, it is expected that such costs will aggregate approximately $600,000. Those amounts have been charged to the Company and are reflected as due to HCC in the Company's balance sheet. It is the intent of the Company to reimburse HCC for these costs, or at least a portion thereof, on a sliding scale basis as reflected in the above table.

Item 14.     Indemnification of Directors and Officers

    Reference is made to "Fiduciary Responsibility of the Company's Management" and "Description of Capital Stock" contained in the Prospectus relating to the indemnification of the Registrant's officers, directors, stockholders, employees and affiliates. The Registrant is prohibited from indemnifying its affiliates for liabilities resulting from violations or alleged violations of the Securities Act of 1933 or any state securities laws in connection with the issuance or sale of the shares of common stock, except in the case of successful defense of an action in which such violations are alleged, and then only if a court approved such indemnification after being apprised of relevant regulatory positions on indemnification.

    Section 8 of the Managing Placement Agent Agreement (Exhibit 1.1 to the Registration Statement) provides for the indemnification of the Registrant and its affiliates by the Selling Agent(s), under certain circumstances. Section 7 of the Selected Dealer Agent(s) Agreement (Exhibit 1.2 to the Registration Statement) provides for indemnification of the Selling Agents and Registrant by the Additional Selling Agents under certain circumstances.

                                     S-1-1

Item 16.     Financial Statements and Exhibits

(a)(1)   Financial Statements -- Included in Prospectus:

                (i)       Heartland Communications & Management, Inc.

                          Independent Certified Public Accountants' Report.

                          Balance Sheets as of December 31, 1996 and
                          March 31, 1997 (unaudited).

                          Statements of Operations for the Period March 27, 1996 (Date of Formation) through December 31, 1996 and for Three Months Ended March 31, 1997 (unaudited) and for the Period March 27, 1996 (Date of Formation) through March 31, 1997 (unaudited).

                          Statements of Changes in Shareholder's Equity for the Period March 27, 1996 (Date of Formation) through December 31, 1996 and for the Three Months Ended March 31, 1997 (unaudited) and for the Three Months Ended March 31, 1997 (unaudited) and for the period March 27, 1996 (Date of Formation) thrugh March 31, 1997 (unaudited).

                          Statement of Cash Flows for the Period March 27, 1996 (Date of Formation) through December 31, 1996 (unaudited).

                          Notes to Financial Statements.

                (ii)      Heartland Capital Corporation

                          Independent Certified Public Accountants' Report.

                          Balance Sheets as of December 31, 1995 and 1996 and March 31, 1997 (unaudited).

                          Statements of Operations for the Period June 23, 1994 (Date of Formation) through December 31, 1994, the Years Ended December 31, 1995 and 1996, the Three Months Ended March 31, 1996 and 1997 (unaudited) and the Period June 23, 1994 (Date of Formation) through March 31, 1997 (unaudited).

                          Statements of Changes in Shareholders' Equity for the Period June 23, 1994 (Date of Formation) through December 31, 1994, the Years Ended December 31, 1995 and 1996 and the Three Months Ended March 31, 1997 (unaudited).

                          Statements of Cash Flows for the Period June 23, 1994 (Inception) through December 31, 1994, the Years Ended December 31, 1995 and 1996, the Three Months Ended March 31, 1996 and 1997 (unaudited), and the Period June 23, 1995 (Date of Formation) through March 31, 1997.

                          Notes to Financial Statements.

(a)(2)Included Separately from Prospectus: Consent of Independent Public Accountants.

    Schedules are omitted for the reason that all required information is contained in the financial statements included in the Prospectus.

                                    S-1-2

(b)  Exhibits:

              1.1 Managing Placement Agent Agreement between the Registrant and Northridge Capital Corporation.

              1.2 Form of Selected Dealer Agreement between Northridge Capital Corporation and certain Additional Selling Agents.

       *      3.1     Certificate of Incorporation.

       *      3.2     Amendments to Certificate of Incorporation.

       *      3.3     Bylaws of Registrant

       *      3.4     Form of stock certificate

              3.5 Subscription Agreement and Power of Attorney (attached to the Prospectus as Exhibit A).

              5.1     Opinion of Counsel as to the legality of the Shares.

             10.1 Executed Escrow Agreement among the Registrant, the Selling Agent and George Mason Bank, McLean, Virginia (the Escrow Agent).

       *     10.2     Employment Agreement between Registrant and Gerald Garcia
                      (no longer applicable since Mr. Garcia is no longer an
                       employee of Registrant).

       *     10.3     Employment Agreement between Registrant and
                      Michael L. Foudy.

       *     10.4     Employment Agreement between Registrant and
                      Bradford W. Baker.

       *     10.5     Employment Agreement between Registrant and
                      Bradley B. Niemcek.

       *     10.6     Assignment Agreement between Registrant and Heartland
                      Capital Corporation.

             10.61 Amended and Restated Teen Magazine Venture Agreement between Heartland Capital Corporation and Xpress Ventures, Inc.

        *    10.611   License Agreement between Xpress Ventures, Inc. and Gerald
                      Garcia and Bradford W. Baker.

             10.62 Amended and Restated National Sports Magazine Venture Agreement between Heartland Capital Corporation and Xpress Ventures, Inc.

        *    10.63    Representation Agreement between Heartland Capital
                      Corporation and ATB Productions, L.L.C.

             10.64 Amended and Restated Agreement between Registrant and Alvery Bartlett Fund Management Co. (no longer applicable since such funding agreement has been terminated -- see
                      Exhibit 10.68).

             10.65    Revised Supplemental Solicitation Materials.

             10.66 Credit Agreement between Heartland Capital Corporation and ATB Productions, L.L.C.

             10.67 Termination Agreement between Alvery Bartlett Fund Management and Heartland Capital Corporation.

                                    S-1-3

             24.1     Consent of Counsel.

             24.2     Consent of Independent Certified Public Accountants.


    * These exhibits were filed in the July 26, 1996 Registration Statement and, since changes thereto are not material, are not filed herewith and are hereby incorporated by reference.



                                    S-1-4

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of McLean, and State of Virginia, on the 23rd day of July, 1997.

                                    HEARTLAND COMMUNICATIONS & MANAGEMENT, INC.


                                     By: /s/ Michael L. Foudy
                                         -------------------------------------
                                           Michael L. Foudy, President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in his respective capacity as officer and/or director of the Registrant on the date indicated.

       Signatures                    Title                        Date
       ----------                    -----                        ----

      /s/Michael L. Foudy            President, CEO               July 23, 1997
      -------------------------      and Director
      Michael L. Foudy


      /s/Bradford W. Baker           Treasurer                    July 23, 1997
      -------------------------
      Bradford W. Baker


      /s/Linda G. Moore              Assistant Treasurer and      July 23, 1997
      ------------------------       Chief Financial Officer
      Linda G. Moore


      /s/ Ron Alexenburg             Director                    July  23, 1997
      ------------------------
      Ron Alexenburg


      /s/ Thomas Burgum              Director                    July  23, 1997
      ------------------------
      Thomas Burgum


      /s/Kirby Ralston               Director                    July  23, 1997
      ------------------------
      Kirby Ralston


      /s/ B. Eric Sivertsen          Director                    July  23, 1997
      ------------------------
      B. Eric Sivertsen


                                       S-1-5